UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CITIGROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Citigroup Inc.

399 Park Avenue

New York, NY 10043

March [    ], 2011

Dear Stockholder:

We cordially invite you to attend Citi’s annual stockholders’ meeting. The meeting will be held on Thursday, April 21, 2011, at 9AM at the Hilton New York, 1335 Avenue of the Americas in New York City. The entrance to the Hilton is on the Avenue of the Americas (6th Ave.) between West 53rd and West 54th Streets.

At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

The Board would also like to recognize Andrew N. Liveris, who is retiring from the Board, for his many contributions to Citi. His wisdom and insight have been an invaluable source of strength for Citi.

Thank you for your support of Citi.

Sincerely,

Richard D. Parsons

Chairman of the Board

This proxy statement and the accompanying proxy card are being mailed to

Citi’s stockholders beginning about March [    ], 2011.

Citigroup Inc.

399 Park Avenue

New York, NY 10043

Notice of Annual Meeting of Stockholders

Dear Stockholder:

Citi’s annual stockholders’ meeting will be held on Thursday, April 21, 2011, at 9AM at the Hilton New York, 1335 Avenue of the Americas in New York City. The entrance to the Hilton is on the Avenue of the Americas (6th Ave.) between West 53rd and West 54th Streets. You will need an admission ticket or proof of ownership of Citi stock to enter the meeting.

At the meeting, stockholders will be asked to

➢	act on certain stockholder proposals,

➢	ratify the selection of Citi’s independent registered public accounting firm for 2011,

➢	elect directors,

➢	consider an advisory vote on Citi’s 2010 executive compensation,

➢	consider an advisory vote on the frequency of future advisory votes on executive compensation,

➢	approve additional shares under the Citigroup 2009 Stock Incentive Plan,

➢	approve the 2011 Executive Performance Plan,

➢	approve an extension of the Board’s authority to effect a reverse stock split, and

➢	consider any other business properly brought before the meeting.

The close of business on February 22, 2011 is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at Citi’s headquarters, 399 Park Avenue, New York City, before the annual meeting or any adjournment or postponement thereof.

We are pleased for the first time this year to utilize the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. The e-proxy process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

In accordance with this rule, on or about March     , 2011 we sent certain of our shareholders at the close of business on February 22, 2011 a notice of the 2011 annual meeting containing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card, voter instruction form, or Notice, as applicable), so that your shares will be represented whether or not you attend the annual meeting.

By order of the board of directors

Michael S. Helfer

Corporate Secretary

March [    ], 2011

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Citi is soliciting your vote at the 2011 annual meeting of Citi’s stockholders.

Where and when will the annual meeting take place?

The meeting is scheduled to begin at 9:00AM on April 21, 2011 at the Hilton New York at 1335 Avenue of the Americas in New York City. The entrance to the Hilton is on Avenue of the Americas (6th Ave.) between West 53rd and West 54th Streets.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to use e-proxy as part of the distribution for our proxy materials. The e-proxy process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How can I access Citi’s proxy materials and annual report electronically?

This proxy statement and the 2010 annual report are available on Citi’s website at www.citigroup.com. Click on “About Citi,” “Corporate Governance,” then “Financial Disclosure,” and then “Annual Reports & Proxy Statements.” Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports.

If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access Citi’s proxy statement and annual report. Your choice will remain in effect until you tell us otherwise or until your consent is deemed to be revoked under applicable law. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.InvestorDelivery.com.

What will I be voting on?

•	[Five] stockholder proposals (see page ).
•	Ratification of KPMG LLP (KPMG) as Citi’s independent registered public accounting firm for 2011 (see page ).
•	Election of directors (see page ).
•	Approval of an Amendment to the Citigroup 2009 Stock Incentive Plan (to increase authorized shares) (see page ).
•	Approval of Citi’s 2011 Executive Performance Plan (see page ).
•	Consideration of an advisory vote on Citi’s 2010 executive compensation (see page ).
•	Consideration of an advisory vote on the frequency of future advisory votes on executive compensation (see page ).
•	Approval of an extension of the board’s authority to effect a reverse stock split (REVERSE STOCK SPLIT EXTENSION) (see page ).

An agenda will be distributed at the meeting.

How many votes do I have?

You will have one vote for every share of Citi common stock you owned on February 22, 2011 (the record date).

How many votes can be cast by all stockholders?

        , consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the meeting?

To constitute a quorum to transact business at the annual meeting, the holders of a majority of the votes that can be cast, or         , must be present or represented by proxy at the meeting. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for stockholder action. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and broker non-votes will not affect the presence of a quorum.

Does any single stockholder control 5% or more of any class of Citi’s voting stock?

No.

How do I vote?

You can vote by proxy whether or not you attend the annual meeting. To vote by proxy, shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.ProxyVote.com and follow the instructions there. You will need the 12 digit number included on your proxy card or voter instruction form.
•

To vote by telephone, shareholders should dial the number listed on your proxy card or your voter instruction form. You will need the 12 digit number included on your proxy card or voter instruction form.

•	If you received a Notice of Availability of Proxy Materials and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

1)	by internet: www.ProxyVote.com
2)	by Phone: use the phone number listed on the Notice of Availability of Proxy Materials.

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11.59 p.m. Eastern Time on April 20, 2011.

If you are a record holder of Citi stock, you may attend the annual meeting and vote in person. If you want to vote in person at the annual meeting, and you hold your Citi stock through a securities broker (that is, in “street name”), you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Citi’s Corporate Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating voting instructions, your shares will be voted, in accordance with the board’s recommendation, for the nominees listed on the card, for KPMG as independent registered public accounting firm for 2011, for the amendment to the Citigroup 2009 Stock Incentive Plan, for the 2011 Executive Performance Plan, for Citi’s 2010 executive compensation, for an annual advisory vote on executive compensation, for the REVERSE STOCK SPLIT EXTENSION proposal and against the other proposals.

Can my broker vote my shares for me on the election of directors or executive compensation matters?

No. Please note that the rules that govern when brokers may vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of directors or on executive compensation matters if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Can my shares be voted if I don’t return my proxy card and don’t attend the annual meeting?

If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary.

Discretionary Items. KPMG’S appointment and the REVERSE STOCK SPLIT EXTENSION proposal are discretionary items. NYSE member brokers that do not receive instructions from beneficial owners may vote on these proposals in the following manner: (1) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to each such proposal; and (2) all other NYSE member brokers are permitted to vote your shares in their discretion.

Non-discretionary Items. Brokers will not be able to vote your shares on the election of directors, the amendments to the Citigroup 2009 Stock Incentive Plan, the 2011 Executive Performance Plan, the advisory vote on Citi’s 2010 executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation and the stockholder proposals if you fail to provide instructions. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If your shares are registered directly in your name, not in the name of a bank or broker, you must vote your shares or your vote will not be counted.

If I hold shares through Citigroup’s employee benefit plans and do not provide voting instructions, how will my shares be voted?

If you hold shares of common stock through Citigroup’s employee plans and do not provide voting instructions to the plans’ trustees or administrators your shares will be voted in the same proportion as the shares beneficially owned through the plans for which voting instructions are received, unless otherwise required by law.

What vote is required, and how will my votes be counted, to elect directors and to adopt the other proposals?

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors.	For, against or abstain on each nominee.	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect.	No effect.

Ratification of KPMG.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	N/A

Amendment to the Citigroup 2009 Stock Incentive Plan.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	No effect.

The 2011 Executive Performance Plan.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	No effect.

Advisory vote on Citi’s 2010 Executive Compensation.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	No effect.

Advisory vote on the frequency of future advisory votes on executive compensation.	Stockholders may select whether such votes should occur every year, every two years or every three years, or stockholders may abstain from voting.	The voting option, if any, that receives the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon will be the option adopted by the stockholders.	Treated as votes against each voting option.	No effect.

Approval of the reverse stock split extension proposal.	For, against or abstain.	The affirmative vote of a majority of the outstanding shares of common stock.	Treated as votes against.	N/A

[Five] stockholder proposals.	For, against or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Treated as votes against.	No effect.

If a nominee for director is not re-elected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. Citi’s by-laws provide that, in the event a director nominee is not re-elected, such director shall offer to resign from his or her position as a director. Unless the board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The results of the votes on the adoption of an advisory resolution on Citi’s 2010 executive compensation and on the frequency of future advisory votes are not binding on the board, whether or not any resolution is passed under the voting standards described above. In evaluating the stockholder votes on these advisory resolutions, the board will consider the voting results in their entirety.

Is my vote confidential?

In 2006, the board adopted a confidential voting policy as a part of its Corporate Governance Guidelines. Under the policy, all proxies, ballots, and vote tabulations are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone or by the Internet. If you hold your shares in “street name” or through an employee benefit plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition proxy statement. For further details regarding this policy, please see the Corporate Governance Guidelines attached as Annex A to this proxy statement.

Could other matters be decided at the annual meeting?

We don’t know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, the Chairman will declare such proposal out of order and it will be disregarded, or we will vote the proxies against the proposal. If any other matters arise at the annual meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission ticket or proof of ownership of Citi stock to enter the meeting. When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver’s license. If you received a Notice of Internet Availability of Proxy Materials, you must bring the Notice to gain admission to the meeting. If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in your name, please bring the admission ticket printed on the top half of the proxy card supplied with your materials. If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in the name of a bank, broker or other holder of record, please bring the yellow admission ticket that was enclosed with your materials. If you receive your proxy materials by email, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Citi stockholder. If you hold your shares in a joint account, both owners can be admitted to the meeting, provided that proof of joint ownership is given. Citi will not be able to accommodate guests at the annual meeting. Any persons needing special assistance should contact Shareholder Relations at the following email address: shareholderrelations@citi.com.

How We Have Done

Annual Report

If you received these materials by mail, you should have also received Citi’s annual report to stockholders for 2010 with them. The 2010 annual report is also available on Citi’s website at www.citigroup.com. We urge you to read these documents carefully. In accordance with the Securities and Exchange Commission’s rules, the Five-Year Performance Graph appears in the 2010 Annual Report on Form 10-K.

Corporate Governance

Citi continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules and regulations that govern Citi’s businesses. Citi is active in ensuring its governance practices are at the leading edge of best practices. Among other initiatives, Citi in recent years has:

➢	amended our by-laws to provide that if Citi does not have an independent chairman of the board, the board shall elect a lead independent director;

➢	amended our by-laws to give holders of at least 25% of the outstanding common stock the right to call a special meeting;

➢	separated the audit and risk management committee into two committees: the audit committee and a separate risk management and finance committee;

➢	eliminated super-majority vote provisions contained in our charter;

➢	amended our by-laws to include a majority vote standard for uncontested director elections;

➢	adopted policies to recoup unearned compensation; and

➢

adopted a Political Contributions and Lobbying Statement under which Citi annually compiles and publishes a list of our political contributions. The policy and a list of our 2010 political contributions are available in the “Corporate Governance” section of Citi’s website: www.citigroup.com. In addition, following the Supreme Court’s decision permitting corporations to make independent expenditures in connection with political campaigns, the board of directors amended the Statement to reiterate the company’s long-standing practice of not using corporate funds for such independent expenditures.

The current charters of the audit, Citi Holdings oversight, nomination and governance, personnel and compensation, public affairs and risk management and finance committees, as well as Citi’s Corporate Governance Guidelines, Code of Conduct and Code of Ethics, are available in the “Corporate Governance” section of Citi’s website: www.citigroup.com. Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 425 Park Avenue, 2nd floor, New York, NY 10022.

Nomination and Governance Committee

The nomination and governance committee’s mandate is to review and recommend to the board corporate governance policies and identify qualified individuals for nomination to the board of directors. All of the members of the committee meet the independence standards contained in the NYSE corporate governance rules and Citi’s Corporate Governance Guidelines, which are attached to this proxy statement as Annex A. A copy of the committee’s charter is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

On December 15, 2009, the board of directors adopted a by-law amendment which provides that, if the chairman of the board does not qualify as independent under NYSE rules, the board shall elect a lead independent director, and that lead director will be empowered (among other responsibilities) to lead the executive sessions of the non-management directors at board meetings. Details regarding the selection, duties, term, and tenure of the independent lead director are specified in Citi’s Corporate Governance Guidelines, attached as Annex A to this proxy statement.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management and by security holders. During 2010, the committee engaged Spencer Stuart and Korn Ferry to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. All proposals for nominations received by the Corporate Secretary will be presented to the committee for its consideration.

The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria, which have been developed by the committee and approved by the board:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had business, governmental, non-profit or professional experience at the chairman, chief executive officer, chief operating officer or equivalent policy-making and operational level of a large organization with significant international activities that indicates that the candidate will be able to make a meaningful and immediate contribution to the board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale.

•

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the company operates.

•	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale.

•

Whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of the company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency.

•	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment by the committee and the board.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the committee will make recommendations regarding potential director candidates to the board.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the board of directors and members of senior management.

For the 2011 annual meeting, we received timely notice from 3 stockholders who proposed themselves or another person for consideration to be nominated by the nomination and governance committee to stand for election at the annual meeting. The qualifications of these individuals were discussed at meetings of the nomination and governance committee and the views of Spencer Stuart on the candidates were considered. After deliberation, the committee decided not to include these individuals on the slate of candidates it proposed to the full board for consideration. The committee used the above-mentioned criteria to evaluate the candidates.

Board Diversity

Diversity is among the critical factors that the nomination and governance committee considers when evaluating the composition of the board. For a company like Citi, which operates in over 100 countries around the globe, diversity includes race, ethnicity and gender as well as the diversity of the communities and geographies in which Citi operates. Included in the qualifications for directors listed in the company’s Corporate Governance Guidelines is “whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the company operates.” Citi’s board is committed to ensuring that it comprises individuals whose backgrounds reflect the diversity represented by our employees, customers and stakeholders. The candidates nominated for election at Citi’s 2011 annual meeting exemplify that diversity: two nominees are women (13 percent) and five nominees (33 percent) — including the chairman and the chief executive officer — are Asian, African-American or Hispanic. In addition, each director candidate contributes to the board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds, as well as other characteristics, such as global and international business experience. The board believes that the current nominees reflect an appropriate diversity of gender, age, race, geographical background and experience but is committed to continuing to consider diversity issues in evaluating the composition of the board.

Corporate Governance Guidelines

Citi’s Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the board, is set forth in Annex A to this proxy statement. The Guidelines outline the responsibilities, operations, qualifications and composition of the board.

Our goal is that at least two-thirds of the members of the board be independent. A description of our independence criteria and the results of the board’s independence determinations are set forth below.

The number of other public company boards on which a director may serve is subject to a case-by-case review by the nomination and governance committee, in order to ensure that each director is able to devote sufficient time to performing his or her duties as a director. Interlocking directorates are prohibited (inside directors and executive officers of Citi may not sit on boards of companies where a Citi outside director is an executive officer).

The Guidelines require that all members of the required committees of the board (audit, nomination and governance, and personnel and compensation) be independent. Committee members are appointed by the board upon recommendation of the nomination and governance committee. Committee membership and chairs are rotated periodically. The board and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of management.

Meetings of the non-management directors are held as part of every regularly scheduled board meeting and are presided over by the independent chairman.

If a director has a substantial change in professional responsibilities, occupation or business association, he or she is required to notify the nomination and governance committee and to offer his or her resignation from the board. The nomination and governance committee will evaluate the facts and circumstances and make a recommendation to the board whether to accept the resignation or request that the director continue to serve on the board. If a director assumes a significant role in a not-for-profit entity, he or she is asked to notify the nomination and governance committee.

Directors are expected to attend board meetings, meetings of the committees and subcommittees on which they serve and the annual meeting of stockholders. All of the directors then in office attended Citi’s 2010 annual meeting, except for Mr. O’Neill, who was unable to attend due to the flight cancellations resulting from the Iceland volcanic ash, and Mr. Zedillo, who had a prior business commitment scheduled before he was nominated for election to the board.

The nomination and governance committee nominates one of the members of the board to serve as chairman of the board on an annual basis. The nomination and governance committee also conducts an annual review of board performance, and each committee conducts its own self-evaluation. The board and committees may engage an outside consultant to assist in conducting the self-evaluations. The results of these evaluations are reported to the board.

Directors have full and free access to senior management and other employees of Citi. New directors are provided with an orientation program to familiarize them with Citi’s businesses and its legal, compliance, regulatory and risk profile. Citi provides educational sessions on a variety of topics, which all members of the board are invited to attend. These sessions are designed to allow directors to, for example, develop a deeper understanding of a business issue or a complex financial product.

The board reviews the personnel and compensation committee’s report on the performance of senior executives in order to ensure that they are providing the highest quality leadership for Citi. The board also works with the nomination and governance and personnel and compensation committees to evaluate potential successors to the CEO.

If a director, or an immediate family member who shares the director’s household, serves as a director, trustee or executive officer of a foundation, university, or other not-for-profit organization and such entity receives contributions from Citi and/or the Citi Foundation, such contributions will be reported to the nomination and governance committee at least annually.

The Guidelines affirm Citi’s stock ownership commitment, which is described in greater detail in this proxy statement. In 2008, the stock ownership commitment was reviewed in connection with the reorganization of Citi’s senior management structure and was simplified as part of Citi’s continuing efforts to streamline the organization and become more efficient. Members of senior management are generally required to retain at least 75 percent of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are members of senior management. Certain other executives are required to retain at least 50 percent of the same categories of net equity awards for the same period of time. Directors are similarly required to retain at least 75 percent of the net equity awarded to them. In addition, Citi has adopted a personal trading policy which limits trading by directors, members of the senior leadership committee and certain employees in Citi stock and restricts these individuals from engaging in hedging, derivative or other transactions that have an economically similar effect that would undermine the incentives created by the stock ownership commitment and deferred stock compensation structures.

The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and directors, senior management and their immediate family members on the other. Personal loans to executive officers and directors of Citi and its public issuer subsidiaries and the most senior executives of the company, or immediate family members who share any such person’s household, are prohibited, except for mortgage loans, home equity loans, consumer loans, credit cards, charge cards, overdraft checking privileges and margin loans to employees of a broker-dealer subsidiary of Citi made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation on page      of this proxy statement.

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately-held entity in which an outside director is a principal or in a publicly-traded company in which an outside director owns or controls more than a 10% interest. Directors and those immediate family members who share the director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

Director Independence

The board has adopted categorical standards to assist the board in evaluating the independence of each of its directors. The categorical standards, which are set forth below, describe various types of relationships that could potentially exist between a director or an immediate family member of a director and Citi and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the board’s opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the board will deem such person to be independent.

In 2010, the board and the nomination and governance committee reviewed certain information obtained from directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by Citi’s businesses related to transactions, relationships or arrangements between Citi on the one hand and a director, immediate family member of a director, or a primary business or charitable affiliation of a director, on the other. The board reviewed certain relationships or transactions between the directors or immediate family members of the directors or their primary business or charitable affiliations and Citi and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The board also determined that, applying the guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules and regulations, each of the following directors standing for re-election are independent: Alain J.P. Belda, Timothy C. Collins, Jerry A. Grundhofer, Michael E. O’Neill, Richard D. Parsons, Lawrence Ricciardi, Judith Rodin, Robert L. Ryan, Anthony M. Santomero, Diana L. Taylor, William S. Thompson, Jr. and Ernesto Zedillo.

Independence Standards

To be considered independent, a director must meet the following categorical standards.

Categorical Standards

•	Advisory, Consulting and Employment Arrangements
➢

During any 12 month period within the last three years, neither a director nor any immediate family member of a director shall have received from the company, directly or indirectly, any compensation, fees or benefits in an amount greater than $120,000, other than amounts paid (a) pursuant to the company’s Amended and Restated Compensation Plan for Non-Employee Directors or (b) to an immediate family member of a director who is a non-executive employee of the company or another entity.

In addition, no member of the audit committee, nor any immediate family member who shares such individual’s household, nor any entity in which an audit committee member is a partner, member or executive officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to the company.

•	Business Relationships
➢

All business relationships, lending relationships, deposit and other banking relationships between the company and a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

➢

In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the company to, and to the company from, any company of which a director is an executive officer or employee or where an immediate family member of a director is an executive officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

➢

Loans may be made or maintained by the company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director, only if the loan: (a) is made in the ordinary course of business of the company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002 (SARBANES-OXLEY), Regulation O of the Board of Governors of the Federal Reserve, and the FDIC Guidelines; (c) when made does not involve more than the normal risk of collectability or present other unfavorable features; and (d) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

•	Charitable Contributions

Annual contributions in any of the last three calendar years from the company and/or the Citi Foundation to a charitable organization of which a director, or an immediate family member who shares the director’s household, serves as a director, trustee or executive officer (other than the Citi Foundation and other charitable organizations sponsored by the company) may not exceed the greater of $250,000 or 10% of the charitable organization’s annual consolidated gross revenue.

•	Employment/Affiliations
➢	A director shall not:

(i)	be or have been an employee of the company within the last three years;

(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which a current executive officer of the company serves or has served on the compensation committee of a company that concurrently employs or employed the director as an executive officer; or

(iii)	be or have been affiliated with or employed by a present or former outside auditor of the company within the three-year period following the auditing relationship.

➢	A director may not have an immediate family member who:

(i)	is an executive officer of the company or has been within the last three years;

(ii)	is, or within the past three years has been, part of an interlocking directorate in which a current executive officer of the company serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or

(iii)	(A) is a current partner of the company’s outside auditor, or a current employee of the company’s outside auditor and personally works on the company’s audit, or (B) was within the last three years (but is no longer) a partner of or employed by the company’s outside auditor and personally worked on the company’s audit within that time.

•	Immaterial Relationships and Transactions

The board may determine that a director is independent notwithstanding the existence of an immaterial relationship or transaction between the company and (i) the director, (ii) an immediate family member of the director or (iii) the director’s or immediate family member’s business or charitable affiliations, provided the company’s proxy statement includes a specific description of such relationship as well as the basis for the board’s determination that such relationship does not preclude a determination that the director is independent. Relationships or transactions between the company and (i) the director, (ii) an immediate family member of the director or (iii) the director’s or immediate family member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including but not limited to the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the proxy statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

•	Definitions

For purposes of these Corporate Governance Guidelines, (i) the term “immediate family member” means a director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and any person (other than a tenant or domestic employee) who shares the director’s household; (ii) the term “primary business affiliation” means an entity of which the director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “related party transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the company is a participant, and (c) any related person (any director, any executive officer of the company, any nominee for director, any shareholder owning in excess of 5% of the total equity of the company, and any immediate family member of any such person) has or will have a direct or indirect material interest.

Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation

The board has adopted a policy setting forth procedures for the review, approval and monitoring of transactions involving Citi and related persons (directors and executive officers or their immediate family members). A copy of Citi’s Policy on Related Party Transactions is available in the “Corporate Governance” section of the “About Citi” section of Citi’s website: www.citigroup.com. Under the policy, the nomination and governance committee is responsible for reviewing and approving all related party transactions involving directors or an immediate family member of a director. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the director shall provide all material information concerning the related party transaction to the nomination and governance committee. The nomination and governance committee is also responsible for reviewing and approving all related party transactions valued at more than $50 million involving an executive officer or an immediate family member of an executive officer. The transaction review committee, comprised of the chief financial officer, chief risk officer, general counsel, chief compliance officer, and the head of corporate affairs, is responsible for reviewing and approving all related party transactions valued at less than $50 million involving an executive officer or an immediate family member of an executive officer. The policy also contains a list of categories of transactions involving directors or executive officers, or their immediate family members that are pre-approved under the policy, and therefore need not be brought to the nomination and governance committee or transaction review committee for approval.

In 2010, the following changes were made to Citi’s Policy on Related Party Transactions: (i) the definition of Related Person was expanded to include Section 16 officers and certain other senior executives and (ii) competitive bids were eliminated from the list of Pre-Approved Related Party Transactions that do not require approval by the nomination and governance committee or the transaction review committee.

The nomination and governance committee and the transaction review committee will review the following information when assessing a related party transaction:

•	the terms of such transaction;

•	the related person’s interest in the transaction;

•	the purpose and timing of the transaction;

•	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;

•	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;

•	information concerning potential counterparties in the transaction;

•	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;

•	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;

•	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction; and

•	any other relevant information regarding the transaction.

In April 2007, Citi entered into an agreement to purchase 100% of the outstanding partnership interests in Old Lane Partners L.P. (Old Lane), a hedge fund firm co-founded by Vikram Pandit and John Havens in which each of Vikram Pandit, John Havens and Brian Leach had an interest. At the time of the Old Lane acquisition in 2007, a substantial portion of the purchase price paid to the former owners of Old Lane was required to be invested in the Old Lane Fund until July 2011, the fourth anniversary of the closing of the transaction. Accordingly, on behalf of each of Vikram Pandit and John Havens, $100,273,630 was invested (a substantial portion of which was subject to forfeiture until July 2011), and on behalf of Brian Leach, $10,862,222 was invested in the Old Lane Fund. In June 2008, Citi purchased substantially all of the assets in the Old Lane Fund and redeemed substantially all of the interests of investors in the Old Lane Fund. In connection with the redemptions of investors’ interests, distributions were made in respect of a portion of the investments made by the former owners of Old Lane in the Old Lane Fund, including $79,706,630 each, in the case of Mr. Pandit and Mr. Havens, and $8,634,283, in the case of Mr. Leach. The amounts distributed are invested, and all future distributions will be invested, in an account at the Citi Private Bank for the remainder of the period ending July 2011. The funds may be earlier withdrawn in the event the executive dies or his employment with Citi terminates by reason of his disability or without cause or for good reason or, in the case of Mr. Leach, upon termination of his employment with Citi for any reason. A substantial portion of Mr. Pandit’s and Mr. Havens’ investment remains subject to forfeiture if the executive’s employment with Citi terminates for cause or without good reason before July 2011.

On April 5, 2010, Citi entered into an agreement with Robert L. Joss, who serves as a director of Citi. Pursuant to the agreement, Mr. Joss would receive $350,000, payable quarterly in arrears, to provide consulting services during 2010 to the company and its subsidiaries and affiliates. Mr. Joss’ Agreement was renewed for 2011. Pursuant to Citi’s Policy on Related Party Transactions, the nomination and governance committee approved the agreement with Mr. Joss.

In 2010, a Citi subsidiary entered into an agreement with a company that is majority owned by Mr. Jose Manuel Medina Mora, a son of Manuel Medina Mora, to provide web design services for a transactional website focusing on the subsidiary’s products and services. The vendor was paid approximately $800,000 for its services. The assignment has been fulfilled and the agreement is no longer in effect.

Citi has established funds in which employees have invested. In addition, certain of our directors and executive officers have from time to time invested their personal funds directly or directed that funds for which they act in a fiduciary capacity be invested in funds arranged by Citi’s subsidiaries on the same terms and conditions as the other outside investors in these funds, who are not our directors, executive officers, or employees. Other than certain “grandfathered” investments, in accordance with SARBANES-OXLEY and the Citi Corporate Governance Guidelines, executive officers may invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee.

In 2010, Citi performed investment banking, financial advisory and other services in the ordinary course of our business for certain organizations in which some of our directors are officers or directors. Citi may also, in the ordinary course of business, have sponsored investment opportunities in which such organizations participated. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our directors are officers or directors.

The persons listed on page      are the current members of the personnel and compensation committee. No current or former member of the personnel and compensation committee was a part of a “compensation committee interlock” during fiscal year 2010 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the committee had any material interest in a transaction with Citi or is a current or former officer of Citi, and no member of the committee is a current employee of Citi or any of its subsidiaries.

Certain executive officers have immediate family members who are employed by Citi or a subsidiary. The compensation of each such family member was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. None of the executive officers have a material interest in the employment relationships nor do any of them share a household with these employees. An adult spouse of an adult child of Lewis Kaden, an executive officer, was employed full time during part of 2010 by Citi’s Global Consumer Group. As of May 2010, this employee became a part time employee. The total compensation paid to this employee in 2010 for the full time and part time work was $225,540. This employee is one of the approximately 260,000 employees of Citi.

Indebtedness

Other than certain “grandfathered” margin loans, in accordance with SARBANES-OXLEY and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business.

Certain transactions involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2010 between Citibank and other Citi banking subsidiaries on the one hand and certain directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any director, executive officer or member of the management executive committee must comply with SARBANES-OXLEY, Regulation O and the

Corporate Governance Guidelines, and must be made in the ordinary course of business.

Citigroup Capital Partners II, L.P. was formed in 2006. It invests either directly or via a master fund in private equity investments. Citi matches each dollar invested by an employee with an additional two dollar commitment to each fund, or feeder fund, in which an employee has invested, up to a maximum of $1 million. Citi’s match is made by a loan to the fund. Each employee, subject to vesting, receives the benefit of any increase in the value of the fund attributable to the loan made by Citi, less the interest paid by the fund on the loan, as well as any increase in the value of the fund attributable to the employee’s own investment.

One-half of the loan is full recourse to the employee via a guaranty and the other half is non-recourse to the employee. Before any distributions (other than tax distributions) are made to an employee, distributions are paid by the fund to Citi to pay interest on and to repay the loan.

Interest on the loans accrues quarterly at a rate determined from time to time by Citi as of the first business day of each quarter equal to the greater of (i) the three-month London Inter-Bank Offered Rate plus 75 basis points (as determined by Citi), and (ii) the short-term applicable federal rate calculated in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended (IRC) (as determined by Citi).

Alberto Verme, who participated in the Citigroup Capital Partners II Employee Master Fund, L.P., became an executive officer on December 30, 2009 and, pursuant to the fund’s offering memorandum and in compliance with SARBANES-OXLEY, was required to repay his outstanding leverage and associated interest. During 2010, he reimbursed Citi $1,853,156 for leverage and interest outstanding to Citigroup Capital Partners II, L.P.

During 2010, no loans were made under the Citigroup Capital Partners II, L.P. or Citigroup Capital Partners II Employee Master Fund, L.P. to any current or former executive officer that exceeded $120,000. The following distributions with respect to investments in Citigroup Capital Partners II, LP were made to current and former executive officers in 2010:

Executive Officer	Citigroup Capital Partners II, LP Cash Distributions
Shirish Apte	$124,267
Michael Corbat	$169,781
Manuel Medina Mora	$247,866
Alberto Verme	$340,407

Business Practices

Citi’s business practices committees, at the corporate level and in each of its business units, review business activities, sales practices, products, potential conflicts of interest, complex transactions, suitability and other reputational concerns providing guidance to ensure that Citi’s business practices meet the highest standards of ethics, integrity and professional behavior. These committees, which include our most senior executives, focus on reputational risk while our businesses ensure that our policies are adhered to and emphasize our commitment to the franchise.

Business practices concerns may be surfaced by a variety of sources, including business practices working groups, other in-business committees or the control functions. The business practices committees guide the development of business practices and may change them when necessary or appropriate. These issues are reported on a regular basis to the Citi business practices committee and the public affairs committee of the board.

Code of Ethics

The board has adopted a Code of Ethics for Financial Professionals governing the principal executive officers of Citi and its reporting subsidiaries and all Citi professionals worldwide serving in a finance, accounting, treasury, tax or investor relations role. A copy of the Code of Ethics is available on our website at www.citigroup.com.

Click on “Corporate Governance” and then “Code of Ethics for Financial Professionals.” We will disclose amendments to, or waivers from, the Code of Ethics, if any, on our website.

Ethics Hotline

Citi strongly encourages employees to raise possible ethical issues. Citi offers several channels by which employees and others may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. We provide an Ethics Hotline that is available 24 hours a day, seven days a week with live operators who can connect to translators in multiple languages, a dedicated e-mail address, fax line, a web-link and conventional mailing address. Individuals may choose to remain anonymous to the extent permitted by applicable laws and regulations. We prohibit retaliatory actions against anyone who, in good faith, raises concerns or questions regarding ethics, discrimination or harassment matters, or reports suspected violations of other applicable laws, regulations or policies. Calls to the Ethics Hotline are received by a vendor, located in the U.S., which reports the calls to Citi’s Ethics Office for handling.

Code of Conduct

The board has adopted a Code of Conduct, which outlines the laws, rules, regulations and Citi policies that govern the activities of Citi and sets the standards of business behavior and ethics that apply across Citi. The Code of Conduct applies to every director, officer and employee of Citi and each of its subsidiaries. All employees, directors and officers are required to read and follow the Code of Conduct. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or agreement. A copy of the Code of Conduct is available on our website at www.citigroup.com. Click on “About Citi,” then “Corporate Governance” and then “Code of Conduct.”

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the board of directors, including the Chairman or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, c/o the Corporate Secretary,

Citigroup Inc., 399 Park Avenue, New York, NY 10043. The board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Stock Ownership

Citi has long encouraged stock ownership by its directors, officers and employees to align their interests with the long-term interests of stockholders.

Members of senior management are generally required to retain at least 75 percent of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are members of senior management. Certain other executives are required to retain at least 50 percent of the same categories of net equity awards for the same period of time. Directors are similarly required to retain at least 75 percent of the net equity awarded to them. In addition, Citi has adopted a personal trading policy which limits trading by directors, members of the senior leadership committee and certain employees in Citi stock and restricts these individuals from engaging in hedging, derivative or other transactions that have an economically similar effect that would undermine the incentives created by the stock ownership commitment and deferred stock compensation structures.

Exceptions to the stock ownership commitment include gifts to charity, certain estate planning transactions, and certain other limited circumstances. In addition, the commitment relates to the net number of shares received in connection with the exercise of employee stock options and the payment of withholding taxes under equity compensation programs.

The following table shows the beneficial ownership of Citi common stock by our directors, and certain executive officers at February 22, 2011.

Name	Position	Common Stock Beneficially Owned Excluding Options		Stock Options Exercisable Within 60 Days of Record Date	Total Common Stock Beneficially Owned
Alain J.P. Belda	Director	210,197		50,143	260,340
Timothy C. Collins	Director	88,903		—	88,903
Michael Corbat	Chief Executive Officer, Citi Holdings	2,374,587		24,200	2,398,787
John C. Gerspach	Chief Financial Officer	2,110,738		17,740	2,128,478
Jerry A. Grundhofer	Director	162,543		—	162,543
John P. Havens	President and Chief Operating Officer; Chief Executive Officer, Institutional Clients Group	4,443,791		305,084	4,748,875
Robert L. Joss	Director	114,704		—	114,704
Andrew N. Liveris	Director	111,952		56,600	168,552
Manuel Medina-Mora	Chairman & Chief Executive Officer, North America Consumer Banking Latin America & Mexico	8,642,239		832,726	9,474,965
Michael E. O’Neill	Director	159,589		—	159,589
Vikram S. Pandit	Chief Executive Officer & Director	2,200,179		2,250,000	4,450,179
Richard D. Parsons	Chairman of the Board	277,457		23,758	301,215
Lawrence R. Ricciardi	Director	108,798		—	108,798
Judith Rodin	Director	124,566		35,877	160,443
Robert L. Ryan	Director	125,459		—	125,459
Anthony M. Santomero	Director	152,334		—	152,334
Diana L. Taylor	Director	88,903		—	88,903
William S. Thompson, Jr.	Director	362,315	(1)	—	362,315	(1)
Ernesto Zedillo	Director	59,162		—	59,162
All directors & executive officers as a group (30 persons)		48,137,833		4,719,684	52,857,517

(1)	Includes 104,477 shares of common stock that Mr. Thompson has the right to acquire as of February 22, 2011 through his ownership of 4,900 units of Citigroup Inc.’s Tangible Dividend Enhanced Common Stock.

At February 22, 2011, no director or executive officer owned as much as 1% of Citi’s common stock.

At February 22, 2011, all of the directors and executive officers as a group beneficially owned approximately .    % of Citi’s common stock.

Of the shares shown on the preceding page, all of which are deemed to be beneficially owned under SEC rules, some portion may not be held directly by the director or executive officer. The following table details the various forms in which directors or executive officers indirectly hold shares. Such indirectly-held shares may be shares:

•	for which receipt has been deferred under certain deferred compensation plans,
•

held as a tenant-in-common with a family member or trust, owned by a family member, held by a trust for which the director or executive officer is a trustee but not a beneficiary or held by a mutual fund which invests substantially all of its assets in Citi stock,

•	for which the director or executive officer has direct or indirect voting power but not dispositive power, or

•	for which the director or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, as shown in the following table:

Director/Officer	Receipt Deferred	Owned by or Tenant in Common with Family Member, Trust or Mutual Fund	Voting Power, but not Dispositive Power	Restricted or Deferred Shares Subject to Restriction on Disposition
Alain J.P. Belda	205,198	—	—	—
Timothy C. Collins	88,903	—	—	—
Michael Corbat	—	17,811	—	1,937,466
John C. Gerspach	—	—	—	1,695,723
Jerry A. Grundhofer	137,544	25,000	—	—
John P. Havens	—	—	—	3,661,271
Robert L. Joss	88,903	17,000	—	—
Andrew N. Liveris	108,722	1,200	—	—
Manuel Medina-Mora	—	—	—	3,715,838
Michael E. O’Neill	159,590	—	—	—
Vikram S. Pandit	—	1,659,000	—	250,000
Richard D. Parsons	219,657	—	—	—
Lawrence R. Ricciardi	72,542	—	—	—
Judith Rodin	124,200	366	—	—
Robert L. Ryan	110,345	—	—	—
Anthony M. Santomero	152,336	—	—	—
Diana L. Taylor	88,903	—	—	—
William S. Thompson, Jr.	109,818	148,020	—	—
Ernesto Zedillo	59,162	—	—	—
All directors & executive officers as a group (30 persons)	1,725,823	3,324,822	—	29,530,077

Proposal 1: Election of Directors

The board of directors has nominated all of the current directors for re-election at the 2011 annual meeting except for Andrew N. Liveris, who is retiring from the board. Directors are not eligible to stand for re-election after reaching the age of 72.

Director Qualifications

The nominees for the board of directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s board of directors consists of individuals with the skills, experience and backgrounds necessary to oversee Citi’s efforts towards continued growth and profitability while mitigating risk and operating within the complex financial and regulatory environment in which it operates.

The nominees listed below are leaders in business, the financial community and academia because of their intellectual acumen and analytic skills, strategic vision, their ability to lead and inspire others to work with them, and their records of outstanding accomplishments over a period of decades. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Citi’s unique challenges and evaluate the strategies proposed by management, as well as their implementation.

Each of the nominees has a long record of professional integrity, a dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and being willing to spend the time and effort needed to fulfill one’s professional obligations, the ability to maintain a collegial environment, and the experience of having served as a board member of a sophisticated global company.

In evaluating the composition of the board, the nomination and governance committee seeks to find and retain individuals who, in addition to having the qualifications set forth in Citi’s Corporate Governance Guidelines, have the skills, experience and abilities necessary to meet Citi’sunique needs as a highly regulated financial services company with operations in the corporate and consumer business within the United States and over 100 countries around the globe. The committee has determined it is critically important to Citi’s proper operation and success that its board of directors has, in addition to the qualities described above, expertise and experience in the following areas:

•

International Business: As a company with a broad international reach, Citi’s board values the perspectives of directors with international business or governmental experience. Citi’s presence in markets outside the United States is an important competitive advantage for Citi, because it allows us to serve US and foreign businesses and individual clients whose activities span the globe. Directors with international business experience can use the experience and relationships that they have developed through their own business dealings to assist Citi’s board and management in understanding and successfully navigating the business, political, and regulatory environments in countries in which Citi does, or seeks to do, business.

•

Financial Services Industry: Citi is a global diversified banking company whose businesses provide a broad range of financial services to consumer and corporate customers, making it critically important that its board include members who have deep financial services backgrounds. To deepen the financial services strength on its board, Citi had announced on January 21, 2009 that it would ask experienced industry leaders with strong, proven financial and banking sector expertise to join its board of directors. We have done so and the nominees include many individuals with extensive financial institution experience.

•	Risk Management: Risk management is a critical function of a complex global financial services company and its proper supervision requires board members with sophisticated risk management skills and experience. Directors provide oversight of the company’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks and review recommendations by management regarding risk mitigation. Citi’s board must include members with risk expertise to assist Citi in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk.

•

Regulatory Compliance: Citi and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and internationally, including the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, state banking and insurance departments, and international financial services authorities. Having directors with experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, is important to ensuring Citi’s continued compliance with its many regulatory requirements and ensuring ongoing productive relationships with its regulators.

•

Consumer Business: With more than 200 million accounts, Citi provides services to its retail customers in connection with its retail banking, credit card, consumer finance, real estate lending, personal loans, investment services, auto loans, small and middle market commercial banking and other financial services businesses. Citi looks to its board members with extensive consumer experience to assist it in evaluating its business model and strategies for reaching and servicing its retail customers domestically and around the world.

•

Corporate Business: Citi provides a wide variety of services to its corporate clients including strategic and financial advisory services, such as mergers, acquisitions, financial restructurings, loans, foreign exchange, cash management, underwriting and distributing equity, and debt and derivative services; global transaction services, including treasury and trade solutions and securities and fund services; and an alternative asset management platform. With a corporate business as extensive and complex as Citi’s, it is crucial that members of the board have the depth of understanding and experience necessary to guide management’s conduct of these lines of business.

•

Corporate Affairs: Citi’s reputation is a vital asset in building trust with its clients and Citi makes every effort to communicate its corporate values to its shareholders and clients, its achievements in the areas of corporate social responsibility and philanthropy, and its efforts to improve the communities in which we live and work. Members of the board with experience in the areas of corporate affairs, philanthropy, communications, and corporate social responsibility assist management by reviewing Citi’s policies and programs that relate to significant public issues as well as by reviewing Citi’s relationships with external stakeholders and issues that impact Citi’s reputation.

•

Financial Reporting: Citi’s internal controls over financial reporting are designed to ensure that Citi’s financial reporting and its financial statements are prepared in accordance with generally accepted accounting principles. While the board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors, subject to shareholder ratification. The board must include members with direct or supervising experience in the preparation of financial statements, as well as finance and accounting expertise.

•

Compensation: Citi’s personnel and compensation committee is responsible for determining the compensation of the CEO and approving the compensation structure for executive officers, other members of senior management and certain highly compensated employees. In order to properly carry out its responsibilities with respect to compensation, Citi’s board must include members who have experience evaluating the structure of compensation for senior executives. They must understand the various forms of compensation that can be utilized, the purpose of each type and how various elements of compensation can be used to motivate and reward executives and drive performance while not encouraging undue risk or simply short-term goals.

•

Corporate Governance: Citi aspires to the highest standards of corporate governance and ethical conduct: doing what we say, reporting results with accuracy and transparency, and maintaining full compliance with the laws, rules and regulations that govern the company’s businesses. The board is responsible for shaping corporate governance policies and practices, including adopting the corporate governance guidelines applicable to the company and monitoring the company’s compliance with governance policies and the guidelines. To carry out these responsibilities, the board must include experienced leaders in the area of corporate governance who must be familiar with governance issues, the constituencies most interested in those issues and the impact that governance policies have on the functioning of a company.

•

Legal Matters: In addition to the regulatory supervision described above, Citi is subject to myriad laws and regulations, and is party to many lawsuits and regulatory proceedings. Citi’s board has an important oversight function with respect to compliance with applicable requirements, monitors the progress of legal proceedings and evaluates major settlements. Citi’s board must include members with experience in complying with regulatory requirements as well as understanding complex litigation and litigation strategies.

Nominee Biographies:

Many of our nominees are either current or former Chief Executive Officers or Chairmen of other large international corporations or have experience operating large, complex academic, governmental or philanthropic institutions or departments. As such, they have a deep understanding of, and extensive experience in, many of the areas that were outlined above as being of critical importance to Citi’s proper operation and success. For the purposes of our analysis, we have determined that nominees who have served as Chief Executive Officer or Chairman of a major corporation or large, complex institution have extensive experience with financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs and legal matters. Below please find a short biography of each of the nominees highlighting the particular skills, qualification and experience of each nominee that supports the conclusion of the nomination and governance committee that these individuals are extremely qualified to serve on Citi’s board. The more formal and complete biographies of the nominees can be found starting on page     .

Alain J.P. Belda

Mr. Belda is an experienced executive and has been nominated to serve on the board because of his extensive experience in the areas of International Business, Financial Reporting, Financial Services, Compensation, Regulatory Compliance, Legal Matters, and Risk Management. Mr. Belda gained extensive experience in international business, regulatory compliance and litigation in his previous position as the Chair and Chief Executive Officer of, and in other executive positions at, Alcoa Inc., as well as in his previous service as a director of DuPont Co. and as a director of International Business Machines Corp. and Renault. As the Chief Executive Officer of Alcoa from 1999-2008, as a Managing Director of Warburg Pincus, where he heads investment activities in Latin America, and provides strategic counsel across that firm’s portfolio, as a former member of the audit and risk management committee of Citi and as former chair of the consumer subcommittee of Citi’s audit and risk management committee and former lead director, Mr. Belda has had extensive experience with, and gained expertise in, finance, financial reporting and risk management. As the former CEO of Alcoa, as a member of IBM’s executive compensation and management resources committee, and as Chair of Citi’s personnel and compensation committee,

Mr. Belda has gained extensive experience with executive compensation. Please find his full biography on page     .

Timothy C. Collins

Mr. Collins is an experienced investor and executive and has been nominated to serve on the board because of his extensive experience in the areas of Financial Services, Corporate Business, Financial Reporting, Risk Management and International Business. Mr. Collins, through his founding of, and current role as Chairman of the Investment Committee of Ripplewood Holdings L.L.C., an investment firm that invests in a broad array of industries, including financial services, automotive, manufacturing, consumer and business services, and his previously held executive positions with Lazard Frères & Co., and Booz Allen & Hamilton, has had extensive experience in financial markets, private equity, and other financial services and corporate businesses. Through his role with Ripplewood and through his service as the Chair of the audit committee of Weather Investments S.p.A., Mr. Collins has had extensive experience with the analysis and preparation of financial statements and risk management. Mr. Collins has developed compensation and governance expertise both through his board service, and on the governance and compensation committee of the Commercial International Bank of Egypt. Through his role as a director of RHJ International, S.A., Commercial International Bank of Egypt and Weather Investments S.p.A., Mr. Collins has had significant international business expertise. Please find his full biography on page     .

Jerry A. Grundhofer

Mr. Grundhofer is a seasoned banker and has been nominated to serve on the board because of his extensive experience in the areas of Financial Services, Corporate and Consumer Business, Risk Management, Financial Reporting, Compensation and Regulatory Compliance. Through his previous roles as Chairman and Chief Executive Officer of the Board of U.S. Bancorp, President and Chief Executive Officer of Firstar Corporation and its predecessor Star Banc, and Vice Chairman of Bank of America, Mr. Grundhofer has amassed extensive expertise in financial services, corporate and consumer business, regulatory compliance, financial reporting and compensation. As a member of the compensation committee and finance committee at Ecolab Inc., where he is a director, Mr. Grundhofer has developed extensive skills and expertise in compensation and financial matters. As former chair of the audit and risk management committee and current chair of the risk management and finance committee of Citi, Mr. Grundhofer has developed extensive skills and expertise in Risk Management and Financial Reporting. Please find his full biography on page     .

Robert L. Joss

Dr. Joss is an experienced financial services executive and academic expert and has been nominated to serve as a member of the board because of his extensive experience in the areas of International Business, Financial Services, Financial Reporting, Compensation, Corporate and Consumer Business, Risk Management and Corporate Governance. Through his experience as Chief Executive Officer and Managing Director of Westpac Banking Corporation Ltd., one of the largest banking organizations in Australia and New Zealand, his executive positions at Wells Fargo & Company, including Vice Chairman, as well as his 10-year service as Dean and Philip H. Knight Professor of the Graduate School of Business at Stanford University, and previous service as Deputy to the Assistant Secretary for Economic Policy at the U.S. Department of the Treasury, he has gained wide-ranging experience and expertise in the areas of financial services, financial reporting, compensation, corporate and consumer business, risk management and corporate governance. Through his prior service on the boards of directors of Westpac, Shanghai Commercial Bank Ltd., Wells Fargo, where he served as chair of the credit committee and as member of the audit, compliance, nominating and governance and finance committees, and Sallie Mae, as well as his current service on the board of Bechtel Group, Inc., Dr. Joss has deepened his understanding of international business, financial

services, compensation, financial reporting, corporate governance and risk management. Please find his full biography on page     .

Michael E. O’Neill

Mr. O’Neill is an experienced financial services executive and has been nominated to serve on the board because of his extensive experience in the areas of Financial Services, International Business, Corporate and Consumer Business, Regulatory Compliance, Risk Management and Financial Reporting. As the former Chairman and Chief Executive Officer of the Bank of Hawaii, Vice Chairman and Chief Financial Officer at Bank of America and Chief Financial Officer of Continental Bank, Mr. O’Neill has had extensive experience and developed his expertise in the areas of financial services, international, corporate and consumer business, regulatory compliance, risk management and financial reporting. Under his leadership, Bank of Hawaii executed a successful three-year strategic turnaround and risk management procedures were overhauled. Furthering his regulatory compliance expertise, while at the Bank of Hawaii, Mr. O’Neill served as district member of the Federal Reserve Advisory Council. During his tenure at Continental Bank and while he was an independent financial consultant, Mr. O’Neill gained extensive international financial services experience. Please find his full biography on page     .

Vikram S. Pandit

Mr. Pandit is an experienced financial services executive and finance professional and has been nominated to serve on the board because of his extensive experience and expertise in the areas of Financial Services, Risk Management, Financial Reporting, International Business, Corporate and Consumer Business, Regulatory Compliance and Corporate Affairs. In his role as Chief Executive Officer of Citigroup Inc., and his prior experience as Chairman and Chief Executive Officer of Citi’s Institutional Clients Group, Chairman and Chief Executive Officer of Citi Alternative Investments, a founding member of Old Lane Partners, L.P., and President and Chief Operating Officer of the Institutional Securities and Investment Banking at Morgan Stanley, Mr. Pandit has gained extensive financial services, financial reporting, corporate business and risk management experience. The re-structuring of the independent Risk Management function at Citi was a major focus for Mr. Pandit when he was named CEO. As the CEO of Citi, Mr. Pandit has had extensive experience with respect to regulatory compliance issues as well as consumer and corporate business. Please find his full biography on page     .

Richard D. Parsons

Mr. Parsons is an experienced executive with both financial services and non-financial services experience and has been nominated to serve on the board because of his extensive experience and skills in the areas of Financial Services, Regulatory Compliance, Consumer Business, International Business, Compensation, Legal Matters, Financial Reporting, Risk Management, and Corporate Affairs. Through his current role as Chairman of Citigroup Inc. and his prior experience as Chairman and Chief Executive Officer of Dime Savings Bank of New York from 1991 to 1995 and its President and Chief Operating Officer from 1988 to 1990, Mr. Parsons developed extensive skills and has had wide-ranging experience in the areas of financial services, regulatory compliance, consumer business and corporate affairs. As the Chairman of Time Warner from 2003 to 2008, its Chief Executive Officer from 2002 to 2007, its Co-Chief Operating Officer from 2001 to 2002, its President from 1995 to 2000, and a Director since 1991, Mr. Parsons has had extensive experience in international and consumer business, financial reporting, compensation, legal matters and corporate affairs. Mr. Parsons has had extensive legal, regulatory compliance and corporate affairs experience in roles as Managing Partner (as well as a Partner and an Associate) at the law firm of Patterson, Belknap, Webb & Tyler, as General Counsel and Associate Director, Domestic Council at the White House from 1975 to 1977, as Deputy Counsel to the Vice President at the Office of the Vice President of the United States in 1975, and as Assistant and First Assistant Counsel to the Governor of the State of New York from 1971 to 1974. In addition, through his service on Citi’s audit and risk management, personnel and compensation and nomination and governance committees, the compensation and nominating and board affairs committees at The Estee Lauder Companies Inc., where he is also a director, and the audit and compensation committees of Madison Square Garden, Inc., where he serves as a director, he has had extensive corporate governance, financial reporting, risk management, and compensation experience. Please find his full biography on page     .

Lawrence R. Ricciardi

Mr. Ricciardi is an experienced executive and has been nominated to serve as a member of the board because of his extensive experience in the areas of Financial Services, Risk Management, Financial Reporting, International Business, Consumer Business, Corporate Governance and Legal Matters. Mr. Ricciardi’s experience as an executive includes senior leadership positions as well as senior legal and finance positions at international consumer products and technology companies giving him particular insight into those areas where law and business interact. From his positions as Chief Financial Officer and Senior Vice President and General Counsel at IBM, and President and General Counsel of RJR Nabisco, as well as his experience as the chairman of the audit committees of Citi, Royal Dutch Shell and Reader’s Digest, Mr. Ricciardi has had extensive experience in financial reporting, risk management and legal matters. In his roles as Senior Vice President and Advisor to the Chairman of IBM Corporation, and as President, Co-Chairman and Chief Executive Officer of RJR Nabisco, Inc., Mr. Ricciardi has had significant international and consumer business experience. As the lead independent director of Reader’s Digest and through his leadership roles at IBM and RJR Nabisco, he gained extensive corporate governance experience. While at IBM, he played a key role on the IBM management team that transformed and reinvigorated the corporation into the competitive market leader that it is today. Please find his full biography on page     .

Judith Rodin

Dr. Rodin is an experienced leader in the not-for-profit sector and has been nominated to serve on the board because of her skills and experience in the areas of Corporate Affairs, Corporate Governance, Compensation, Financial Reporting, Risk Management and Legal Matters. Through her current role as the President of the Rockefeller Foundation, and her previous positions as President of the University of Pennsylvania from 1994 until her retirement in 2004, and as Provost of Yale University from 1992 to 1994, together with her previous service on Citi’s audit and risk management committee and her service as a member of the Comcast audit committee, Dr. Rodin has had extensive experience in the areas of corporate affairs, financial reporting, risk management and legal matters. As the President of the University of Pennsylvania, which was the largest private employer in Philadelphia, as a member of the compensation committees of both AMR Corporation and Comcast Corporation and as a director of Comcast Corporation, AMR Corporation and Aetna Inc., Dr. Rodin has had extensive experience with compensation matters. Her service as a Director of the World Trade Memorial Foundation, and of Carnegie Hall, as an honorary director of the Brookings Institution, a member of the Council on Foreign Relations, a member of the Institute of Medicine and a member of the New York City Commission for Economic Opportunity have deepened her understanding of corporate affairs issues. Please find her full biography on page     .

Robert L. Ryan

Mr. Ryan is an experienced finance executive and has been nominated to serve on the board because of his extensive skills and experience in the areas of Financial Reporting, Risk Management and Corporate Affairs. Mr. Ryan has developed extensive expertise in financial reporting and risk management through his roles as Senior Vice President and Chief Financial Officer of Medtronic from 1993 to 2005, Vice President, Finance and Chief Financial Officer of Union Texas Petroleum Corporation from 1984 to 1993, its Controller from 1983 to 1984, and its Treasurer from 1982 to 1983, as well as through his service on Citi’s audit committee, his prior service on Citi’s audit and risk management committee, and his service on the audit committees of General Mills and Hewlett-Packard. Through his service on the boards of Citi, Stanley Black & Decker, General Mills, and Hewlett-Packard and his roles as a Trustee of Cornell University and a member of the Visiting Committee of Harvard Business School, Mr. Ryan has gained valuable corporate affairs expertise and experience. Please find his full biography on page     .

Anthony M. Santomero

Dr. Santomero is a seasoned economist and economic policy adviser and has been nominated to serve on the board of directors because of his extensive experience in the areas of Risk Management, Regulatory Compliance, and Financial Reporting. Among many other distinguished positions at which he had wide-ranging risk and regulatory experience, Dr. Santomero was most recently a Senior Advisor at McKinsey & Company, served as the President of the Federal Reserve Bank of Philadelphia from 2000 to 2006, and was Chair of the System’s Committee on Credit and Risk Management, and was a member of the Financial Services Policy Committee and the Payments System Policy Advisory Committee. As the Richard K. Mellon Professor of Finance at The Wharton School of the University of Pennsylvania and Deputy Dean of the School, Dr. Santomero’s particular focus was on issues related to managing risk at the firm level as well as ways to improve productivity and performance, while working closely with industry executives and practitioners to ensure that the research was informed by the operating realities and competitive demands facing industry participants as they pursue competitive excellence. Through his service on Citi’s risk management and finance and audit committees as well as the investment and risk management committee of RennaissanceRe Holdings, he has deepened his risk management experience. Please find his full biography on page     .

Diana L. Taylor

Ms. Taylor is an experienced financial services executive and regulator and has been nominated to serve on the board of directors because of her wide-ranging experience in the areas of Financial Services, Corporate Business, Regulatory Compliance, Risk Management, Corporate Affairs, Compensation, Corporate Governance, Financial Reporting and Legal Matters. Ms. Taylor has extensive bank regulatory and risk management experience having served as the Superintendent of Banks for the New York State Banking Department. Her financial services and corporate business experience includes in-depth private equity, fund management and investment banking experience as a Managing Director of Wolfensohn Fund Management, L.P., a fund manager, Founding Partner and President of M.R. Beal & Company, a full service investment banking firm, and through various executive positions with Donaldson, Lufkin & Jenrette, Lehman Brothers Kuhn Loeb, Inc., and Smith Barney, Harris Upham & Co. Earlier in her career, Ms. Taylor served as Chief Financial Officer of the Long Island Power Authority. In addition, through her work on the Sotheby’s compensation committee, the Brookfield Properties governance committee, on the compensation committee of, and as chair of the audit committee of, the Dartmouth Board of Trustees, and as chair of Accion International, Ms. Taylor has gained additional experience in corporate affairs, corporate governance, financial reporting, compensation and legal matters. Please find her full biography on page     .

William S. Thompson, Jr.

Mr. Thomson is an experienced financial services executive and has been nominated to serve on the board of directors because of his extensive experience in the areas of Financial Services, Corporate Governance, Financial Reporting, Compensation, Legal Matters, International Business, Corporate and Consumer Business and Risk Management. As Chief Executive Officer of PIMCO from 1993 to 2009, Chairman of Salomon Brothers Asia Ltd. in Tokyo from 1991 to 1993, and head of Corporate Finance, Western Region and Head of Institutional Sales, Western Region, at Salomon Brothers, Mr. Thompson gained extensive financial services, and corporate, consumer and international business, skills and experience. As a Chief Executive Officer, and through his service on the compensation and personnel committee of Pacific Life Corporation, on whose board he serves, Mr. Thompson developed extensive skills and experience in corporate governance, financial reporting, compensation and legal matters. Please find his full biography on page     .

Ernesto Zedillo

Mr. Zedillo is the former President of Mexico, a seasoned economist and academic expert and has been nominated to serve on the board of directors because of his extensive experience in the areas of International Business, Financial Services, Regulatory Compliance, Corporate Affairs, Financial Reporting, Risk Management and Corporate Governance. Through his extensive governmental experience, including his service from 1978 to 1987 at the Central Bank of Mexico, as undersecretary of budget for the Mexican government from 1987 to 1988, as secretary of economic programming and the budget from 1988 to 1992 and as President of Mexico from 1994 to 2000, as well as his academic experience, including his roles as the director of the Center for the Study of Globalization at Yale and as Professor in the Field of International Economics and Politics and Professor of International and Area Studies at Yale, he has had extensive experience in the areas of international business, financial services, regulatory compliance and risk management. His service as chair of the Global Development Network, chair of the High Level Commission on Modernization of World Bank Group Governance; on the Group of Thirty, and on the international advisory boards of ACE Limited, Rolls-Royce, BP and the Coca-Cola Company have given him extensive international business, financial services and corporate affairs experience. As a member of the boards of Alcoa Inc., where he is on the audit committee, governance and nominating committee and public issues committee, and Procter & Gamble Company, where he is chair of the governance and public responsibility committee, a member of the innovation and technology committee and a past member of that board’s finance committee, Grupo Prisa of Spain and as a past director of the Union Pacific Corporation, where he served on the audit and finance committees, and as a director of EDS, where he served on the governance committee, Mr. Zedillo has gained experience in financial reporting, risk management, corporate governance and corporate affairs. Please find his full biography on page     .

The Nominees

The following tables give information — provided by the nominees — about their principal occupation, business experience, and other matters.

The board of directors recommends that you vote for each of

the following nominees.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Alain J.P. Belda 67

Managing Director

Warburg Pincus

•Managing Director, Warburg Pincus — August 2009 to present

•Chairman, Alcoa Inc. — 2001 to 2010

•Chief Executive Officer — 1999 to 2008

•President — 1997 to 2001

•Chief Operating Officer — 1997 to 1999

•Vice Chairman — 1995 to 1997

•Executive Vice President — 1994 to 1995

•President, Alcoa (Latin America) — 1991 to 1994

•Vice President — 1982 to 1991

•President, Alcoa Aluminio SA (Brazil) — 1979 to 1994

•Director of Citigroup (or predecessor) since 1997

•Other Directorships: IBM Corporation and Renault

•Previous Directorships within the last five years: E.I. du Pont de Nemours and Company and Alcoa Inc.

•Other Activities: Brazil Project Advisory Board (Co-Chair) at The Woodrow Wilson International Center for Scholars, The Business Council (member), Business Roundtable (member), World Business Council for Sustainable Development (member), and World Economic Forum – International Business Council (member)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Timothy C. Collins 54

Chairman of Investment Committee

Ripplewood Holdings L.L.C.

•Chairman of Investment Committee, Ripplewood Holdings L.L.C. —2010 to present

•CEO and Senior Managing Director, Ripplewood Holdings L.L.C. — 1995 to 2010

•Chairman of the Investment & Strategy Committee of RHJ International S.A. — 2009 to present

•Co-CEO & Senior Managing Director, RHJ International SA — 2007 to 2009

•CEO & Senior Managing Director, RHJ International S.A. — 2005 to 2007

•Managing Director, Onex Corporation — 1990 to 1995

•Vice President, Lazard Freres & Co., LLC — 1984 to 1990

•Associate, Booz, Allen & Hamilton, Inc. — 1981 to 1984

•Financial Planning Manager, Cummins Engine Company — 1974 to 1975 and 1978 to 1980

•Director of Citigroup since 2009

•Director of Citibank, N.A. since 2009

•Other Directorships: RHJ International S.A., Weather Investments S.p.A., and AEG Power Solutions

•Previous Directorships within the last five years: Readers Digest Association, RSC Holdings Inc., WRC Media Inc., Asbury Automotive Group Inc., Shinsei Bank, Ltd. and Commercial International Bank of Egypt

•Other Activities: Trilateral Commission (member), Yale Divinity School Advisory Board (member), Yale School of Organization and Management Board of Advisors (member), Overseers of the Weill Cornell Medical College (member) , Council on Foreign Relations (member), Tony Blair Faith Foundation (member), Belfer Center for Science and International Affairs (member), and Hotel Carlyle Owners Corporation (member of the Board)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Jerry A. Grundhofer 66

Chairman Emeritus

U.S. Bancorp

•Chairman Emeritus, U.S. Bancorp — 2007 to present

•Chairman — 2002 to 2007

•Chief Executive Officer — 2001 to 2006

•President — 2001 to 2004

•Director — 1993 to 2007

•Chairman, President and Chief Executive Officer, Firstar Corporation and Star Banc Corporation (predecessors to U.S. Bancorp) — 1993 to 2001

•Director of Citigroup since 2009

•Director of Citibank, N.A. since 2009

•Other Directorships: Ecolab Inc.

•Previous Directorships within the last five years: The Midland Company, Inc. and Lehman Brothers Inc.

•Other Activities: Danny Thompson Charitable Foundation (Director)

Robert L. Joss 69

Professor of Finance Emeritus and Former Dean

Stanford University Graduate School of Business

•Professor of Finance Emeritus — 2010 to present

•Dean of Stanford University Graduate School of Business — 1999 to 2009

•CEO and Managing Director, Westpac Banking Corporation — 1993 to 1999

•Vice Chairman, Wells Fargo Bank — 1986 to 1993

•Executive Vice President — 1981 to 1986

•Senior Vice President — 1975 to 1981

•Vice President — 1972 to 1975

•Assistant Vice President — 1971 to 1972

•Deputy to the Assistant Secretary for Economic Policy, U.S. Treasury Department — 1969 to 1971

•White House Fellow — 1968 to 1969

•Director of Citigroup since 2009

•Director of Citibank, N.A. since 2010

•Other Directorships: Bechtel Group, Inc., Makena Capital Management

•Previous Directorships within the last five years: Agilent Technologies, Inc., Wells Fargo & Co., and Macquarie DDR Management Ltd.

•Other Activities: Committee for Economic Development (Trustee)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships

Michael E. O’Neill 64

Former Chairman and CEO

Bank of Hawaii Corporation

•Chairman, Chief Executive Officer and Director, Bank of Hawaii Corporation — 2000 to 2004

•Elected Chief Executive Officer, Barclay’s PLC — 1999

•Vice Chairman and Chief Financial Officer, Bank of America — 1995 to 1998

•Chief Financial Officer, Continental Bank — 1993 to 1995

•Director of Citigroup since 2009

•Director of Citibank, N.A. since 2009

•Other Directorships: FT Ventures (Advisory Board)

•Previous Directorships within the last five years: N/A

•Other Activities: Hawaii Pacific University (Trustee) and Honolulu Academy of Arts (Trustee)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Vikram S. Pandit 54

Chief Executive Officer

Citigroup Inc.

•Chief Executive Officer, Citigroup Inc. — December 2007 to present

•Chairman and Chief Executive Officer, Institutional Clients Group — October 2007 to December 2007

•Chairman and Chief Executive Officer, Citi Alternative Investments — April 2007 to October 2007

•Founding member and Chairman of members committee, Old Lane Partners, LP — 2005 to April 2007

•President and Chief Operating Officer, Institutional Securities and Investment Banking, Morgan Stanley — 2000 to 2005

•Director of Citigroup since 2007

•Previous Directorships within the last five years: N/A

•Other Activities: Columbia University (Trustee), Columbia University Graduate School of Business (member of Board of Overseers), Indian School of Business (member of Governing Board), New York City Partnership (Director) and Financial Services Forum (member)

Richard D. Parsons 62

Chairman

Citigroup Inc.

•Chairman, Citigroup Inc. — 2009 to present

•Senior Advisor, Providence Equity Partners Inc. — 2009 to present

•Chairman, Time Warner Inc. — 2003 to 2008

•Chief Executive Officer — 2002 to 2007

•Co-Chief Operating Officer — 2001 to 2002

•President — 1995 to 2000

•Director, Time Warner Inc. (or predecessor) — 1991 to 2008

•Chairman and Chief Executive Officer, Dime Savings Bank of New York — 1991 to 1995

•President and Chief Operating Officer — 1988 to 1990

•Associate, Partner and Managing Partner, Patterson, Belknap, Webb & Tyler — 1977 to 1988

•General Counsel and Associate Director, Domestic Council, White House — 1975 to 1977

•Deputy Counsel to the Vice President, Office of the Vice President of the United States — 1975

•Assistant and First Assistant Counsel to the Governor, State of New York — 1971 to 1974

•Director of Citigroup (or predecessor) since 1996

•Citibank, N.A. Director — 1996 to 1998

•Other Directorships: The Estee Lauder Companies Inc. and Madison Square Garden, Inc.

•Previous Directorships within the last five years: Time Warner Inc.

•Other Activities: Apollo Theatre Foundation (Chairman), Museum of Modern Art (Trustee), American Museum of Natural History (Trustee), New York City Partnership (Director), Smithsonian Institute of African American History and Culture (Co-Chairman of the Advisory Board), Rockefeller Foundation (Trustee), Jazz Foundation of America (Chairman of the Board), New York City Commission for Economic Opportunity (Co-Chair) and President’s Council on Jobs and Competitiveness (member)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Lawrence Ricciardi 70

Senior Advisor, IBM Corporation, Jones Day and Lazard Frères & Co.

•Senior Advisor, IBM Corporation, Jones Day, Lazard Frères & Co. — 2003 to present

•Senior Vice President and Advisor to Chairman, IBM — 2002

•Senior Vice President and General Counsel, IBM — 1995 to 2001

•Chief Financial Officer, IBM — 1997 to 1998

•President, RJR Nabisco, Inc. — 1993 to 1995

•Co-Chairman and Chief Executive Officer, RJR Nabisco, Inc. — 1993

•Executive Vice President and General Counsel, RJR Nabisco, Inc. — 1989 to 1995

•Executive Vice President and General Counsel, American Express Travel Related Services — 1983 to 1989

•Joined American Express — 1973

•Director of Citigroup since 2008

•Director of Citibank, N.A. since 2009

•Other Directorships: N/A

•Previous Directorships within the last five years: Reader’s Digest Association, Royal Dutch Petroleum and Royal Dutch Shell plc

•Other Activities: The Andrew W. Mellon Foundation (Trustee), National Humanities Center (Trustee), and The Morgan Library & Museum (President elect)

Dr. Judith Rodin 66

President

Rockefeller Foundation

•President, Rockefeller Foundation — 2005 to present

•President Emerita, University of Pennsylvania — 2004 to present

•President, University of Pennsylvania — 1994 to 2004

•Provost, Yale University — 1992 to 1994

•Director of Citigroup since 2004

•Other Directorships: Comcast Corporation and AMR Corporation

•Previous Directorships within the last five years: Aetna Inc.

•Other Activities: World Trade Memorial Foundation (Director), Carnegie Hall (Director), Brookings Institution (Honorary Director), White House Project (member), Council on Foreign Relations (member), Institute of Medicine (member), and New York City Commission for Economic Opportunity (member)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Robert L. Ryan 67

Chief Financial Officer, Retired

Medtronic Inc.

•Senior Vice President and Chief Financial Officer, Medtronic Inc. — 1993 to 2005

•Vice President, Finance and Chief Financial Officer, Union Texas Petroleum Corporation — 1984 to 1993

•Controller — 1983 to 1984

•Treasurer — 1982 to 1983

•Joined Union Texas Petroleum Corporation — 1982

•Vice President, Citibank, N.A. — 1975 to 1982

•Management Consultant, McKinsey & Co. — 1970 to 1975

•Director of Citigroup since 2007

•Director of Citibank, N.A. since 2009

•Other Directorships: General Mills, Hewlett-Packard and Stanley Black & Decker

•Previous Directorships within the last five years: United Health Group

•Other Activities: Cornell University (Trustee) and Harvard Business School (member of Visiting Committee)

Anthony M. Santomero 64

Former President

Federal Reserve Bank of Philadelphia

•Senior Advisor, McKinsey & Company — 2006 to 2008

•President, Federal Reserve Bank of Philadelphia — 2000 to 2006

•Richard K. Mellon Professor, Finance, The Wharton School at the University of Pennsylvania — 1984 to 2002

•Director of Citigroup since 2009

•Director of Citibank, N.A. since 2009

•Other Directorships: RenaissanceRe Holdings, Ltd., Penn Mutual Life Insurance Company, Columbia Funds and B of A Fund Series Trust*

•Previous Directorships within the last five years: N/A

•Other Activities: Drexel University (Trustee), Drexel University College of Medicine (Vice Chair and Trustee) and Ben Franklin Technology Partners of Southeast Pennsylvania (Director)

*   Mr. Santomero will resign from B of A Fund Series Trust’s Board as of June 30, 2011.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Diana L. Taylor 56

Managing Director

Wolfensohn Fund Management, L.P.

•Managing Director, Wolfensohn Fund Management, L.P. — 2007 to present

•Superintendent of Banks, State of New York — 2003 to 2007

•Deputy Secretary, Governor Pataki, State of New York — 2002 to 2003

•Chief Financial Officer, Long Island Power Authority — 2001 to 2002

•Vice President, KeySpan Energy — 1999 to 2001

•Assistant Secretary, Governor Pataki, State of New York — 1996 to 1999

•Executive Vice President, Muriel Siebert & Company — 1993 to 1994

•President, M.R. Beal & Company — 1988 to 1993 and 1995 to 1996

•Senior Vice President, Donaldson Lufkin & Jenrette — 1984 to 1988

•Vice President, Lehman Brothers Kuhn Loeb — 1982 to 1984

•Associate, Smith Barney Harris Upham — 1980 to 1982

•Director of Citigroup since 2009

•Other Directorships: Brookfield Properties and Sotheby’s

•Previous Directorships within the last five years: Allianz Global Investors and FNMA

•Other Activities: Accion International (Chair), AMFAR (Secretary), Columbia Business School (Board of Overseers), Dartmouth College (Trustee), Hudson River Park Trust (Chair), International Women’s Health Coalition (Treasurer), Mailman School of Public Health (Board of Overseers), New York Women’s Foundation (Vice Chair), The After School Corporation (member), and YMCA of Greater New York (member)

William S. Thompson, Jr. 65

Chief Executive Officer, Retired

Pacific Investment Management Company (PIMCO)

•Chief Executive Officer, PIMCO — 1993 to 2009

•Salomon Brothers Inc. — 1975 to 1993

•Chairman, Salomon Brothers Asia Ltd — 1991 to 1993

•Head of Corporate Finance, Western Region — 1988 to 1991

•Managing Director and Head of Institutional Sales, Western Region — 1981 to 1988

•Joined Salomon Brothers — 1975

•Director of Citigroup since 2009

•Other Directorships: Pacific Life Corporation

•Previous Directorships within the last five years: N/A

•Other Activities: Pacific Symphony Orchestra (Director), Thompson Foundation for Autism (Chair), Thompson Family Foundation (President) and University of Missouri (President’s Financial Advisory Council)

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Ernesto Zedillo 59

Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University

•Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University — 2002 to present

•President of Mexico — 1994 to 2000

•Secretary of Education, Government of Mexico — 1992 to 1993

•Secretary of Economic Programming and the Budget, Government of Mexico — 1988 to 1992

•Undersecretary of the Budget, Government of Mexico — 1987 to 1988

•Banco de Mexico — Economist, Deputy Manager of Economic Research, Director General of FICORCA, Deputy Director — 1978 to 1987

•Director of Citigroup since 2010

•Director of Citibank, N.A. since 2010

•Other Directorships: Alcoa Inc., Procter & Gamble Company and Grupo Prisa

•Previous Directorships within the last five years: Electronic Data Systems Corporation and Union Pacific Corporation

•Other Activities: ACE Limited (Member of International Advisory Board), Rolls-Royce (Member of International Advisory Board), BP (Member of International Advisory Board), Credit Suisse Research Institute (Advisor), World Economic Forum (Foundation Board), the Global Development Network (Chairman), and The Group of Thirty (Member)

The one-year term of all of Citi’s directors expires at the annual meeting.

Meetings of the Board of Directors and Committees

The board of directors met 18 times in 2010. During 2010, the audit committee met 12 times, the personnel and compensation committee met 15 times and the nomination and governance committee met 9 times.

Each director attended at least 75 percent of the total number of meetings of the board of directors and board committees of which he or she was a member in 2010.

Meetings of Non-Management Directors

Citi’s non-management directors meet in executive session without any management directors in attendance each time the full board convenes for a regularly scheduled meeting, which is usually 7 times each year, and, if the board convenes a special meeting, the non-management directors ordinarily meet in executive session. Richard Parsons, as chairman, presided at each executive session of the non-management directors. The independent directors met in executive session during 2010.

Board Leadership Structure

Citi currently has an independent chairman separate from the CEO. The board believes it is important to maintain flexibility in its board leadership structure and has had in place different leadership structures over the past few years, depending on the company’s needs at the time, but firmly supports having an independent director in a board leadership position at all times. Accordingly, Citi’s board, on December 15, 2009, adopted a by-law amendment which provides that, if Citi does not have an independent chairman, the board shall elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at board meetings. Citi’s chairman provides independent leadership of the board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The chairman or lead director also serves as a liaison between the board and senior management. Citi’s board has determined that the current structure, an independent chair, separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a board leadership position.

Board’s Role in Risk Oversight

The board oversees Citi’s global risk management framework. At each regularly scheduled board meeting, the board receives a risk report from the chief risk officer with respect to the company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Global Risk Management, led by the chief risk officer, is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect Citi’s ability to execute on its corporate strategy and fulfill its business objectives. The board’s role is to oversee this effort. The risk management and finance committee enhances the board’s oversight of risk management. The committee’s role is one of oversight, recognizing that management is responsible for executing Citi’s risk management policies. The committee’s responsibilities include reviewing risk management and compliance policies and programs for, and reports on, Citi and its subsidiaries; approving and adjusting risk limits subject to ratification by the board; and consulting with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans, as needed. In addition, the public affairs committee reviews reputational issues and the personnel and compensation committee reviews compensation programs to ensure that they do not, among other things, encourage unnecessary or excessive risk-taking.

Committees of the Board of Directors

The standing committees of the board of directors are:

The audit committee, which assists the board in fulfilling its oversight responsibility relating to (i) the integrity of Citi’s consolidated financial statements and financial reporting process and Citi’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function — Audit and Risk Review; (iii) the annual independent integrated audit of Citi’s consolidated financial statements and effectiveness of Citi’s internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the Independent Auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by Citi with legal and regulatory requirements, including Citi’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out in its charter, as adopted by the board. The report of the committee required by the rules of the SEC is included in this proxy statement.

The board has determined that each of Messrs. Ricciardi, Ryan and Santomero qualifies as an “audit committee financial expert” as defined by the SEC and, in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the FDIC guidelines.

The audit committee charter, as adopted by the board, is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The Citi Holdings oversight committee, which is responsible for overseeing the management of the company’s Citi Holdings business segment, which consists of Brokerage and Asset Management, Local Consumer Lending and the Special Asset Pool. The committee monitors management’s strategy for the timely and economically efficient disposition or optimization of Citi Holdings’ assets and businesses, and monitors management’s execution of that strategy through appropriate milestones and metrics. Periodically, the committee will review and discuss with management the company’s risk exposures with respect to Citi Holdings’ assets and the steps management has taken to monitor and control such exposures.

The Citi Holdings oversight committee charter, as adopted by the board, is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The nomination and governance committee, which is responsible for identifying individuals qualified to become board members and recommending to the board the director nominees for the next annual meeting of stockholders. It leads the board in its annual review of the board’s performance and makes recommendations as to the composition of the committees for appointment by the board. The committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and practices and the Guidelines. The committee is responsible for reviewing and approving all related party transactions involving a director or an immediate family member of a director and any related party transaction involving an executive officer or immediate family member of an executive officer, if the transaction is valued at $50 million or more. See Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation on page      of this proxy statement for a complete description of the Policy on Related Party Transactions. The committee, as part of the board’s executive succession planning process, in conjunction with the personnel and compensation committee evaluates and nominates potential successors to the CEO and provides an annual report to the board on CEO succession. The committee also reviews director compensation and benefits, Citi’s Code of Conduct, the Code of Ethics for Financial Professionals and other internal policies to monitor that the principles contained in the Codes are being incorporated into Citi’s culture and business practices. The nomination and governance committee may also exercise all powers of the executive committee of the board of directors between meetings of the board.

With respect to regular succession of the CEO and senior management, Citi’s board evaluates internal, and, when appropriate, external, candidates. To find external candidates, Citi seeks input from the members of the board and senior management and/or from recruiting firms. To develop internal candidates, Citi engages in a number of practices, formal and informal, designed to familiarize the board with Citi’s talent pool. The formal process involves an annual talent review conducted by senior management at which the board studies the most promising members of senior management. The board learns about each person’s experience, skills, areas of expertise, accomplishments and goals. This review is conducted at a regularly scheduled board meeting on an annual basis. In addition, members of senior management are periodically asked to make presentations to the board at board meetings and at the board strategy sessions. These presentations are made by senior managers at the various business units as well as those who serve in corporate functions. The purpose of the formal review and other interaction is to ensure that board members are familiar with the talent pool inside Citi from which the board would be able to choose successors to the CEO and evaluate succession for other senior managers as necessary from time to time.

The board has determined that, in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the nomination and governance committee is independent according to the corporate governance rules of the NYSE.

The nomination and governance committee charter, as adopted by the board, is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The personnel and compensation committee, which is responsible for determining the compensation for the CEO and approving the compensation structure for executive officers, other members of senior management and certain highly compensated employees, in accordance with guidelines established by the committee from time to time. The committee produces an annual report for inclusion in the company’s proxy statement and makes such other reports, certifications, and disclosures as may be required. Further, the committee approves broad-based and special compensation plans across the company.

The committee regularly reviews Citi’s management resources, succession planning and development activities, as well as the performance of senior management. The committee is also charged with monitoring Citi’s performance toward meeting its goals on employee diversity.

The committee is responsible for evaluating the performance of, and determining the compensation for, the CEO and certain other senior executives. The committee also approves the compensation structure for other highly paid employees, in accordance with guidelines established by the committee from time to time. The committee regularly reviews the design and structure of Citi’s compensation programs to ensure that management’s interests are aligned with stockholders’ and that the compensation programs are aligned with Citi’s strategic priorities. See the CD&A on page      of this proxy statement.

In order to facilitate uninterrupted operation of Citi in the event of the unplanned departure or unavailability of Citi’s CEO, Citi’s personnel and compensation committee evaluates a number of individuals who could be asked to assume the CEO’s duties in the event of an unexpected vacancy. The committee discusses the list with the board which then designates one or more of such individuals. This process is conducted at a regularly scheduled board meeting on an annual basis.

The committee also has the authority to retain and/or engage special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion, and receives funding from Citi to engage such advisors. The committee has retained Independent Compensation Committee Adviser, LLC (ICCA) to provide the committee with advice on Citi’s compensation programs for senior management. ICCA reports solely to the committee and the committee has sole authority to retain, terminate, and approve the fees of ICCA. ICCA does no other work for Citi. The amount paid to ICCA in 2010 is disclosed in the CD&A on page      of this proxy statement. For 2010, no other compensation consultant has been engaged by the personnel and compensation committee.

The board has determined that in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the personnel and compensation committee is independent according to the corporate governance rules of the NYSE. Each of such directors is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director,” as defined by Section 162(m) of the IRC.

The personnel and compensation committee charter is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The public affairs committee, which is responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The committee also has responsibility for reviewing public policy and reputational issues facing Citi, reviewing political and charitable contributions made by Citi and the Citi Foundation, reviewing Citi’s policies and practices regarding supplier diversity, reviewing Citi’s business practices, and reviewing Citi’s sustainability policies and programs, including environmental policies and human rights. The committee’s focus is global, reflecting Citi’s global footprint.

The public affairs committee charter, as adopted by the board, is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The risk management and finance committee, which has the primary responsibility for (1) oversight of Citigroup’s risk management framework, including the significant policies, procedures and practices used in managing credit, market, operational and certain other risks and

(2) oversight of Citigroup’s policies and practices relating to Treasury matters, including capital, liquidity and financing, as well as merger, acquisition, and divestiture activity (M&A). The committee reports to the board regarding Citigroup’s risk profile, as well as its enterprise risk management framework, including the significant policies, procedures, and practices employed to manage risks in Citigroup’s businesses, as well as the overall adequacy of the Risk Management function. The committee’s role is one of oversight, recognizing that management is responsible for executing Citigroup’s risk management, Treasury and M&A policies.

The risk management and finance committee charter is available in the “Corporate Governance” section of Citi’s website: www.citigroup.com.

The following table shows the current membership of each of the foregoing committees.

Committees	Current Members
Audit Committee	Lawrence Ricciardi (Chair) Robert L. Ryan Anthony M. Santomero
Citi Holdings Oversight Committee	Timothy C. Collins Robert L. Joss Michael E. O’Neill (Chair)
Nomination and Governance Committee	Alain J.P. Belda Jerry A. Grundhofer Richard D. Parsons Diana L. Taylor (Chair) William S. Thompson, Jr.
Personnel and Compensation Committee	Alain J.P. Belda (Chair) Andrew N. Liveris Richard D. Parsons Anthony M. Santomero Diana L. Taylor William S. Thompson, Jr.
Public Affairs Committee	Andrew N. Liveris Judith Rodin (Chair) Ernesto Zedillo
Risk Management and Finance Committee	Jerry A. Grundhofer (Chair) Robert L. Joss Michael E. O’Neill Robert L. Ryan Anthony M. Santomero William S. Thompson, Jr. Ernesto Zedillo

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party adverse to Citi or has a material interest adverse to Citi.

Directors’ Compensation

Directors’ compensation is determined by the board. Since its initial public offering in 1986, Citi has paid outside directors all or a portion of their compensation in common stock, to ensure that the directors have an ownership interest in common with other stockholders. The nomination and governance committee makes recommendations to the board with respect to compensation of directors. The committee periodically reviews benchmarking assessments in order to determine the level of compensation to attract qualified candidates for board service and to reinforce our practice of encouraging stock ownership by our directors. In 2010, the committee reviewed the current compensation program and determined that no changes were appropriate. The last time director compensation was adjusted was in 2005. Non-employee directors receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000. The deferred stock award is generally granted on the same date that annual incentives are granted to the senior executives. The deferred stock award vests on the second anniversary of the date of the grant, and directors may elect to defer receipt of the award beyond that date. Starting with the 2011 deferred stock award grant, in the event a director leaves the board for personal reasons prior to the conclusion of the deferral period and before age 72, the director will not forfeit the deferred stock and the pro-rated award will be distributed as scheduled. Directors may elect to receive all or a portion of their deferred stock award and cash retainer in the form of common stock, and directors may elect to defer receipt of this common stock.

Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as directors.

Except as described below, directors receive no additional compensation for participation on board committees. Committee chairs receive additional compensation of $15,000 per year, except for the chairs of the audit committee, Citi Holdings oversight committee, and risk management and finance committee, who receive additional compensation of $35,000 per year. Additional compensation for special assignments may be determined on a case by case basis.

Messrs. Collins, Grundhofer, Joss, O’Neill, Ricciardi, Ryan, Santomero and Zedillo serve on Citibank, N.A.’s board of directors. Each independent director is entitled to receive $50,000 as an annual retainer; the chairman is entitled to receive an additional $50,000. Committee chairs receive additional compensation of $15,000 per year. All annual retainers and chair fees are paid in four equal quarterly installments per annum. Citibank, N.A. is a wholly-owned subsidiary of Citi. These fees are reported in the Non-Employee Director Compensation Table below.

Citi reimburses its board members for expenses incurred in attending board and committee meetings or performing other services for Citi in their capacities as directors. Such expenses include food, lodging and transportation.

The following table provides information on 2010 compensation for non-employee directors.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(a)(b)	Option Awards ($)(c)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
C. Michael Armstrong(d)	$18,750	$0	$0	$0	$0	$0	$18,750
Alain J.P. Belda	$0	$240,000	$0	$0	$0	$0	$240,000
Timothy C. Collins	$125,000	$150,000	$0	$0	$0	$0	$275,000
John M. Deutch(d)	$18,750	$0	$0	$0	$0	$0	$18,750
Jerry A. Grundhofer	$100,000	$260,000	$0	$0	$0	$0	$360,000
Robert L. Joss (e)	$112,500	$150,000	$0	$0	$0	$350,000	$612,500
Andrew N. Liveris	$100,000	$150,000	$0	$0	$0	$0	$250,000
Anne M. Mulcahy(d)	$18,750	$0	$0	$0	$0	$0	$18,750
Michael E. O’Neill	$50,000	$267,500	$0	$0	$0	$0	$317,500
Richard D. Parsons	$0	$232,500	$0	$0	$0	$0	$232,500
Lawrence R. Ricciardi	$175,000	$150,000	$0	$0	$0	$0	$325,000
Judith Rodin	$90,000	$150,000	$0	$0	$0	$0	$240,000
Robert L. Ryan	$125,000	$150,000	$0	$0	$0	$0	$275,000
Anthony M. Santomero	$72,500	$258,750	$0	$0	$0	$0	$331,250
Diana L. Taylor	$136,250	$150,000	$0	$0	$0	$0	$286,250
William S. Thompson, Jr.	$0	$225,000	$0	$0	$0	$0	$225,000
Ernesto Zedillo	$93,750	$112,500	$0	$0	$0	$0	$206,250

(a) Directors may elect to receive all or a portion of the cash retainer in the form of common stock and may elect to defer receipt of common stock. The Stock Awards column in the Non-Employee Director Compensation Table also includes the aggregate grant date fair value of shares of common stock that directors elected to receive in exchange for all or a portion of their cash retainer and chair fees, as applicable. These directors also elected to defer receipt of the shares. The following directors elected to receive all or a portion of their Citigroup 2010 retainer in deferred stock: Mr. Belda (100%); Mr. Grundhofer (100%); Mr. O’Neill (100%); Mr. Parsons (100%); and Dr. Santomero (100%). The number of shares they received was: Mr. Belda 22,684; Mr. Grundhofer 27,725; Mr. O’Neill 29,725; Mr. Parsons 20,904; and Dr. Santomero 27,393.

(footnotes continued on following page)

(footnotes continued from previous page)

The aggregate number of shares of deferred stock outstanding at the end of 2010 was:

Mr. Belda	169,937
Mr. Collins	59,023
Mr. Deutch	8,305
Mr. Grundhofer	107,663
Mr. Joss	59,023
Mr. Liveris	78,842
Mrs. Mulcahy	18,811
Mr. O’Neill	129,709
Mr. Parsons	176,121
Mr. Ricciardi	75,013
Dr. Rodin	94,320
Mr. Ryan	80,465
Dr. Santomero	122,455
Ms. Taylor	59,023
Mr. Thompson	79,938
Mr. Zedillo	29,281

(b) The values in this column represent the aggregate grant date fair values of the 2010 deferred stock awards. The grant date fair value is based on a grant date of January 19, 2010 and a grant price determined by the average NYSE closing price of Citi’s common stock for the 5 trading days from January 11, 2010 to January 15, 2010. The amounts in the below chart represent deferred stock awards only and not shares awarded in lieu of the cash retainer and/or committee chair fees. The grant date fair value of the deferred stock awards are set forth below:

	Deferred Stock Granted in 2010 (#)	Grant Date Fair Value ($)
Mr. Armstrong	0*	N/A
Mr. Belda	42,662	$150,000
Mr. Collins	42,662	$150,000
Mr. Deutch	0*	N/A
Mr. Grundhofer	42,662	$150,000
Mr. Joss	42,662	$150,000
Mr. Liveris	42,662	$150,000
Mrs. Mulcahy	0*	N/A
Mr. O’Neill	42,662	$150,000
Mr. Parsons	42,662	$150,000
Mr. Ricciardi	42,662	$150,000
Dr. Rodin	42,662	$150,000
Mr. Ryan	42,662	$150,000
Dr. Santomero	42,662	$150,000
Ms. Taylor	42,662	$150,000
Mr. Thompson	42,662	$150,000
Mr. Zedillo	29,281*	$112,500

* In accordance with the terms of the Citigroup Inc. Non-Employee Directors Compensation Plan, because Mrs. Mulcahy and Messrs. Armstrong and Deutch retired before the mandatory retirement age of 72, they forfeited their 2009 and 2010 Deferred Stock Awards in the following amounts: Armstrong 2010: 42,662 and 2009: 32,351; Deutch 2010: 10,665 and 2009: 32,351; and Mulcahy 2010: 42,662 and 2009: 32,106. Mr. Zedillo’s Deferred Stock Award was pro-rated because his service on the board commenced on April 20, 2010.

(c) Beginning in 2009, directors were no longer able to elect to receive any of their compensation in the form of options to purchase shares of common stock. Information regarding the number of stock options held by non-employee directors can be found in the Director Stock Option Holdings Table below.

(d) C. Michael Armstrong, John M. Deutch and Anne M. Mulcahy retired from the board on April 20, 2010.

(e) Dr. Joss earned $350,000 for consulting services provided to the company during 2010.

Director Stock Option Holdings Table

Director	Date of Grant	Number of Shares Outstanding and Exercisable at 12/31/10	Expiration Date	Shares Exercisable as of 12/31/10
C. Michael Armstrong	1/16/2001	5,361	1/16/2011	5,361
	2/13/2002	5,361	2/13/2012	5,361
	1/18/2005	4,736	1/18/2011	4,736
	1/17/2006	4,599	1/17/2012	4,599
	1/16/2007	2,758	1/16/2013	2,758
Alain J.P. Belda	1/16/2001	12,929	1/16/2011	12,929
	2/13/2002	14,266	2/13/2012	14,266
	1/17/2006	9,198	1/17/2012	9,198
	1/16/2007	8,275	1/16/2013	8,275
	1/22/2008	18,404	1/22/2014	18,404
John M. Deutch	1/16/2001	9,144	1/16/2011	9,144
	2/13/2002	9,813	2/13/2012	9,813
Andrew N. Liveris	1/1/2006	2,318	1/1/2012	2,318
	1/17/2006	9,198	1/17/2012	9,198
	1/16/2007	8,275	1/16/2013	8,275
	1/22/2008	36,809	1/22/2014	36,809
Richard D. Parsons	1/16/2001	5,361	1/16/2011	5,361
	2/13/2002	5,361	2/13/2012	5,361
	1/18/2005	18,947	1/18/2011	18,947
	1/17/2006	18,397	1/17/2012	18,397
Judith Rodin	1/17/2006	9,198	1/17/2012	9,198
	1/16/2007	8,275	1/16/2013	8,275
	1/22/2008	18,404	1/22/2014	18,404

Audit Committee Report

The Audit Committee (“Committee”) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (“independent auditors”) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee also discussed with Citigroup’s independent auditors all communications required by generally accepted auditing standards.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2010 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related and tax compliance services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

THE AUDIT COMMITTEE:

Lawrence R. Ricciardi (Chair)

Robert L. Ryan

Anthony M. Santomero

Dated: February 22, 2011

Executive Compensation

Compensation Discussion and Analysis

Overview

Citi is committed to responsible compensation practices and structures. Citi seeks to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability. As explained in more detail in the discussion of the objectives of Citi’s compensation philosophy, Citi’s programs aim to discourage unnecessary or excessive risk-taking, facilitate competitiveness, reward performance over an appropriate period, promote meritocracy by recognizing individual employee contributions, and enhance Citi’s franchise value.

Exceptional employees, and exceptional efforts by those employees, have been required to move Citi towards sustained and responsible profitability when there continues to be worldwide competition for proven talent in the financial services industry. Accordingly, Citi has compensated executives within legal parameters and has awarded executive compensation taking into account the following:

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In 2010, Citi returned to profitability by executing on its long-term strategy. Citigroup net income was $10.6 billion in 2010, compared to a net loss of $1.6 billion in 2009. Citi substantially increased its capital base and is now one of the best capitalized large banks in the world. The US Treasury has recovered all of the $45 billion invested by the US government in Citi, plus approximately $12.3 billion in profits, consisting of dividends, interest, and gains on the sale of Citigroup common stock and other securities.

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Citi’s CEO declined substantial compensation for 2009 and 2010. As announced in February 2009, CEO Vikram Pandit has earned base pay at a rate of $1 per year and declined any other compensation until Citi has returned to sustained profitability. The personnel and compensation committee (the committee) determined that Mr. Pandit’s performance in

2010 merited an incentive award, but the committee respected Mr. Pandit’s decision and awarded no additional compensation for 2010.

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The structure of Citi’s executive compensation for 2010 was prescribed by statute to a significant extent. Because Citi had repaid exceptional governmental assistance in 2009, Citi was not subject to the determinations of the Special Master for TARP Executive Compensation (the Special Master) for 2010. However, because the US Treasury owned Citi common stock throughout most of 2010, the Emergency Economic Stabilization Act of 2008, as amended (EESA), dictated the structure of 2010 compensation for the senior executive officers and the next 20 most highly compensated employees, as determined for 2010 (the 2010 Top 25). Under EESA, the incentive compensation paid to each member of the 2010 Top 25, including the affected named executive officers, was limited to one-third of annual compensation. These TARP-related restrictions on the structure of executive compensation will not apply starting in 2011, as the US Treasury completed its sale of Citi common stock in December, 2010.

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Citi’s executive compensation structure for 2010 is aligned with risk balancing principles. Citi has taken a number of steps to align its incentive compensation practices with regulatory guidance in the US and other countries regarding sound incentive compensation policies, to enhance the balancing of risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks.

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In particular, deferred incentive compensation awarded for 2010 to Citi’s executive officers, including the named executive officers, is subject to performance based vesting, which is a form of ex-post balancing incentive compensation for adverse risk outcomes. Under Citi’s performance based vesting approach, if Citigroup has pre-tax net losses in any year of the award’s deferral period, the committee may determine that some or all of an executive officer’s incentive award for 2010 that is scheduled to vest after the end of the loss year will be reduced or eliminated.

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The structure for executive officers includes clawbacks. If 2010 performance turns out to be based on materially inaccurate performance criteria or if an executive materially violates risk limits, incentive compensation for 2010 will be forfeited (i.e., is subject to a “clawback”) .

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Citi also made important changes to its principal discretionary incentive compensation program, Citi’s Capital Accumulation Program (CAP). Citi amended the termination provisions of CAP to provide that awards that vest upon termination will only be delivered on the regularly scheduled vesting dates, with no delivery on an accelerated basis upon involuntary termination of employment, with the awards thereby remaining subject to changes in Citi’s stock price. The clawback for executive officers also now applies to all deferred CAP awards, including those that are delivered after termination of employment.

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The Personnel and Compensation Committee Report following this Compensation Discussion and Analysis provides additional detail on the steps Citi has taken during 2010 towards risk balancing, including changes in its performance management system to enhance senior managers’ focus on risk-taking behaviors.

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Citi continues to limit cash bonuses and has increased the standard percentage of senior executive incentive compensation that is awarded as deferred stock. Citi has long awarded a significant percentage of incentive compensation to senior management in stock that vests over a period of at least three years. In 2010, three named executive officers received no cash incentive compensation and received their entire incentive award in deferred stock, as prescribed by EESA, that vests at the end of three years; one named executive officer whose structure was not dictated by EESA received 60 percent of his incentive award in deferred stock vesting over four years with 40 percent of his annual incentive award payable in immediately vested cash. The structure providing for the four-year deferral of 60 percent of the total incentive was generally applied to the employees with the largest incentive awards throughout the company, and represents a change from past practice, under which the maximum amount deferred was 40 percent of the total incentive award. The fifth named executive officer, Mr. Pandit, received no incentive compensation, as stated above.

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Stock awards are an effective means of aligning executive officer interests with those of stockholders and other stakeholders. Citi believes that awarding deferred stock instead of deferred cash to executive officers better aligns their interests with stockholders and other stakeholders by fostering partnership behavior among executive officers and incentivizes them to act consistently with risk mitigation principles. The incentive award portion of the compensation payable to the named executive officers is subject to a stock ownership commitment, and Citi has trading policies that limit hedging strategies that undercut the purpose of the stock ownership commitment, as described in more detail under “Important compensation policies affecting named executive officers for 2010.” In addition, executives’ interests remain aligned with those of stockholders even after termination of employment through stock that vests or is subject to sale restrictions after termination of employment.

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Citi has a strong compensation governance process. The composition of the committee reflects its strong governance focus; each of the six committee members is a non-executive independent director who has served as CEO of a public company or who has significant senior regulatory experience. Throughout 2010, the committee continued to engage in active oversight of, and enhanced its focus on, risks to Citi that can be reduced through changes to Citi’s incentive compensation programs, as explained in detail in the Personnel and Compensation Committee Report. In addition, Citi has instituted global incentive councils or management remuneration committees to provide for consistency in its approach to compensation around the world.

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Involvement of independent risk management function. The committee met three times in 2010 with Citi’s Chief Risk Officer (CRO) to discuss and evaluate risk and Citi’s compensation programs, thereby further integrating Citi’s independent risk function into compensation governance and oversight. As explained in detail in the Personnel and Compensation Committee Report, Citi’s CRO conducted a review of risk in Citi’s compensation plans and concluded that the plans do not pose unnecessary or excessive risks to the company. The structure of these meetings was governed by EESA, but even after the TARP period, Citi expects that the CRO and the Independent Risk function will continue to work with the committee and play a significant role in the evaluation and monitoring of Citi’s compensation programs.

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Independent compensation consultant. For the 2010 compensation year, the only consultant retained by the committee to advise the committee on its compensation determinations was Independent Compensation Committee Adviser, LLC (ICCA). ICCA has advised the committee since 2006 and has never performed work for Citi other than its assignments from the committee.

Citi’s compensation principles. The committee made compensation decisions consistent with Citi’s compensation philosophy or principles, which state the objectives of Citi’s executive compensation programs and are designed to advance Citi’s business strategy by attracting, retaining and motivating the best talent available to execute the strategy. These principles have been updated for 2010, and are directly linked to Citi’s business strategy and mission statement. Citi’s compensation programs are designed to effect the following:

•	Encourage long-term profitability through the principles of responsible finance. Compensation programs should be designed to avoid unnecessary or excessive risks that can harm the franchise, while encouraging appropriate entrepreneurial activity, as a cornerstone of Citi’s culture of responsible finance. The structure of compensation should reduce risks to the franchise, meet regulatory requirements, and be aligned with company-wide goals and the furtherance of risk-adjusted stockholder returns. The structure of compensation should also reward long-term profitability and long-term sustainable increases in Citi’s stock price. Citi should use a wide range of tools to implement this principle, including equity awards that are deferred over an appropriate period and a range of clawbacks, especially for senior executives.

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Enhance Citi franchise value. Compensation should align the long-term interests of management with stockholders by having management share both upside opportunities and downside risk. Citi’s compensation structure must support and promote company integrity and stability by encouraging sustainable and responsible business performance and long-term retention of key employees. Strong partnership across internal businesses and regions is critical.

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Facilitate competitiveness. Compensation structure and amounts, including fixed compensation, should be competitive within the global financial services market. Compensation programs must support the attraction and retention of talented employees. Compensation should be used as a tool to reduce employee turnover, as a means of minimizing replacement costs and maintaining a pipeline of talent.

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Reward performance over an appropriate period. Incentives should reward sustainable individual, business unit, and company performance, as well as behavior that is consistent with Citi’s culture and effective risk management practices. Incentive compensation should also be based on financial measures that best reflect the state of ongoing operations, including risk-related metrics. Performance rewards must balance financial and non-financial measures.

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Promote meritocracy by recognizing employee contributions. Individual compensation decisions should be differentiated considerably based on financial and non-financial performance and reflect current or prospective contributions to the value of Citi. Business unit and corporate goals should be balanced with individual contributions depending on an individual’s role within the organization.

Assessing Company and Individual Performance

The role of the Personnel and Compensation Committee.    The committee regularly reviews the design and structure of Citi’s compensation programs to ensure that management’s interests are aligned with those of stockholders and other stakeholders and that the compensation programs are aligned with Citi’s strategic priorities and principles described above. The committee is responsible for evaluating the performance of and determining the compensation for the CEO, and in accordance with its guidelines, the committee approved the compensation for members of senior management.

In furtherance of these goals, the committee has retained ICCA to provide independent evaluations and advice regarding executive compensation. ICCA does no other work for Citi, reports directly to the chair of the committee, and meets with the committee in executive session, without the presence of Citi management. ICCA was asked to review and advise regarding the committee’s process, its decisions regarding the compensation of members of senior management, and the reasons for reaching those decisions.

Salary stock awards.    In September 2010, the committee approved the payment of salary stock to the 2010 Top 25. The salary stock program was developed in 2009 to comply with the compensation structure mandated by EESA. Under this structure, incentive compensation cannot exceed one-third of an executive’s annual compensation, and the remaining portion of annual compensation must be paid as salary, either in the form of cash salary or salary stock. In determining the amount of salary stock to pay to each eligible named executive officer, the committee considered company results through the award date, market compensation information, compensation history, role and responsibilities, and the committee’s preliminary views of overall company and management performance in 2010.

Committee process and results of decisions regarding incentive compensation.    In January 2011, the committee made executive incentive compensation decisions for 2010 in the context of Citi’s performance in 2010. Awards were made under Citi’s Discretionary Incentive and Retention Plan (DIRAP), Citi’s generally applicable annual incentive program, which provides for discretionary annual incentive awards. The committee approved the CEO’s recommendations through a process in which it considered the following:

1.	Overall company performance. For 2010, Citi’s improved financial performance was the most significant determinant of executive officer compensation.
2.	Risk rating. Each named executive officer received an independent rating on risk behaviors, which was considered as a threshold or “gating” factor.
3.	Individual performance and significance of role. The named executive officers each had a record of performance, including noteworthy achievements in 2010.
4.	Market data. The committee considered market compensation data to put its decisions in context, and also considered the nature of the executive’s role and compensation of others at Citi with somewhat similar roles.

1.	Overall company performance. In awarding incentive compensation to the named executive officers and other senior executives for 2010, the committee took into account Citi’s improved financial results and the substantial progress made against Citi’s strategic priorities.

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Senior management, including the named executive officers, continued to refine Citi’s strategic direction and to execute on the strategy. Citi is focusing on its core historical strengths and clients’ needs, with an emphasis on the growing segments of financial services. Citi is committed to generating sustained and responsible long-term profitability and growth from Citicorp, which comprises its core franchise, as well as managing and optimizing the assets and businesses within Citi Holdings. Citi is committed to executing its strategy on the basis of four key principles:

•	Common Purpose — One team, with one goal: serving our clients and stakeholders.
•	Responsible Finance — Conduct that is transparent, prudent and dependable.
•	Ingenuity — Enhancing our clients’ lives through innovation that harnesses the breadth and depth of our information, global network and world-class products.
•	Leadership — Talented people with the best training who thrive in a diverse meritocracy that demands excellence, initiative and courage.

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Citi has become profitable again. Whereas Citi focused on recapitalizing the firm and implementing a new strategy in 2009, Citi returned to profitability in 2010; also, earnings of Citicorp were nearly $15 billion and losses in Citi Holdings were reduced by over 50 percent. In addition to earning $10.6 billion in 2010, Citi reduced credit costs and its share price increased. Credit costs were $26 billion, reduced by 50 percent from prior year levels on a comparable basis. The price of Citi common stock rose 42.9 percent in 2010, from $3.31 at close on December 31, 2009 to $4.73 at close on December 31, 2010. Global credit continued to recover, with six consecutive quarters of sustained improvement in credit costs.

•	Citi improved key ratios in 2010. Citi also substantially increased its capital and improved its liquidity position in 2010. At December 31, 2010, Citi’s Tier 1 common ratio was 10.7 percent and its Tangible Common Equity (TCE) ratio was 12.9 percent, compared to 9.6 percent and 10.9 percent at December 31, 2009, respectively. Citi is now one of the best capitalized large banks in the world. Deposits increased in 2010, to a total of $845 billion as of year-end, up one percent from year-end 2009.

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Citi demonstrated continued expense discipline in 2010. Full year expenses for 2010 for Citigroup were $47.4 billion, down one percent against 2009. In 2010, Citi repositioned many Citicorp businesses and invested in a strong foundation for their future growth. Total Citicorp expenses in 2010 were $35.9 billion, up 10 percent from 2009 levels, reflecting these selective investments. Conversely, in Citi Holdings, as businesses were sold, cost savings were achieved. In Citi Holdings, expenses were $9.6 billion for 2010, down 31 percent against 2009. Taken together, expenses for 2010 were consistent with Citi’s strategy to invest in Citicorp while reducing the size of Citi Holdings in an optimal manner.

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Citi continued to execute successfully on its strategy to optimize the value of Citi Holdings through divestitures or prudent management. Citi has reduced assets within Citi Holdings by more than half since their peak in the first quarter of 2008, and assets of Citi Holdings declined by $128 billion in 2010, or 26 percent versus 2009. With the divestiture of the Student Loan Corporation for $31 billion, at December 31, 2010, the assets of Citi Holdings were 19 percent of Citi’s balance sheet and losses in Citi Holdings are down more than 50 percent year-over-year.

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TARP. In October 2010, the US Treasury sold $2.2 billion in Citigroup trust preferred securities (TruPs). In December 2010, the US Treasury completed the sale of its common stock holdings in Citi, and in January 2011, the US Treasury sold 465.1 million warrants for shares of Citigroup common stock equal to positions received in consideration for investments made under the Capital Purchase Program, the Targeted Investment Program and as part of a loss-sharing agreement that has been terminated. As previously mentioned, the US Treasury has recovered all of the $45 billion invested by the US government in Citi, plus approximately $12.3 billion in profits.

2.	Risk rating. As a threshold or “gating” issue in awarding incentive compensation, the committee considered the risk-related results of Citi’s performance evaluation process. This process was significantly changed for 2010, particularly for individuals who have influence over material risks to Citi or to Citi’s material lines of business (“material risk takers,” or MRTs), including all of the named executive officers. Each MRT was evaluated on risk behaviors; those MRTs with more influence over Citi’s risks (including the named executive officers) were assigned a risk-related rating by a group of representatives from independent control functions such as Risk, Finance, Compliance, or Legal. The rating was based in part on information provided through a balanced scorecard. The scorecard provided information on the 2010 results for the businesses or functions led by the executive using objective metrics, such as revenue and net income, risk capital, risk adjusted assets, return on assets and return on risk capital, including increases or decreases from the prior year. The scorecard also included risk metrics such as potential stressed losses and value at risk, and included information on performance against key risk-related metrics, such as operational risk losses, internal audit results, and legal or regulatory compliance matters. This separate assessment by independent control functions reviewed the applicable executive’s performance against these quantitative risk measures and also provided a qualitative assessment of the applicable executive’s actions in managing risk. The result of this assessment by independent control functions was provided to the applicable MRT’s manager, and, where the committee makes the decision regarding compensation for the executive, to the committee. Each MRT’s manager also provided a separate rating on risk to be included in the performance evaluation process.

In addition to focusing on the assessment by the independent raters, the committee devoted a substantial amount of time to analyzing risk in Citi incentive compensation programs broadly throughout the 2010 compensation process. Additional details of the committee’s analysis of risk in compensation programs are included in the Personnel and Compensation Committee Report following this Compensation Discussion and Analysis.

3.	Individual performance and significance of role. Mr. Pandit presented to the committee his performance evaluation of the executive officers who report to him. In addition to Mr. Pandit’s evaluation, the committee weighed the individual contributions of each of the named executive officers who received incentive compensation against Citi’s results, including progress made against strategic priorities. In making its decisions, in addition to the other factors previously described, the committee took into account the following:

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Mr. Gerspach, Chief Financial Officer: Mr. Gerspach is responsible for the financial management of the company and leads the Citi Finance function. Citi Finance maintains key financial information and controls for Citi, serving both internal and external facing functions. Under Mr. Gerspach’s leadership, Citi Finance is responsible for decisions on capital planning, liquidity, budgeting, tax, strategic direction and policy management. Mr. Gerspach and his leadership team also provide the data and analysis to enable Citi’s leaders to make sound decisions in support of the business objectives. Mr. Gerspach played a key role in prudently and proactively managing

Citi’s capital and liquidity while managing Citi’s balance sheet in a manner that enabled TARP repayment and significant decreases in Citi’s credit spreads. Mr. Gerspach helped lead Citi’s expense reduction initiatives and he made continued and substantial efforts to communicate effectively with analysts and investors throughout the year.

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Mr. Corbat, CEO, Citi Holdings: Mr. Corbat oversees the execution of the Citi Holdings strategy, which is to manage risk and losses, to reduce assets and to divest non-core businesses. His role is critical to Citi’s larger strategy of simplifying the organization and allowing Citi to allocate capital to fund its longer-term strategic business priorities. Mr. Corbat had a leadership role in reducing losses at Citi Holdings, as well as in the decrease in assets of Citi Holdings ahead of schedule and in a manner that minimized losses and risks to Citi and maximized gains in an uncertain market for many illiquid assets held by Citi Holdings. In particular, he prioritized attention on divestitures of the assets with greater risks to Citi. He was able to retain management teams in businesses that are not part of Citi’s strategy for the future with minimum retention costs to Citi. As noted previously, the assets of Citi Holdings are 19 percent of Citi’s assets at the end of 2010 as compared to 38 percent at the end of 2009. Citi Holdings has completed over 40 divestitures since the end of 2007.

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Mr. Havens, CEO, Institutional Clients Group: Mr. Havens is responsible for the management of Securities and Banking and Global Transaction Services, among other businesses, as CEO of the Institutional Clients Group, which provides financial services to corporations, other financial institutions, and governments. The Institutional Clients Group has physical presence in nearly 100 countries and jurisdictions and serves clients in over 160, and had average GAAP assets of $946 billion.

Securities and Banking had strong financial results in 2010 including $6.4 billion in net income, despite declines in revenues and net income from 2009, which was an exceptional year. Global Transaction Services also performed well in 2010. Revenue increased from 2009 to 2010 by 3 percent, and the business also continued to record improvements in other key financial metrics such as average deposits (up 10 percent for the year) and assets under custody (up 4 percent for the year). Mr. Havens has been devoted to rebuilding the capabilities of businesses in the Institutional Clients Group, with a particular emphasis on recruiting additional talent in targeted businesses. He has also focused the Institutional Clients Group on developing deeper relationships that can most benefit from Citi’s business and geographic diversity, and has proactively engaged in changing the business focus from driving revenues to serving clients.

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Mr. Medina-Mora, CEO, Consumer Banking for the Americas and Chairman of the Global Consumer Council; Chairman and CEO, Latin America and Mexico: In awarding compensation, the committee considered Mr. Medina-Mora’s three principal roles. He is responsible for: consumer banking in the Americas, driving Citi’s global consumer strategy as chairman of the Global Consumer Council, and regional leadership of the entire Citi franchise in Latin America. Accordingly, Mr. Medina-Mora occupies a position that is unique in the financial services industry. Mr. Medina-Mora has assumed responsibilities for consumer banking across North America and has been effective in attracting new leadership with strong consumer banking skills. Latin America is a region that has generated significant growth and has the potential for continued growth in the future. For the year ending December 31, 2010, the Latin America region had $12.7 billion in revenue and $3.6 billion in net income for Citicorp.

4.	Market data. The committee reviewed market data regarding compensation in the financial services industry and, where available, market compensation for an executive’s role in a major financial services institution. This data on total annual compensation (base plus annual incentive) was collected by management from publicly available sources and third-party proprietary databases based on parameters set by management. Bank of America, Barclays, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan Chase, Morgan Stanley and UBS are the companies Citi considers to be the peer group for purposes of senior executive compensation. These companies were selected because they compete for executive talent with Citi and they comprise the complete set of global financial services institutions with substantial US operations and lines of business that are sufficiently similar to Citi’s material lines of business. Other financial services institutions based in the US and elsewhere do not have senior management roles with comparable responsibilities, even though some of their lines of business may compete with Citi in particular markets. The peer group is unchanged from last year, and Citi is seeking to maintain consistency in the peer group going forward. The market information on total annual compensation provided background and context for committee decisions; the information regarding pay practices of the peer group informed but did not govern the committee’s award determination for any individual named executive officer or any other executive. In 2010, Citi did not benchmark the performance of the peer group against Citi’s performance as part of the compensation comparison, as continued market volatility made such comparisons less meaningful, although such comparisons to peer performance may be considered in the future.

Management and the committee determined that Mr. Corbat’s and Mr. Medina-Mora’s roles were not replicated at other financial institutions, and therefore market data did not frame the compensation decisions for those executives. Instead, the committee considered their past compensation history and compensation of others at Citi with related or somewhat similar roles to provide context for the compensation recommendation amounts.

Determination process. After reviewing the comparison data, the committee then determined the nominal amount of each named executive officer’s incentive compensation, based on recommendations made by the CEO. In summary, the committee considered company performance, risk ratings and individual achievements, framed by market or comparable data. Formulaic approaches or targets were not used to determine the amounts, consistent with the committee’s and Citi’s belief that the lack of flexibility inherent in formulas could inadvertently encourage undesirable behavior (e.g., favoring one financial measure to the exclusion of other important metrics and values, including non-financial values).

Assessment of CEO performance.    As stated previously, Mr. Pandit declined salary in excess of $1 and an incentive award for 2010. Nonetheless, Mr. Pandit has led the restructuring that has returned the company to profitability and has positioned the company for future growth. Mr. Pandit’s numerous accomplishments are reflected in the following company-wide achievements:

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Citi’s return to profitability through execution on articulated strategies. Citi earned $10.6 billion in 2010, compared to a net loss in 2009. The price of Citi common stock increased by over 42 percent in 2010, and Citi strengthened its capital base, such that Citi is now one of the best capitalized large banks in the world. This has been accomplished by focusing on growth within Citicorp while reducing Citi Holdings.

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Citi’s exit from TARP. The US government has recovered all of the $45 billion invested in Citi, plus approximately $12.3 billion in profits. Sales of the US government holdings in Citi common stock were completed in 2010, along with sales of other securities held by the US government.

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Successful Citi Holdings strategy. Citi Holdings has been reduced more rapidly than anticipated. At December 31, 2010, the assets of Citi Holdings were less than 20 percent of Citi’s balance sheet and losses in Citi Holdings have declined by more than 50 percent since 2009.

•	Reorganization of senior leadership. Senior management has been reframed to better align management approaches with the execution of Citi’s strategy.

Mr. Pandit has also led the following initiatives, among many:

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Deriving momentum from Citi’s businesses in those regions generating the lion’s share of global growth. As an element of execution on Citi’s global strategy, Citi’s business in the Asia/Pacific region has been the largest contributor to the company’s net income. Citi’s deposits in the region stand at record highs, and Citi assisted Asian clients with raising more than $150 billion from the capital markets, including the largest-ever initial public offerings in Hong Kong, India, Singapore and the Philippines. In Latin America, Citi executed a $67 billion equity offering by Petrobras, the largest transaction in global capital markets’ history. In 2010, Banamex added almost one million new customers to its rolls. Banamex’s total deposits and assets under management grew 10 percent in the last year and currently represent more than 20 percent of all financial savings in Mexico.

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Attraction of new leadership in key areas throughout Citi. In 2010, Mr. Pandit was instrumental in attracting significant new leadership to Citi, particularly in the credit cards and North America consumer areas, in investment banking, and in public affairs.

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Creating a culture of responsible finance. Mr. Pandit has led Citi’s multiple initiatives to strengthen its culture of responsible finance. In addition to continuous improvements in Citi’s risk management systems, Citi has become a leader in helping people affected by the financial crisis remain in their homes. Since 2007, Citi has helped more than one million borrowers in their efforts to avoid potential foreclosure proceedings. In 2010, Citi worked with two non-profit partners to create the Communities at Work Fund — at $200 million, one of America’s largest vehicles for connecting private capital with underserved communities.

Although the committee respects Mr. Pandit’s decision again to decline salary or an incentive award for 2010, the committee believes that his performance would merit a different outcome, and beginning in 2011, the committee intends to compensate Mr. Pandit commensurate with the job of CEO of Citi. Effective January 18, 2011, the committee increased Mr. Pandit’s rate of base salary to $1,750,000 per year.

Awards made by the committee for 2010

On the basis of the foregoing decision-making process, the committee approved the following compensation amounts for 2010 to the named executive officers:

Name	Cash Salary	Cash Bonus	Salary Stock	CAP Award	Long Term Restricted Stock Award	Total
Vikram Pandit	$1	$0	$0	$0	$0	$1
John Gerspach	$500,000	$0	$4,166,667	$0	$2,333,333	$7,000,000
Michael Corbat	$500,000	$3,400,000	$0	$5,100,000	$0	$9,000,000
John Havens	$500,000	$0	$9,000,000	$0	$4,750,000	$14,250,000
Manuel Medina-Mora	$546,966	$0	$7,450,911	$0	$3,998,939	$11,996,816

The terms of these awards are described in the next section. The table above shows how the committee viewed its compensation decisions for 2010 but is not a replacement for the disclosure required by the Summary Compensation Table. More detail on the differences between the committee’s decisions and the disclosure in the Summary Compensation Table is included in the 2010 Equity Awards section of this Compensation Discussion and Analysis below.

Annual incentive compensation structure

The compensation structures for 2010 for the named executive officers are described below. The compensation structure for Mr. Pandit, Mr. Gerspach, Mr. Havens and Mr. Medina-Mora was regulated by EESA, as these four executive officers are members of the 2010 Top 25. Another named executive officer, Mr. Corbat, is not part of the 2010 Top 25 and accordingly his compensation structure is the same as the generally applicable structure for Citi’s other most highly compensated employees. As required by EESA and the regulations thereunder, the 2010 Top 25 employees were identified based on 2009 compensation determined under SEC rules governing proxy disclosures, which is a different basis than that required to be used to identify the named executive officers for this Compensation Discussion and Analysis.

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Mr. Pandit. In February 2009, CEO Vikram Pandit advised Citi’s board that he would accept no incentive compensation and would accept base pay at a rate of $1 per year until Citi returns to sustained profitability. Based on Mr. Pandit’s performance against the company’s strategic priorities, in September 2010 the committee determined that Mr. Pandit merited consideration for an incentive award for 2010; however, based on Mr. Pandit’s commitment, the committee agreed to award him no other compensation for 2010. Effective January 18, 2011, Mr. Pandit’s base salary was increased to $1,750,000 annually in recognition of his current role and continuing value to the franchise, and he will be considered for incentive compensation in 2011.

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Other named executive officers. The awards made to other named executive officers are generally subject to deferral (including sale restrictions) or clawback, or both, as explained in more detail below:

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Cash base salary. Citi generally limits the base salary of most senior executives to $500,000. The payment of cash compensation reflects the need to provide some liquidity to attract and retain executives. In general, Citi believes that most compensation payable to executive officers should be at risk to incentivize performance.

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Salary stock. As a component of compliance with EESA, the committee paid salary stock to the members of the 2010 Top 25 in a manner consistent with the salary stock payments made in 2009 under the Special Master rulings, pursuant to which compensation in the form of immediately vested stock (salary stock) was considered to be consistent with the public interest if structured in the long-term interest of stakeholders. Accordingly, salary stock is immediately vested but is subject to sale restrictions. The salary stock paid to Mr. Gerspach, Mr. Havens and Mr. Medina-Mora for 2010 net of tax withholdings is transferable over a 12-month period beginning in January 2011. There are no provisions for early release of these transfer restrictions in the event of retirement, involuntary termination of employment or change in control, or for any other reason. Citi does not intend to award salary stock in 2011 or future years, as it is no longer a TARP company; Citi believes that executive behavior can in many cases be better aligned with stockholder interests and risk mitigation principles by paying a small portion of total compensation of some executive officers in cash salary and maintaining the flexibility to award more than one-third of total compensation in properly structured incentive compensation.

•	Long-term restricted stock. Annual incentive awards for 2010 were awarded to Mr. Gerspach, Mr. Havens and Mr. Medina-Mora in the form of “long-term restricted stock” (LTRS) as required by EESA, and they received no other incentive compensation for 2010. The LTRS awards will not vest unless the executive remains employed until January 20, 2014 and are subject to an additional performance based vesting condition applicable to LTRS awards to executive officers, namely, if Citi has had pre-tax net losses during any of the years of the deferral period, the committee may exercise its discretion to eliminate or reduce the number of shares that vest for that year. The LTRS awards are subject to clawbacks satisfying legal requirements and an additional clawback for noncompliance with risk policies, as described in more detail below under “Clawbacks applicable to named executive officer compensation.” LTRS awards do not vest in the event of retirement, involuntary termination of employment or change in control, but vesting would occur upon death or disability. As it is no longer a TARP company, Citi does not intend to award LTRS in the future, although Citi’s deferred stock awards will incorporate some of the same features. Citi believes that it may be appropriate to award deferred stock that vests on a ratable basis and over a period longer than three years to provide for competitive compensation opportunities and better alignment with risk mitigation principles.

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Capital Accumulation Program. Mr. Corbat’s incentive compensation was awarded under the structure generally applicable throughout the company for executive officers and other highly compensated employees who did not receive LTRS, except as may have been required by local regulators. Under the structure, 40 percent of his total incentive was payable in immediately vested cash, and the remaining 60 percent was awarded in Citi common stock under CAP. Mr. Corbat’s CAP awards, like most other CAP awards, vest 25 percent per year over a four-year period, and the CAP awards made to executive officers for 2010 are also subject to a performance based vesting condition. If Citi has had pre-tax net losses during any of the years of the deferral period, the committee may exercise its discretion to eliminate or reduce the number of shares that are scheduled to vest after the end of the loss year. CAP awards are also subject to clawbacks satisfying legal requirements and an additional clawback for noncompliance with risk policies, as described in more detail below under “Clawbacks applicable to named executive officer compensation.”

•

No perquisites. Citi has imposed substantial limits on perquisites for many years, as Citi believes that perquisites are in most cases inconsistent with its philosophy of pay for performance. At the same time, incidental perquisites may have advantages to Citi if they enable a senior executive to fulfill his or her employment duties. None of the named executive officers received any perquisites for 2010.

•

No supplemental executive retirement plans (SERPs) or nonqualified retirement plans. Citi does not generally provide for current benefit accruals under nonqualified executive retirement programs except to specified grandfathered and expatriate populations. None of the named executive officers was eligible for additional benefit accruals under any of these plans in 2010, although Mr. Gerspach is eligible for certain grandfathered benefits that were frozen at December 31, 2001.

•

No severance agreements. The named executive officers are not eligible for any severance pay upon termination of employment in excess of any benefit that may be available under Citi’s broad-based separation pay plans or local law.

•

Qualified retirement plans. The purpose of qualified retirement plans is to provide employees with tax-advantaged savings opportunities and income after retirement or other termination from Citi. Eligible pay under these plans is limited to Internal Revenue Code (IRC) annual limits ($245,000 for 2010). Eligible Citi employees, including the named executive officers, will receive a matching contribution for

2010 under the Citigroup 401(k) Plan. For 2010, the 401(k) plan provided a matching contribution of up to 4 percent of eligible pay to all US employees, subject to IRC annual limits, and that maximum has been increased to 6 percent of eligible compensation for 2011. Additional information regarding the pension benefits of the named executive officers follows the Pension Benefits Table.

•

Health and insurance plans. The named executive officers, other than Mr. Medina-Mora, are eligible to participate in the company-sponsored US benefit programs for active employees on the same terms and conditions as those made available to US salaried employees generally. Mr. Medina-Mora is eligible to participate in the company-sponsored benefit programs for active Mexico employees on the same terms and conditions as those made available to Mexico salaried employees.

Clawbacks applicable to named executive officer compensation.    For 2010, all deferred stock awarded under CAP to any employee worldwide, including executive officers, is subject to the following clawback. Nonvested amounts may be forfeited if the incentive award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if the employee’s employment terminates on account of misconduct. Specifically, incentive awards are subject to cancellation or forfeiture by Citi if the committee determines that the employee (a) received an award based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria, (b) knowingly engaged in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to financial statements or performance metrics, or (c) materially violated any risk limits established or revised by senior management, a business head and/or risk management, or any balance sheet or working or regulatory capital guidance provided by a business head. Incentive compensation is also subject to cancellation by Citi if the employee’s employment terminates on account of misconduct. The clawback applies to the vested and nonvested LTRS awarded to the named executive officers. As stated previously, CAP awards granted in the form of deferred stock that continues to vest after termination of employment will remain subject to clawback after termination of employment.

Additionally, since 2002, the board has had in effect a “clawback” policy based upon SARBANES-OXLEY. Citi’s Corporate Governance Guidelines require reimbursement, in all appropriate cases, of any bonus or incentive compensation awarded to an executive officer or effecting the cancellation of nonvested restricted or deferred stock awards previously granted to the executive officer if: (a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

2010 Equity Awards

In December 2009, the SEC issued final regulations generally requiring that the grant date fair value of equity awards be disclosed in the Summary Compensation Table for the year in which the equity awards were granted, not the year to which the services relate. As a result, the equity awards shown in the Summary Compensation Table may not relate to performance in 2010. The table set forth below summarizes the difference between the equity award values granted by the committee for service during 2010 and the aggregate equity award values appearing in this year’s Summary Compensation Table for awards granted in 2010. The first column (after the executives’ names) below shows values for the stock awards that were made by the committee for 2010. The second column shows the values for stock awards required to be shown in the Summary Compensation Table in accordance with SEC rules.

The last column shows the difference between the first column (the values for 2010) and the second column (the values required by SEC rules to be included in the Summary Compensation Table).

Name	Stock Awarded for 2010	Value of Stock Awards Shown in 2010 Summary Compensation Table	Difference Between Stock Awarded for 2010 and Summary Compensation Table Values
Vikram Pandit	$0	$0	$0
John Gerspach	$6,500,000	$4,166,667	$2,333,333
Michael Corbat	$5,100,000	$4,108,500	$991,500
John Havens	$13,750,000	$9,000,000	$4,750,000
Manuel Medina-Mora	$11,449,850	$7,450,911	$3,998,939

2010 Key Employee Profit Sharing Plan (KEPSP). Certain key business and functional leaders, including Mr. Corbat, received awards under the KEPSP in 2010. Unlike Citi’s annual discretionary incentive awards, KEPSP awards provide an incentive award based on a multi-year period and therefore are intended to encourage a focus on the long-term performance of Citi in a manner that appropriately balances incentives and risk, thereby aligning these employees’ interests with those of Citi’s stockholders and other stakeholders. The structure of the program is also intended to encourage partnership behavior across a specified group of key executives who together constitute part of the management team the committee seeks to incent and retain. For the 2010 KEPSP awards, the performance measurement period is January 1, 2010 through December 31, 2012. On February 14, 2011, the committee approved awards under the 2011 KEPSP for Mr. Gerspach, Mr. Havens, Mr. Medina-Mora and other executives. The 2011 KEPSP awards are similar to the 2010 KEPSP awards; however, the performance measurement period for the 2011 awards is January 1, 2011 through December 31, 2012. A discussion of the terms of the 2010 KEPSP is provided under the “General discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table.”

Important compensation policies affecting named executive officers for 2010

•

Stock ownership commitment. While stock ownership commitments recently have become widely recognized hallmarks of good corporate governance, Citi has had some form of a stock ownership commitment for well over a decade. As part of Citi’s stock ownership commitment, the members of senior management are generally required to retain at least 75 percent of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are members of senior management. Certain other executives are required to retain at least 50 percent of the same categories of net equity awards for the same period of time. This policy is intended to align further the interests of senior management with the interests of stockholders.

•

Personal trading and anti-hedging policies. Citi has adopted a personal trading policy that limits trading by management and other employees in Citi stock and restricts covered employees from engaging in hedging, derivative or other transactions that have an economically similar effect that would undermine the incentives created by deferred stock compensation structures and stock ownership commitments. The named executive officers are among those covered by these policies.

•

Dividend equivalents. As authorized by its stockholder-approved stock incentive plans, Citi pays dividend equivalents on most nonvested restricted or deferred stock awards under CAP and certain other stock awards on the same basis to all employees receiving such awards. Outstanding option awards are not eligible for dividend equivalents. Certain outstanding senior executive incentive awards, such as the performance vesting stock awards made in respect of 2010 and 2008 performance, do not pay dividend equivalents on nonvested stock. Where dividend equivalents are paid on equity awards, the dividend rate is the same for the named executive officers as for other stockholders. This practice is consistent with and furthers the goal of aligning the interests of employees with those of stockholders. Since February 2009, Citi has not paid dividends or dividend equivalents on its common stock. In 2010, the named executive officers received dividend equivalents as follows:

Name	Amount Paid as Dividend Equivalents in 2010 on Restricted and/or Deferred Stock Awards
Vikram Pandit	$0
John Gerspach	$0
Michael Corbat	$0
John Havens	$0
Manuel Medina-Mora	$0

•

Timing of awards. The incentive awards to the named executive officers for performance in 2010 were made on January 18, 2011, in accordance with Citi’s customary practice of making incentive awards in January for performance in the prior year. The closing price of Citi common stock on the date of grant was used to determine the number of LTRS shares awarded to the named executive officers who received the awards in accordance with last year’s practices as approved by the Special Master, and the average of the closing prices of the five trading days immediately prior to the grant date was used to determine the number of shares awarded to all eligible employees under CAP in accordance with longstanding Citi practice regarding CAP.

Different approaches were used as a result of the differing histories of the awards.

•

Grants of stock options. The committee did not award any options to the named executive officers for or during 2010. In addition, none of the named executive officers received reload options in 2010, which would have been issued only with respect to rights granted as part of earlier option grants and under Citi’s stockholder-approved equity compensation plans. Since 2003, Citi has not granted reload options to anyone except to the extent required by the terms of previously granted options.

•

Pricing of stock options. To facilitate compliance with SEC disclosure rules, Citi’s current equity plan generally provides that for executive officers, the exercise price of options is no less than the closing price of a share of Citi common stock on the NYSE on the date on which the option was granted. For other employees, the exercise price is no less than the closing price of a share of Citi common stock on the NYSE on the trading date immediately preceding the date on which the option was granted, so that on the date of grant, the committee has information available that describes the cost of the actual grant to Citi. Citi believes that both pricing approaches are appropriate measures of fair market value for options with exercise prices that are intended to be at market on the date of grant.

•

Use of compensation consultants. The committee charter provides that its compensation determinations regarding the CEO and other members of senior management should reflect the advice of an independent compensation consultant. The committee retained ICCA starting in 2006 as part of its effort to ensure the independence of the advice it receives. ICCA advises the committee on its compensation decisions regarding executive compensation and other compensation matters as requested by the committee. ICCA performs no work for Citi other than its assignments from the committee, and was paid total fees of $51,775 in 2010. ICCA meets separately with the committee and its chair outside the presence of management. For the 2010 compensation year, the committee did not engage any other compensation consultant.

•

Tax deductibility of the named executive officers’ incentive and retention compensation. While Citi seeks to preserve deductibility of compensation paid to the named executive officers to the extent permitted by law, Citi retains the flexibility to provide nondeductible compensation arrangements necessary to recruit and retain its executives. The committee decided to award compensation to the named executive officers for 2010 based on the principles previously described in order to compensate the executives considered to be critical to managing and improving Citi’s performance in the future, and portions of those awards were not deductible for federal income tax purposes. Non-deductible compensation was paid to the named executive officers for 2010 due to EESA’s limitations on deductions for compensation paid to the named executive officers. Under EESA, Citi must not claim deductions for federal income tax purposes in excess of $500,000 for any senior executive officer’s compensation for 2010 that would not be deductible under IRC section 162(m)(5). Since December 2010, EESA’s restrictions on the deductibility of executive compensation no longer applied to compensation paid by Citi. As noted herein, Proposal 4 in this proxy statement is a proposal requesting that stockholders approve a new plan intended to preserve the deductibility of incentive compensation paid to executive officers for 2011 and future years. Citi does not currently have such a plan in place.

•

Policy on tax “gross-ups.” Citi does not allow tax gross-ups, either directly or indirectly, for any of the named executive officers or the 2010 Top 25, except through bona fide tax equalization programs for expatriates as provided under Citi’s Expatriate Program. None of the current named executive officers are expatriates. The policy against tax gross-ups is part of Citi’s pay for performance philosophy.

•

Change in control agreements. Citi’s omnibus 2009 Stock Incentive Plan provides that no awards made under that plan may vest or be paid solely as a result of a change in control of Citi, although the named executive officers are entitled to some payments in the event of a change in control of Citi under the terms of prior equity awards. In 2002, Citi’s board adopted a resolution specifically prohibiting cash payments to a departing executive officer in the event of a change in control that would equal or exceed three times the executive officer’s annual income. Citi does not provide for change in control protection as part of individual employment arrangements.

•

Policy on severance pay and “golden parachutes.” The named executive officers do not participate in any executive severance programs and do not have pre-negotiated severance agreements, although they may be eligible to participate in broad-based separation pay programs. In 2010, Citi changed CAP to eliminate circumstances in which the vesting and/or delivery of awards could accelerate in the event of involuntary termination of employment. This change was made to keep terminated employees at risk for changes in Citi’s stock price to the same extent as current employees.

•

Policy on employment agreements. Citi will enter into a new employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the committee; (b) should be as short as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority. Employment agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to employees or retirees, except with the express prior approval of the board. None of the named executive officers has an employment agreement with Citi.

Compensation Information

For a complete understanding of actions taken by the committee with respect to compensation awards for 2010, please see the “Awards made by the Committee for 2010” section of the Compensation Discussion and Analysis.

2010 Summary Compensation Table

The following table shows Citi’s compensation for any person serving as Chief Executive Officer or Chief Financial Officer during 2010 and Citi’s three other most highly compensated executive officers, with their titles in effect on December 31, 2010. The form and content of the table are prescribed by SEC regulations.

Name and Principal Position	Year(1)	Salary ($)		Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)		Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Vikram Pandit CEO	2010	$1	(7)	$0	$0		$0		$0	$0	$0	$1
	2009	$125,001		$0	$0		$0		$0	$0	$3,750	$128,751
	2008	$958,333		$0	$28,830,000	(8)	$8,432,911	(9)	$0	$0	$16,193	$38,237,437
John Gerspach CFO	2010	$500,000		$0	$4,166,667		$0		$0	$51,995	$9,800	$4,728,462
	2009	$416,667		$0	$4,583,333	(10)	$0		$0	$49,117	$14,700	$5,063,817
Michael Corbat CEO, Citi Holdings	2010	$500,000		$3,400,000	$4,108,500	(11)	$0		$0	$4,460	$9,800	$8,022,760
John Havens(12) CEO, Institutional Clients Group	2010	$500,000		$0	$9,000,000		$0		$0	$0	$9,800	$9,509,800
	2009	$500,000		$0	$10,327,374	(13)	$434,380	(14)	$0	$0	$14,700	$11,276,454

Manuel Medina- Mora CEO, Consumer Banking for the Americas and Chairman of the Global Consumer Council Chairman and CEO, Latin America & Mexico	2010	$546,966	(15)	$0	$7,450,911		$0		$0	$2,119,018	$0	$10,116,895
	2009	$546,966		$0	$9,328,010	(16)	$361,984	(14)	$0	$163,047	$0	$10,400,007

(1)

Compensation for Mr. Gerspach, Mr. Havens and Mr. Medina-Mora is provided only for 2010 and 2009, because they were not named executive officers in 2008. Compensation for Mr. Corbat is provided only for 2010, because he was not a named executive officer in 2009 or 2008.

(2)	Amounts in this column show cash bonuses. Because EESA governed the structure of executive compensation for 2010, Mr. Corbat was the only named executive officer eligible for a cash bonus.
(3)

The values in this column represent the aggregate grant date fair values of the awards. Any assumptions made when calculating the amounts in this column are found in footnote 8 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2010. The values shown include salary stock amounts paid consistent with applicable legal requirements. Salary stock payments were made to the named executive officers in 2010 for service in 2010 as follows: $4,166,667 to Mr. Gerspach, $9,000,000 to Mr. Havens and $7,450,911 to Mr. Medina-Mora.

(footnotes continued on following page)

(4)

The values in this column represent the aggregate grant date fair values of the awards, as described in more detail in the applicable footnotes below. The assumptions made when calculating the amounts in this column for 2009 and 2008 awards are found in footnote 8 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2009.

(5)

These amounts represent the increases in the present value of pension benefits for Mr. Gerspach, Mr. Corbat and Mr. Medina-Mora, as more fully described in the Pension Benefits Table. Mr. Gerspach’s benefit under The Citigroup Pension Plan increased $30,946 and his benefit under the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates increased $21,049. Mr. Corbat’s entire pension benefit is provided under The Citigroup Pension Plan. Mr. Medina-Mora’s benefit under the Banamex Pension Plan increased by $2,118,255 and his statutory seniority premium increased by $763. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.

(6)	Set forth below is a breakdown of All Other Compensation (including personal benefits):

Name	Security Services/ Systems ($)	Aircraft ($)	Ground Transportation ($)	Financial and Tax Planning ($)
Vikram Pandit	$0	$0	$0	$0
John Gerspach	$0	$0	$0	$0
Michael Corbat	$0	$0	$0	$0
John Havens	$0	$0	$0	$0
Manuel Medina-Mora	$0	$0	$0	$0

Name	Medical and Dental Benefits ($)	401(k) Plan Matching Contributions ($)	Tax Reimbursements ($)	Total ($)
Vikram Pandit	$0	$0	$0	$0
John Gerspach	$0	$9,800	$0	$9,800
Michael Corbat	$0	$9,800	$0	$9,800
John Havens	$0	$9,800	$0	$9,800
Manuel Medina-Mora	$0	$0	$0	$0

Mr. Gerspach, Mr. Corbat and Mr. Havens received 401(k) plan matching contributions pursuant to the formula used for all eligible US employees.

(7)

Mr. Pandit agreed to accept $1 per year in salary effective in February 2009. Amounts in excess of $1 for 2009 reflect compensation paid in 2009 prior to his announcement. Effective January 18, 2011, Mr. Pandit’s annual rate of base salary was increased to $1,750,000.

(8)

In connection with his appointment as CEO, the committee made equity awards to Mr. Pandit in January 2008 that were designed to incentivize and reward him based on the future performance of Citi. The award of 1 million shares, with an aggregate grant date fair value of $26,330,000 on the award date, had a market value of $4,730,000 on December 31, 2010.

(9)

These options were granted in connection with Mr. Pandit’s promotion to CEO and have a ten-year term. One-third of the options have an exercise price equal to the grant date price ($24.40), one-third have an exercise price that is 25 percent above the grant date price ($30.50), and one-third have an exercise price that is 50 percent above the grant date price ($36.60). The options will only have value to the extent that the Citi stock price exceeds each exercise price after the vesting of such options, and they currently are significantly “out of the money.”

(footnotes continued from previous page)

(footnotes continued on following page)

(10)

This amount was awarded for performance in 2009 and includes a salary stock payment with a grant date fair value of $2,916,666 and an award under the Long Term Restricted Stock (LTRS) program of $1,666,667. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table for a more detailed discussion of award terms.

(11)

This amount was awarded for performance in 2009 and includes salary stock with a grant date fair value of $373,500 and an award under the Stock Incentive Payment Program (SIPP) of $3,735,000. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table for a more detailed discussion of award terms.

(12)	Effective January 19, 2011, Mr. Havens was named to the additional roles of President and Chief Operating Officer of Citigroup Inc.
(13)

This amount includes $1,327,374 attributable to performance-vesting equity awards made to Mr. Havens in January 2009 in connection with 2008 performance, a salary stock payment of $475,000 and LTRS awards and Stock Incentive Awards (SIAs) in an aggregate amount of $8,525,000 in respect of 2009 performance. If Citi’s stock price achieves the targets of $10.61 and $17.85 set forth in the awards before January 14, 2013, the performance-vesting equity awards will have an aggregate value of $8,223,673 on the target price attainment dates. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table.

(14)

These options were awarded in January 2009 in connection with 2008 performance and have exercise prices of $10.61 or $17.85. The options will only have value to the extent that the Citi stock price exceeds each exercise price after the vesting of such options, and they currently are significantly “out of the money.” See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table.

(15)	Mr. Medina-Mora’s base US dollar salary is converted to pesos on a monthly basis using the exchange rate in effect at the time of payment.
(16)

This amount includes $849,807 attributable to performance-vesting equity awards made to Mr. Medina-Mora in January 2009 in connection with 2008 performance, a salary stock payment of $450,000 and LTRS awards and SIAs in an aggregate amount of $8,028,203 in respect of 2009 performance. If Citi’s stock price achieves the targets of $10.61 and $17.85 set forth in the awards before January 14, 2013, the performance-vesting equity awards will have an aggregate value of $5,264,933 on the target price attainment dates. See “General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table” following the Grants of Plan-Based Awards Table.

2010 Grants of Plan-Based Awards

The table below provides information regarding awards made by the committee in 2010, including each equity award’s grant date fair value. The equity awards made in January 2010 were made for the 2009 performance year, and the other equity awards listed in the table are salary stock awards granted for service in 2010. The table accordingly shows equity awards attributable to more than one performance year, in accordance with SEC requirements.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)		All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
		Thresh- old ($)	Target ($)		Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Vikram Pandit	—	—	—		—	—	—	—	—		—	—	—
John Gerspach	9/30/2010	—	—		—	—	—	—	801,282		—	—	$3,125,000
	10/29/2010	—	—		—	—	—	—	83,266		—	—	$347,222
	11/30/2010	—	—		—	—	—	—	82,671		—	—	$347,222
	12/30/2010	—	—		—	—	—	—	72,945		—	—	$347,222
Michael Corbat	1/19/2010	—	—		—	—	—	—	105,508	(2)	—	—	$373,500
	1/19/2010	—	—		—	—	—	—	1,062,286	(3)	—	—	$3,735,000
	10/25/2010	$2,208,360	$2,493,680	(4)	—	—	—	—	—		—	—	$—
John Havens	9/30/2010	—	—		—	—	—	—	1,730,769		—	—	$6,750,000
	10/29/2010	—	—		—	—	—	—	179,856		—	—	$750,000
	11/30/2010	—	—		—	—	—	—	178,571		—	—	$750,000
	12/30/2010	—	—		—	—	—	—	157,563		—	—	$750,000
Manuel Medina-Mora	9/30/2010	—	—		—	—	—	—	1,432,867		—	—	$5,588,183
	10/29/2010	—	—		—	—	—	—	148,899		—	—	$620,909
	11/30/2010	—	—		—	—	—	—	147,835		—	—	$620,909
	12/30/2010	—	—		—	—	—	—	130,443		—	—	$620,909

(1)

Unless otherwise indicated, awards in this column were made for 2010 service, are fully vested as “salary stock” and are subject to transfer restrictions for 12 months from the date earned. See discussion below under “Citi Stock Payment Program.” The awards were made under the 2009 Stock Incentive Plan.

(2)

This award was made for 2009 service, is fully vested as “salary stock” and is subject to transfer restrictions for 12 months from the date earned. See discussion below under “Citi Stock Payment Program.” The award was made under the 2009 Stock Incentive Plan.

(3)	This stock incentive award vests over three years. See discussion below under “2009 Stock Incentive Payment Program.” The award was made under the 2009 Stock Incentive Plan.
(4)

This award was made under KEPSP. KEPSP terms do not provide for a target award amount, and in cases of non-equity incentive plans without target award amounts, SEC rules require that an estimate be provided in this column based on the prior year’s financial results. Accordingly, the amount shown as a target is the amount that would have been earned if awards were based on performance through December 31, 2010. Actual awards under the program will be based on cumulative financial results for the three-year period January 1, 2010 through December 31, 2012. KEPSP will not provide payouts unless minimum financial targets are exceeded, and the amount shown as a threshold is the award amount payable to Mr. Corbat if the minimum target is achieved. KEPSP does not provide for a maximum award amount. See discussion below under “2010 Key Employee Profit Sharing Plan (KEPSP).”

General discussion of the Summary

Compensation Table and Grants of Plan-Based

Awards Table

Set forth below is a discussion of the awards disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table, to the extent not described in the Compensation Discussion and Analysis. Specifically, the LTRS and CAP programs are discussed under the “Compensation structure” section above.

Citi Stock Payment Program (CSPP).    As indicated in the Summary Compensation Table and Grants of Plan-Based Awards Table, Mr. Gerspach, Mr. Corbat, Mr. Havens and Mr. Medina-Mora received payments under the CSPP in 2010. Under the CSPP, eligible employees have a portion of their compensation paid in the form of fully vested Citigroup common stock (salary stock), subject to a restriction on sale or transfer. Certain employees who were either (a) senior executive officers for 2010 or 2009, (b) among the top 100 highest paid employees of Citi for 2009 or (c) among the top 20 highest paid employees Citi for 2010 were eligible to receive CSPP payments. For 2010 service, stock payments were made to eligible employees beginning on September 30, 2010 and on each month-end thereafter during 2010, and shares are subject to a 12-month sale restriction effective from the date earned, such that sales restrictions lift on a ratable monthly basis beginning in January 2011. Stock payments were made to eligible employees for 2009 service on January 19, 2010 and fully vested on that date subject to a sale restriction, which was lifted in 12 monthly installments beginning on January 20, 2010.

2009 Stock Incentive Payment Program (SIPP). Mr. Corbat received a SIPP award in January 2010 for performance in 2009. The SIPP is a discretionary award program consisting of awards of restricted or deferred shares of Citigroup common stock that contain terms prescribed by the Special Master. Employees who were among the top 100 highest paid employees of Citi for 2009, other than senior executive officers and employees who were among the top 20 highest paid employees of Citi for 2009, were eligible for awards under the SIPP. One third of SIPP shares granted on January 19, 2010 are scheduled to vest on each of January 20, 2011, January 20, 2012, and January 20, 2013. All vested SIPP shares are subject to a sale restriction and may not be sold or transferred prior to the later of January 20, 2013 or one year after the regularly scheduled vesting date of such shares. In the event of termination of employment during the vesting period, SIPP shares may be forfeited or may vest in accordance with rules that are the same as the rules for the January 2009 CAP awards. Under those rules, employees who die, become disabled, or terminate employment after attaining the Rule of 60 or the Rule of 75 may continue to vest in their shares. For a complete discussion of the Rule of 60 and the Rule of 75, see the discussion following the Nonqualified Deferred Compensation Table. Mr. Corbat has attained the Rule of 75, so if he resigns, prior awards will continue to vest on schedule provided that he does not work for a significant competitor, as listed under the provisions of CAP. In addition, Citi’s standard clawback is part of the terms of the SIPP awards.

2009 Stock Incentive Awards (SIAs). Mr. Havens and Mr. Medina-Mora received SIAs in December 2009 for performance in 2009. SIAs are discretionary awards consisting of awards of fully vested restricted or deferred shares of Citigroup common stock awarded in lieu of cash incentive compensation with terms that are designed to comply with the Special Master rulings. Although the Special Master determined that a portion of the incentive compensation for 2009 payable to Mr. Havens and Mr. Medina-Mora could have been paid in cash, the committee determined that none of the named executive officers should receive any cash incentive awards for 2009 to align their interests with stockholders and other stakeholders. Accordingly, a portion of incentive compensation for 2009 was awarded to Mr. Havens and Mr. Medina-Mora in fully vested common stock, but 50 percent of the fully vested SIAs awarded to Mr. Havens and Mr. Medina-Mora is sale-restricted and becomes transferable on the third anniversary of the date of grant. There are no provisions for early release of sale restrictions in the event of retirement, involuntary termination of employment or change in control, or any other reason. These incentive awards are also subject to Citi’s clawbacks.

2010 Key Employee Profit Sharing Plan (KEPSP). Mr. Corbat received a KEPSP award during 2010, and the following describes the terms of the 2010 KEPSP. Each participant in the KEPSP was awarded a percentage of Citicorp’s cumulative pre-tax income earned over the performance period (the participant’s applicable percentage), provided certain conditions are met. The performance measurement period is January 1, 2010 through December 31, 2012. Under the KEPSP, Citicorp’s cumulative pre-tax income is defined as Citigroup Inc.’s income (loss) from continuing operations less the income (loss) from continuing operations of Citi Holdings, in each case as reported in the applicable Quarterly Financial Data Supplements that are filed as exhibits to the quarterly earnings releases that are publicly disclosed by Citi on SEC Forms 8-K.

If all conditions to vesting and payment are satisfied, the participant will generally be entitled to an initial payment equal to two-thirds of the percentage of the cumulative pre-tax income earned over the initial performance period that was awarded to the participant. The participant will also be entitled to a holdback payment equal to the remaining one-third of his or her KEPSP award, provided however, that the participant’s holdback payment will be reduced, but not below zero, if cumulative pre-tax income for the holdback period is less than zero. In general, the holdback period commences on January 1, 2013 and ends on December 31, 2013.

Generally, participants must remain employed by Citi through January 20, 2013 in order to vest in their KEPSP awards. Special vesting and payment conditions apply in the case of an acceleration event, which includes a participant’s death, disability, retirement, a qualifying termination or the occurrence of a qualifying transaction with respect to the participant’s Citi employer. A participant whose employment with Citi terminates due to retirement, which is defined as a participant’s termination of employment on or following the later of January 1, 2011 and the date on which such participant is at least age 65 and the sum of such participant’s age and full completed years of service with Citi equals at least 75, will generally be entitled to a pro-rata portion of his or her KEPSP award. A “qualifying termination” generally means either (a) a termination of employment in connection with a sale or other disposition of assets of the business unit to which the participant provides substantial services or (b) the outsourcing of a participant’s job. The employer of a participant will undergo a “qualifying transaction” if, in connection with the sale or other disposition of the stock or other equity interest in the participant’s employer, Citi ceases to control or own a significant equity interest in the participant’s employer. However, if the participant is a US taxpayer, the sale or disposition of the participant’s employer will not constitute a qualifying transaction with respect to such participant’s award under the plan unless such sale or disposition also constitutes a change in control under IRC Section 409A.

In addition to satisfying the vesting conditions, two performance conditions must be satisfied in order for participants to receive payment of vested awards. First, the committee, in conjunction with Citi’s CRO, must determine that there has not been a material adverse change in Citi’s or Citibank, N.A.’s risk profile during the applicable performance period. Second, vested awards will only be paid if the cumulative pre-tax income for Citicorp in the applicable performance periods is at least $17.5 billion.

If the vesting and performance conditions are satisfied, a participant’s initial payment will equal two-thirds of the product of the cumulative pre-tax income for the initial performance period and the participant’s applicable percentage. The initial payment will be paid after January 20, 2013 but no later than March 15, 2013. The participant’s holdback payment, if any, will equal the amount determined by multiplying (a) the lesser of cumulative pre-tax income for the initial performance period and cumulative pre-tax income for the period commencing January 1, 2010 and ending on December 31, 2013 (the entire performance period), and (b) the participant’s applicable percentage, with such amount reduced by the initial payment; provided in no case will the holdback payment be less than zero. The holdback payment, if any, will be paid after January 20, 2014 but no later than March 15, 2014. The holdback payment will be credited with notional interest equal to the 90-day, U.S. dollar-based London Interbank Offered Rate (90-day LIBOR) during the holdback period. Both the initial payment and holdback payment will be paid in cash, unless equity awards are required by regulators.

In addition to the vesting and performance conditions described above, nonvested or undelivered KEPSP payments are subject to forfeiture or reduction if a participant (a) received a payment based on materially inaccurate financial statements (including, but not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria, (b) knowingly engaged in providing inaccurate information (including such participant’s knowingly failing to timely correct inaccurate information) relating to financial statements or performance metrics, (c) materially violated any risk limits established by senior management, a business head and/or risk management, or any balance sheet or working capital guidance provided by a business head, or (d) is terminated on account of gross misconduct. In the event of any material unusual or non-recurring events affecting cumulative pre-tax net income, any change in applicable tax laws or accounting principles, or any other factor as the committee may determine, the committee is required to make appropriate equitable adjustments to cumulative pre-tax income or any other provision of the KEPSP or any KEPSP award. Subject to certain limited exceptions, the committee may, in its sole discretion, modify, amend, terminate or suspend the KEPSP or any KEPSP award at any time.

2008 Performance-Vesting Stock. Mr. Havens and Mr. Medina-Mora received awards of performance-vesting stock in January 2009 for performance in 2008. Members of the management executive committee as of January 2009 (except the CEO and CFO) received 30 percent of their total annual incentive awards for performance in 2008 as performance-vesting equity awards. These awards are intended to link incentive compensation for Citi’s senior executives to the performance of Citi. The awards were made to balance the need to compensate key executives, who (if they received any awards at all) received significantly reduced total annual incentive awards at market levels while linking their compensation to Citi’s future performance.

These performance-vesting stock awards vest if the price of a share of Citi common stock meets specified price targets prior to January 14, 2013 (the delivery date), with a minimum one-year vesting period. Half of each executive’s award has a price target of $17.85 and half has a price target of $10.61, with the price target deemed met only if the NYSE closing price of Citi stock equals or exceeds the applicable price target for at least 20 NYSE trading days within any period of 30 consecutive NYSE trading days ending on or before the delivery date. These price targets were chosen based on the conversion prices of the warrants to purchase common stock issued by Citi to Treasury on October 28, 2008 and on December 31, 2008. Any shares that have not vested by the delivery date will vest according to a fraction, the numerator of which is the share price on the delivery date and the denominator of which is the price target of the nonvested shares. Vested shares are not distributed to the executive until the delivery date, and no dividend equivalents are paid on these awards prior to vesting. If a named executive officer who received an award resigns or is involuntarily terminated before the delivery date, all nonvested shares are forfeited; however, some or all of the shares will vest and become immediately deliverable if the executive terminates employment prior to the delivery date due to death or disability, and shares will remain eligible to vest upon retirement for any executive who was not a named executive officer on the grant date after meeting an age and service rule, provided that the executive does not compete with the company’s business operations. The age and service rules are described in the narrative following the Nonqualified Deferred Compensation Table.

2008 Options. Mr. Havens and Mr. Medina-Mora received an option grant in January 2009 for performance in 2008. Members of the management executive committee as of January 2009 (except the CEO and CFO) received 10 percent of their total annual incentive awards for performance in 2008 as stock options which have an exercise price that placed the awards significantly “out of the money” on the date of grant. These options have the same purposes as the performance-vesting stock awards.

Half of each executive’s options have an exercise price of $17.85 and half have an exercise price of $10.61 (as determined pursuant to the terms of the awards), and were granted on January 14, 2009, when the closing price of Citi common stock was $4.53. The named executive officers who received awards accordingly will receive value from the options only if the Citi stock price increases significantly over its current price. The options have a 10-year term and vest ratably over a four-year period. If the named executive officer resigns, retires or is involuntarily terminated before the delivery date, all nonvested options are forfeited; however, the options vest if the executive terminates employment prior to the vesting date due to death or disability.

Outstanding Equity Awards at 2010 Fiscal Year-End

The market values in this table were computed using the closing price of a share of Citi common stock on December 31, 2010, which was $4.73.

		Option Awards								Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)			Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Initial		Reloads	Initial	Reloads
Vikram Pandit	1/22/2008	500,000	(3)	—	500,000	—	—	$24.4000	1/22/2018	—		—	—		—
	1/22/2008	500,000	(3)	—	500,000	—	—	$30.5000	1/22/2018	—		—	—		—
	1/22/2008	500,000	(3)	—	500,000	—	—	$36.6000	1/22/2018	—		—	—		—
	1/22/2008			—	—	—	—	—	—	250,000	(4)	$1,182,500	—		—
John Gerspach	1/16/2001	16,082	(5)	—	—	—	—	$49.5477	1/16/2011	—		—	—		—
	2/13/2002	3,860	(6)	—	—	—	—	$42.1097	2/13/2012	—		—	—		—
	1/23/2004	—		3,433	—	—	—	$50.6900	2/13/2012	—		—	—		—
	10/6/2006	—		10,447	—	—	—	$50.9900	2/13/2012	—		—	—		—
	1/22/2008	—		—	—	—	—	—	—	7,595	(7)	$35,924	—		—
	12/30/2009	—		—	—	—	—	—	—	502,008	(8)	$2,374,498	—		—
Michael Corbat	1/16/2001	16,082	(5)	—	—	—	—	$49.5477	1/16/2011	—		—	—		—
	1/23/2004	—		4,764	—	—	—	$50.6900	2/13/2012	—		—	—		—
	10/5/2006	—		14,616	—	—	—	$51.0300	2/13/2012	—		—	—		—
	7/17/2007	—		4,820	—	—	—	$52.4600	2/13/2012	—		—	—		—
John Havens	1/14/2009	—		—	—	—	—	—	—	—		—	577,910	(9)	$2,733,514
	1/14/2009	76,271	(10)	—	228,813	—	—	$10.6100	1/14/2019	—		—	—		—
	1/14/2009	76,271	(10)	—	228,813	—	—	$17.8500	1/14/2019	—		—	—		—
	12/30/2009	—		—	—	—	—	—	—	715,361	(8)	$3,383,658	—		—

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		Option Awards								Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)			Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Initial		Reloads	Initial	Reloads
Manuel Medina-Mora	10/16/2001	107,219	(11)	—	—	—	—	$41.7833	10/16/2011	—		—	—		—
	2/13/2002	107,219	(6)	—	—	—	—	$42.1097	2/13/2012	—		—	—		—
	2/13/2002	16,259	(12)	—	—	—	—	$41.8971	2/13/2012	—		—	—		—
	1/17/2006	126,901	(13)	—	—	—	—	$48.9200	1/17/2012	—		—	—		—
	1/22/2008	—		—	—	—	—	—	—	37,979	(7)	$179,641	—		—
	1/22/2008	147,260	(14)	—	147,260	—	—	$24.4500	1/22/2014	—		—	—		—
	1/14/2009	63,559	(10)	—	190,678	—	—	$10.6100	1/14/2019	—		—	—		—
	1/14/2009	63,559	(10)	—	190,678	—	—	$17.8500	1/14/2019	—		—	—		—
	1/14/2009	—		—	—	—	—	—	—	—		—	369,988	(9)	$1,750,043
	12/30/2009	—		—	—	—	—	—	—	677,710	(8)	$3,205,568	—		—

(1)	The options shown in this column are vested as of December 31, 2010.
(2)	The options shown in this column are nonvested as of December 31, 2010.
(3)	This option granted on January 22, 2008 vests in four equal annual installments beginning on January 22, 2009.
(4)	This stock award granted on January 22, 2008 vests in four equal annual installments beginning on December 11, 2008.
(5)	This option granted on January 16, 2001 vested in five equal annual installments beginning on July 16, 2002.
(6)	This option granted on February 13, 2002 vested in five equal annual installments beginning on July 13, 2003.
(7)	This stock award granted on January 22, 2008 vests in four equal annual installments beginning on January 20, 2009.
(8)	This stock award granted on December 30, 2009 vests on January 20, 2013.
(9)	This stock award granted on January 14, 2009 vests in full only if Citi stock attains specified price targets measured over a specified period of time. See 2008 Performance Vesting Stock above.
(10)	This option granted on January 14, 2009 vests in four equal annual installments beginning on January 14, 2010.

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(11)	This option granted on October 16, 2001 vested in five equal annual installments beginning on October 16, 2002.
(12)	This option granted on February 13, 2002 vested in five equal annual installments beginning on February 13, 2003.
(13)	This option granted on January 17, 2006 vested in four equal annual installments beginning January 20, 2007.
(14)	This option granted on January 22, 2008 vests in four equal annual installments beginning January 20, 2009.

Shares that are subject to a Rule of 60 or Rule of 75 provision and that are held by named executive officers who have met the Rule of 60 or the Rule of 75 are not shown as outstanding in the Outstanding Equity Awards at Fiscal Year-End Table, but are included in the Nonqualified Deferred Compensation Table below. For a full discussion of the Rule of 60 and the Rule of 75, see the Nonqualified Deferred Compensation Table below.

The Outstanding Equity Awards at Fiscal Year-End Table describes options as either “initial” or “reload.” Initial option grants made in 2003 or later do not have a reload feature; however, options granted prior to 2003 retain that feature, as do any options granted upon exercise of an option using the reload feature. The grant of a reload option is not a discretionary award for the year in which the reload right is exercised; rather, the grants are made pursuant to the terms of previously granted options. Under the reload program, if shares of Citi common stock that have been owned for at least six months are used to pay the exercise price of an option and the income taxes due on exercise of the option, the option holder will receive a new reload option to make up for the shares the option holder used to pay the purchase price and tax withholding obligations. The reload option has an exercise price equal to the market price of Citi’s common stock on the date the original option is exercised, does not vest (i.e., become exercisable) until six months later and expires on the expiration date of the initial grant. A reload option will not be granted upon the exercise of an option with a reload feature unless the market price of Citi common stock on the date of exercise is at least 20 percent greater than the option exercise price. The purpose of granting reload options was to maintain the option holder’s commitment to Citi by maintaining as closely as possible the option holder’s net equity position — the sum of shares owned and shares subject to option.

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vikram Pandit	0	$0	297,474	$1,346,903
John Gerspach	0	$0	1,043,961	$4,180,054
Michael Corbat	0	$0	1,269,009	$4,465,284
John Havens	0	$0	2,246,759	$9,000,000
Manuel Medina-Mora	0	$0	1,924,608	$7,678,503

The values shown above reflect the market value of Citi stock as of the vesting dates. These prices ranged from $3.3050 to $4.7600. For purposes of this table, stock is considered vested if the stock is subject to a Rule of 60 or Rule of 75 provision and the named executive officer meets the Rule of 60 or the Rule of 75 at the time of the award or during the vesting period. For a full discussion of the Rule of 60 and the Rule of 75, see the Nonqualified Deferred Compensation Table below.

2010 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Vikram Pandit	N/A	N/A	$	N/A		$0
John Gerspach(2)	The Citigroup Pension Plan	17.7		$317,759		$0
	Supplemental ERISA Compensation Plan of Citibank N.A. and Affiliates (Citibank Pay Cap Plan)	11.7		$205,556		$0
Michael Corbat	The Citigroup Pension Plan	24.4		$88,279		$0
John Havens	N/A	N/A	$	N/A		$0
Manuel Medina-Mora(3)	Banco Nacional de Mexico, S.A. Pension Plan (Banamex Pension Plan) Statutory Seniority Premium	39.2 39.2	$ $	6,421,727 6,826	$ $	0 0

(1)

The material assumptions used in determining the present value of The Citigroup Pension Plan and Citibank Pay Cap Plan benefits are (a) the IRS 2011 annuitant mortality table, (b) a discount rate of 5.45 percent, and (c) an interest crediting rate on cash balance plan benefits of 4.45 percent. The material assumptions used in determining the present value of Banamex Pension Plan benefits are (a) the EMSSAH 97 mortality table and (b) a discount rate of 8.75 percent. The plan discount rates are the same as the year-end 2010 rates used to prepare footnote 9 to the Consolidated Financial Statement of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2010. The other assumptions are not required to be stated in that footnote 9.

(2)

Mr. Gerspach has more years of credited service under The Citigroup Pension Plan than under the Citibank Pay Cap Plan because benefit accruals under the Citibank Pay Cap Plan ceased before benefit accruals under The Citigroup Pension Plan ceased.

(3)

The present value of the accumulated benefit for Mr. Medina-Mora under the Banamex Pension Plan reflects the plan practice of limiting plan benefits based on the pre-tax final average salary and not the after-tax final salary as described in the Plan provisions. Banamex has followed this practice for all former and present retirees.

Citi’s current general policy on pension plans is that executives should accrue retirement benefits on the same basis available to Citi employees generally under Citi’s broad-based, tax-qualified retirement plans. This approach reflects Citi’s senior executive compensation principles, which generally provide that most compensation for senior executives should be based on performance.

Citi has not granted extra years of credited service under any retirement plan to any of the named executive officers. Mr. Pandit and Mr. Havens are ineligible for pension benefits because they were hired after The Citigroup Pension Plan was closed to new members.

The following describes the pension plans listed in the Pension Benefits Table.

The Citigroup Pension Plan.    The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all US employees. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased. Mr. Gerspach and Mr. Corbat were the only named executive officers eligible for benefits under this plan and, like other plan participants, they continue to earn interest credits. Mr. Gerspach accrued a cash balance benefit from 2000 through 2007, and Mr. Corbat’s entire benefit is a cash balance benefit.

Prior to January 1, 2008, the plan generally provided for a cash balance benefit formula for most of the covered population, including the applicable named executive officers. This benefit was expressed in the form of a hypothetical account balance. Benefit credits accrued annually at a rate between 1.5 percent and 6 percent of eligible compensation; the rate increased with age and service. Interest credits are applied annually to the prior year’s balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees became eligible to participate in The Citigroup Pension Plan after one year of service, and benefits generally vested after three years of service. Eligible compensation generally included base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during the year, including any amount payable for such year but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock and/or stock options under CAP, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or a section 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by IRC rules to $225,000 for 2007 (the final year of cash balance benefit accrual).

Prior to 2000, Mr. Gerspach accrued a benefit under the Citibank Retirement Plan formula, which is a component of The Citigroup Pension Plan. That formula generally provided for an annual benefit of (2 percent times (years of credited service up to 30 years plus 0.75 percent times years of credited service up to five in excess of 30 years) times average annual compensation) minus (1.667 percent times years of credited service (up to 30 years) times the Estimated Social Security Benefit, as defined in the plan). Annual compensation includes base salary and excludes bonus and incentive pay, and average annual compensation means the average of the five highest years of annual compensation out of the last 10 annual computation periods. Annual compensation is also subject to IRC limits. Mr. Gerspach is eligible for a frozen accrued benefit under the Citibank Retirement Plan formula but has not been eligible for ongoing benefits under that formula since 1999, and is therefore considered to be a “nongrandfathered” Citibank participant.

The normal form of benefit under The Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for single participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance and the benefit accrued under the Citibank Retirement Plan for “nongrandfathered” participants such as Mr. Gerspach may also be payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is age 65. All optional forms of benefit under the cash balance benefit formula available to Mr. Gerspach and Mr. Corbat are actuarially equivalent to the normal form of benefit. Benefits are generally eligible for commencement under the cash balance benefit formula upon termination of employment at any age; however, a portion of Mr. Corbat’s benefit is not available as a lump sum unless his employment with Citi terminates after he attains age 55 with at least ten years of service.

The portion of an eligible participant’s benefit determined under the Citibank Retirement Plan formula may be paid upon the participant reaching early retirement. Early retirement is defined for this purpose as the first day of the month after the later of the participant’s 55th birthday or the date on which the participant completes a year of service (as defined in the plan). The amount payable to a participant who terminates employment and elects to commence benefit payments early (before age 60 or 65, depending on his or her age at the time he or she separates from service) but after attaining age 55, is reduced by factors set forth in the Citigroup Pension Plan. These reduction factors reflect the longer payment period, and the factor that will be applied depends on whether the participant separates from service before or after he or she is eligible for early retirement. The reduction factors that apply to participants who incur a separation from service after attaining their early retirement date range from 70 percent for benefits commencing at age 55 to no reduction for benefits paid on or after age 60. Mr. Gerspach has attained eligibility for early retirement under the Citibank Retirement Plan formula.

Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates.    The Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates (Citibank Pay Cap Plan) is an unfunded, nonqualified deferred compensation plan that limits participation to a select group of management or highly compensated employees (commonly referred to as a “top hat plan”). Benefit accruals under the Citibank Pay Cap Plan were frozen effective January 1, 2002 for most participants in the plan, including Mr. Gerspach. The purpose of the plan was to provide a participant with supplemental retirement benefits equal to the retirement benefit he or she would have received under The Citigroup Pension Plan but for the limits imposed by sections 415 and 401(a)(17) of the IRC. To the extent that a participant’s benefit is determined under the cash balance formula in the Citigroup Pension Plan, eligible plan compensation was limited to $500,000 beginning January 1, 2000. The benefit payable under the plan is reduced by the actual amounts payable under The Citigroup Pension Plan and the Supplemental ERISA Excess Plan of Citibank, N.A. and Affiliates, if any. Benefits under the plan are payable at the same time as benefits are payable under the Citigroup Pension Plan and, accordingly, Mr. Gerspach is eligible for early retirement and immediate commencement under the Citibank Pay Cap Plan. The plan provides that at the time a participant becomes eligible to commence benefit payments, the participant and the company will enter into a contract that will stipulate the amount and the terms of the payments to be made to the participant.

Banco Nacional de Mexico, S.A. Pension Plan.    Mr. Medina-Mora participates in the Banco Nacional de Mexico, S.A. Pension Plan (the Banamex Pension Plan), which provides benefits to all Mexico permanent full-time employees. Participants such as Mr. Medina-Mora who met age and service criteria at December 31, 2001 may choose, at retirement, benefits under one of two benefit formulas under the Banamex Pension Plan: (a) a traditional benefit or (b) a hybrid benefit. The traditional pension plan benefit provides for a life annuity at normal retirement age equal to 2.5 percent times eligible compensation times years of credited service, where eligible compensation is annual base earnings, including the year-end salary-based bonus, averaged over the final 24 months preceding retirement. The benefit is subject to a maximum monthly pension equal to the employee’s pre-tax final 12-month average salary, including the year-end salary-based bonus. Pensions are increased annually in line with inflation. The hybrid defined benefit/defined contribution formula provides for a traditional pension of 1.0 percent of eligible compensation times years of credited service plus an account balance. Under the account balance feature, employees may contribute up to 8.0 percent of eligible compensation on a pre-tax basis, with the employer providing a notional matching contribution of 50 percent of the amount contributed by the employee (i.e., for a total notional match of up to 4 percent of eligible compensation). If an employee elects the traditional benefit, all employer-provided benefits under the hybrid formula, including the matching contribution, are forfeited. The portion of the account balance relating to the accumulated employee contributions is not forfeited.

Mr. Medina-Mora’s benefit under the traditional formula is substantially larger than his benefit under the hybrid formula, so only the traditional benefit is shown in the Pension Benefits Table. He is eligible for immediate commencement of benefits under the Banamex Pension Plan, which does not have early retirement factors or eligibility. The normal retirement eligibility under the traditional formula is the earliest of (a) attainment of age 55 with 35 years of service, or (b) attainment of age 60 with five years of service. The only form of benefit available under the Banamex Pension Plan is a single life annuity.

Statutory Seniority Premium.    Mr. Medina-Mora is eligible for a seniority premium generally available to all Mexico permanent full-time employees and required under Mexico law, payable as a single sum from employer assets upon retirement. The benefit corresponds to 12 days’ salary, up to three times the mandatory minimum local wage, for each year of service.

2010 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)
Vikram Pandit	$0	$0	$0	$0	$0
John Gerspach
Citicorp Deferred Compensation Plan	$0	$0	$198,172	$0	$826,382
Capital Accumulation Program	$0	$0	$38,852	$66,043	$115,996
Michael Corbat
Capital Accumulation Program	$0	$3,735,000	$1,354,316	$108,034	$5,218,183
John Havens
Deferred Cash Award	$0	$0	$4,649	$453,311	$1,364,152
Manuel Medina-Mora
Deferred Cash Award	$0	$0	$3,874	$377,759	$1,136,793
Capital Accumulation Program	$0	$0	$83,176	$147,252	$247,142

The Citicorp Deferred Compensation Plan benefits for Mr. Gerspach, the Capital Accumulation Program awards shown for Mr. Gerspach and Mr. Medina-Mora, and the Deferred Cash Awards for Mr. Havens and Mr. Medina-Mora were granted before the executives became named executive officers (which occurred for 2009), so those awards were not reported in any prior Summary Compensation Table. Earnings and distributions from those programs are not required to be reported in the Summary Compensation Tables for any year. Mr. Corbat first became a named executive officer for 2010 (i.e. with the current proxy), so his award shown as a Registrant Contribution is also shown in the Summary Compensation Table for the current year and prior awards are not required to be reported in any Summary Compensation Table. Accordingly, none of the amounts shown in this table have previously been reported in a prior year Summary Compensation Table.

Citicorp Deferred Compensation Plan.    Mr. Gerspach participates in the Citicorp Deferred Compensation Plan (the DCP). The DCP, which was closed in 2001, provided for mandatory and voluntary deferrals of compensation from 1996 through 2000 for employees of Citicorp. All mandatory deferrals under the DCP have been distributed to participants, but voluntary deferrals are notionally invested at the participant’s election in one of six pre-determined investment alternatives. Participants may change investment elections up to four times per year. All amounts deferred under the DCP are fully vested and are distributed in a lump sum upon termination before age 55, or in a lump sum or installments at the participant’s election upon termination at or after the attainment of age 55.

Capital Accumulation Program (CAP).    For many years, Citi has provided that a percentage of annual incentive awards must be made in the form of restricted or deferred stock under CAP. Under current CAP rules, the shares vest in four equal annual installments beginning on January 20 of the year following the year of grant and are distributed upon vesting. These awards have special provisions applicable to employees who meet the Rule of 60 or the Rule of 75 at the time of termination of employment. Not all Citi equity awards have these special provisions.

Under the current CAP terms, a participant meets the Rule of 60 if his or her age plus years of service equal at least 60 and he or she either (a) is at least age 50 with at least five years of service, or (b) is under age 50 with at least 20 years of service. A participant meets the Rule of 75 if his or her age plus years of service equal at least 75. If a participant meets the Rule of 60 or the Rule of 75 and voluntarily terminates his or her employment, the participant’s CAP shares will be distributed to the participant on the regularly scheduled vesting dates, provided that during the vesting period, he or she does not work for a “significant competitor” as defined under CAP terms. If the participant meets the Rule of 60 or the Rule of 75 and his or her employment is involuntarily terminated other than for gross misconduct, the participant is eligible for the same vesting schedule but the noncompetition provisions are not applicable. In contrast, if a participant does not meet either of these rules, upon voluntary resignation, CAP shares are forfeited. For CAP awards made in January 2011, if a participant does not meet either of these rules, in the event of involuntary termination other than for gross misconduct, the participant’s CAP shares will vest and be distributed to the participant on the regularly scheduled vesting dates, subject to Citi’s clawbacks. For previous CAP awards in the event of involuntary termination other than for gross misconduct, CAP shares immediately vest and are distributed.

Mr. Gerspach, Mr. Corbat and Mr. Medina-Mora met the Rule of 75 prior to December 31, 2010. CAP shares that were awarded and subject to one of these rules on the date of grant are shown in the Nonqualified Deferred Compensation Table as Registrant Contributions, although the award shown for Mr. Corbat has a three-year vesting schedule and was made under the Stock Incentive Payment Program (SIPP) component of CAP, as described under the Grants of Plan-Based Awards Table. The table also shows the aggregate realized or unrealized gains and losses on all shares held by the participant and subject to one of these rules. The distributions column shows CAP shares subject to one of these rules that vested during 2010 pursuant to CAP’s four-year vesting schedule and were distributed to the participant. The Aggregate Balance at Last Fiscal Year End column shows the year-end value of all the executive’s equity awards that are subject to one of these rules.

Deferred Cash Awards.    In January 2009, Mr. Havens and Mr. Medina-Mora each received a deferred cash award under the Deferred Cash Award Program (DCAP) as a component of his annual incentive award earned for 2008. The awards were deferred on a mandatory basis. DCAP awards vest ratably over a four-year period and are credited with a notional interest rate based on 90-day LIBOR. Under the general award terms, the executive must be employed on the applicable vesting dates in order to receive an award payment, unless the executive dies or becomes disabled, there is a change in control of Citi, or the executive meets the Rule of 60 or the Rule of 75. Mr. Medina-Mora met the Rule of 75 on the award date, and Mr. Havens did not meet either of these rules.

Potential Payments upon Termination or Change in Control

General policies.    Citi does not routinely provide guaranteed levels of severance or change in control agreements, and none of the named executive officers have individually negotiated separation arrangements.

Equity awards.

The equity awards described below were disclosed in the Summary Compensation Tables of prior proxy statements as long-term or other equity compensation awards, except to the extent that executives were not named in prior proxy statements. No executive is entitled to a grant of any additional equity awards in connection with his or her termination of employment. In developing the estimates in this section, the closing price of Citi’s common stock on December 31, 2010

($4.73) was used, and it was assumed that all events took place on December 31, 2010. The tables disclose the maximum amount that may become vested upon the applicable event, and do not reflect program terms that could reduce the values of the awards.

Set forth below is a table showing the value of equity awards on December 31, 2010 upon the occurrence of the applicable event for each named executive officer under the circumstances described below. All outstanding options were assigned a zero value as of December 31, 2010 because the exercise prices were above the Citi stock closing price on that date.

Name	Termination for Gross Misconduct or Voluntary Resignation	Death or Disability	Upon Change in Control	Involuntary Termination Not for Gross Misconduct
Vikram Pandit	$0	$1,182,500	$1,182,500	$0
John Gerspach	$0	$2,410,427	$35,929	$35,929
Michael Corbat	$0	$0	$0	$0
John Havens	$0	$6,117,178	$2,733,519	$0
Manuel Medina-Mora	$0	$5,135,260	$1,929,688	$179,643

Termination for Gross Misconduct or Voluntary Resignation

Under the terms of the awards held by the named executive officers, if an executive’s employment is terminated for gross misconduct, his or her nonvested and vested, but undistributed, stock awards and outstanding options will be forfeited or cancelled on his or her termination date.

If an executive resigns and does not meet the Rule of 60 or the Rule of 75, his or her stock awards will be cancelled as well. In contrast, if an executive meets the Rule of 60 or the Rule of 75, the executive will receive his or her award if he or she resigns and does not work for a significant competitor. Accordingly, some amounts payable to Mr. Gerspach, Mr. Corbat and Mr. Medina-Mora are not reflected in this table or the subsequent table regarding Cash Awards because each of them meets the Rule of 75, and therefore they are expected to receive those amounts whether or not they remain employed and regardless of the reason for termination. Each of those executives will receive shares with a value equal to the amount shown for him in the Aggregate Balance at Last Fiscal Year End column in the Nonqualified Deferred Compensation Table for CAP awards if he resigns and does not work for a significant competitor.

Death or Disability

Under the terms of the awards, all nonvested stock awards made to the named executive officers that were outstanding on December 31, 2010 will vest immediately and will be distributed to the named executive officer (or his estate), if the named executive officer’s employment terminates on account of death or disability. In addition, Mr. Gerspach, Mr. Corbat and Mr. Medina-Mora will receive shares with a value equal to the amount shown for each executive in the Aggregate Balance at Last Fiscal Year End column in the Nonqualified Deferred Compensation Table for CAP awards. The named executive officers’

nonvested stock options will vest and the named executive officer (or his estate) may exercise the options for periods up to the original option expiration date. As stated above, all outstanding options were assigned a zero value as of December 31, 2010 because the exercise prices were above the Citi stock closing price on that date.

Change in Control

Under the terms of Citi’s current equity programs, a change in control is defined as the acquisition of a participant’s employer by another entity in a transaction that constitutes a change in control under IRC Section 409A. A participant’s employer undergoes a change in control under IRC Section 409A if it undergoes a change in ownership, a change in effective control or a change in ownership of a substantial portion of its assets. A change in ownership occurs if a person (or persons, acting as a group) acquire more than 50 percent of the total fair market value or total voting power of the stock of the corporation that employs the employee (the employing corporation). A change in effective ownership occurs either if, within a 12-month period, a person (or persons, acting as a group) acquire at least 30 percent of the total fair market value or total voting power of the stock of the employing corporation or a majority of the members of the employing corporation’s board of directors is replaced by directors whose appointment was not endorsed by a majority of the board of directors prior to appointment. A change in the ownership of a substantial portion of the employing corporation’s assets occurs if, during a 12-month period, a person (or persons, acting as a group) acquires more than 40 percent of the assets of the employing corporation. As quantified in the table above, some of the equity awards held by the named executive officers granted in years before 2009 may provide for accelerated vesting in the event of a change in control of Citi regardless of whether a termination of employment occurs, although awards granted under Citi’s current 2009 Stock Incentive Plan do not allow for vesting solely as a result of a change in control of Citi.

Involuntary Termination other than for Gross Misconduct

Some of the awards held by the named executive officers provide for accelerated vesting in the event of involuntary termination of employment other than for gross misconduct. In addition, limited post-termination periods to exercise stock options may be available for specified nonvested awards in the event of involuntary termination of employment other than for gross misconduct. Finally, Mr. Gerspach, Mr. Corbat and Mr. Medina-Mora will receive CAP shares with a value equal to the amount shown for each executive in the Aggregate Balance at Last Fiscal Year End column in the Nonqualified Deferred Compensation Table for CAP in connection with their involuntary termination other than for gross misconduct, as they each meet the Rule of 75.

2008 performance-vesting stock awards.    Under the terms of the 2008 performance-vesting stock awards, if a participant, including a named executive officer, resigns prior to meeting the Rule of 75 or the Rule of 60 or is involuntarily terminated other than for gross misconduct, vesting stops and any vested shares are delivered within 30 days of the award termination date, which is January 14, 2013. If a participant, including a named executive officer, resigns after meeting the Rule of 75 or the Rule of 60, the participant’s performance vesting shares will continue to be eligible to vest, provided that he or she does not compete with Citi’s business operations through and including the award termination date. Half of each executive’s awards vest if Citi’s stock price attains $10.61 (“trigger price condition 1”) and the other half of the awards vest if Citi’s stock price attains $17.65 (“trigger price condition 2”). On the award termination date, the participant will receive a distribution of any vested shares, and, if any of the participant’s shares did not vest pursuant to a “trigger price condition,” then the nonvested shares allocated to each trigger price condition that was not met will be multiplied by a fraction, the numerator of which is the NYSE closing price of Citi stock on the award termination date, and the denominator of which is (a) $10.61, for the shares that did not vest pursuant to trigger price condition 1, or (b) $17.85, for the shares that did not vest pursuant to trigger price condition 2, and the resulting number of shares will be delivered on the award termination date. In no event may the number of shares vesting on the award termination date exceed 100 percent of the number of shares eligible to vest upon satisfaction of the relevant trigger price condition. As neither of the trigger price conditions were met during 2010 and as the price of Citi stock on the award termination date is unknown, no value was reported in the chart above with respect to potential treatment under the Rule of 75 for Mr. Medina-Mora.

Cash awards.

Set forth below is a table showing the maximum values of cash payments that would have vested on December 31, 2010 as a result of the applicable event occurring for each named executive officer under the circumstances described below. The table discloses the maximum amount that may become vested upon the applicable event, and does not reflect holdback provisions or other terms that could reduce the values of the awards.

Name	Termination for Gross Misconduct or Voluntary Resignation	Death or Disability	Upon Change in Control	Involuntary Termination Not for Gross Misconduct
Vikram Pandit	$0	$0	$0	$0
John Gerspach	$0	$0	$0	$0
Michael Corbat	$0	$2,493,680	$2,493,680	$0	(1)
John Havens	$0	$1,364,152	$1,364,152	$1,364,152
Manuel Medina-Mora	$0	$0	$0	$0

(1)	Mr. Corbat would also be eligible for a payment in the amount of $2,493,680 in the event of a “qualifying termination” under the KEPSP as described below.

Cash payments would have been made under the Deferred Cash Award Plan (DCAP) and KEPSP. DCAP is described in more detail under the Nonqualified Deferred Compensation Table and KEPSP is described under the Grants of Plan-Based Awards Table.

Deferred Cash Award Plan

Termination for Gross Misconduct or Voluntary Resignation

DCAP awards will be forfeited or cancelled on a named executive officer’s termination date if his employment is terminated for gross misconduct. DCAP provides for forfeiture of DCAP awards in the event of voluntary resignation before the participant meets the age and service rules contained in DCAP, which are same as the age and years of service rules contained in certain of Citi’s equity award programs, including CAP. However, the DCAP award of $1,136,793 granted to

Mr. Medina-Mora set forth in the Nonqualified Deferred Compensation Table would continue to be deliverable after a voluntary resignation provided he did not compete with Citi during the deferral period, as Mr. Medina-Mora has attained the Rule of 75.

Death or Disability

Under DCAP, all nonvested DCAP awards will vest immediately, and all DCAP awards will be distributed to the executives (or their estates), if their employment terminates on account of death or disability. The DCAP award granted to Mr. Medina-Mora set forth in the Nonqualified Deferred Compensation Table would be distributed.

Change in Control

Under the terms of DCAP, a change in control is defined as the acquisition of a participant’s employer by another entity in a transaction that constitutes a change in control under IRC Section 409A. For a definition of “change in control” under IRC Section 409A, see the previous section on a change in control under Citi’s equity programs. Under DCAP, in the event of a change in control of Citi, a participant’s award will be 100 percent vested regardless of whether a termination of employment occurs. The DCAP award granted to Mr. Medina-Mora set forth in the Nonqualified Deferred Compensation Table would remain vested.

Involuntary Termination Other than for Gross Misconduct

DCAP also provides for accelerated vesting of DCAP awards in the event of involuntary termination other than for gross misconduct before the participant meets the age and service rules contained in DCAP. The DCAP award granted to Mr. Medina-Mora set forth in the Nonqualified Deferred Compensation Table would continue to be deliverable after involuntary termination other than for gross misconduct, as Mr. Medina-Mora has attained the Rule of 75.

Key Employee Profit Sharing Plan (KEPSP)

Mr. Corbat’s award under the KEPSP would vest and be delivered on the originally scheduled delivery dates in the event of his death or disability. In addition, the KEPSP provides for vesting and delivery of awards on the originally scheduled dates if a plan participant’s employer has a change in control or if a participant has a

“qualifying termination,” which generally means either (a) a termination of employment in connection with a sale or other disposition of assets of the business unit to which the participant provides substantial services or (b) the outsourcing of a participant’s job. Under the KEPSP, the employer of a participant will undergo a change in control (a “qualifying transaction” under plan terms) if, in connection with the sale or other disposition of the stock or other equity interest in the participant’s employer, Citigroup ceases to control or own a significant equity interest in the participant’s employer. However, if the participant is a US taxpayer, the sale or disposition of the participant’s employer will not constitute a qualifying transaction with respect to such participant’s award under the plan unless such sale or disposition also constitutes a change in control under IRC Section 409A. For a definition of “change in control” under IRC Section 409A, see the previous section on a change in control under Citi’s equity programs.

Other termination of employment provisions.

Mr. Gerspach, Mr. Corbat and Mr. Medina-Mora are eligible to receive the retirement benefits described in the Pension Benefits Table upon termination of employment for any reason because they are vested in such benefits. Mr. Gerspach is also entitled to receive the DCP benefits described in the Nonqualified Deferred Compensation Table upon the termination of his employment.

The Personnel and Compensation Committee Report

Overview of risk and compensation plans.    As stated in the Compensation Discussion and Analysis, Citi’s mission is built upon four principles – a common purpose, responsible finance, ingenuity and leadership. This mission depends upon having talented employees who are rewarded appropriately, but whose compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability, as well as fidelity to the values expected of them. We believe that we should link human resources practices, including compensation practices, to Citi’s risk management practices. We are committed to continually evaluating and improving Citi’s compensation programs through:

•	Frequent self-examination of the impact of compensation practices on Citi’s risk profile, as well as evaluation of Citi’s practices against emerging industry-wide practices;

•	Systematic review of Citi’s compensation principles and practices, to ensure that these principles and practices improve its overall safety and soundness; and

•	Continuing development of compensation practices that provide a strategic advantage to Citi and provide value for all stakeholders.

Citi’s compensation practices are important components of its approach to risk management. At Citi, business managers bear primary responsibility for managing risk. Citi’s Independent Risk management function (Independent Risk), when combined with the in-business risk managers, also controls risks and mitigates behavior that might otherwise expose Citi to unnecessarily concentrated or excessive risks. Citi has developed sound methodologies to assure identification and transparency of risks, including market, credit, liquidity and operational risk exposures; to monitor and control such exposures, including risk assessment processes and policies; and to develop enhanced metrics for risk-related decision making. Citi has also developed sound methodologies to evaluate returns relative to capital at risk as well as other risk measures, considering, among other things, stress scenarios and risk capital evaluation.

During 2010, Citi took a number of key steps to enhance the ability of the firm to reduce risks through its compensation programs, as part of its efforts to align its processes with the US Interagency Guidance on Sound Incentive Compensation Policies and the Financial Stability Board’s Principles for Sound Compensation Practices. Those steps included the following:

•

Through a systematic process, Citi identified the inherent material risks to the firm and its lines of business, and the individuals with influence over those risks were identified as its individual material risk takers (MRTs). The framework used to identify MRTs was developed with input from Independent Risk, Legal, HR, internal audit, and business management. Both financial risks (such as market, credit and liquidity risks) and nonfinancial (such as operational, legal, compliance and reputational risks) were evaluated as part of the process.

•

Citi has significantly changed its performance evaluation process, greatly increasing the focus on risk, risk related performance and risk metrics, especially for senior management. The framework for this revised year-end process was reviewed with the committee. Management has established an independent review process pursuant to which some of the control functions (such as Independent Risk, Compliance, Legal, and Finance) provide feedback and a formal rating to covered executives, including the most senior MRTs. A balanced scorecard showing risk, compliance, audit and financial metrics for each covered executive was used in the independent review process. The formal rating from the independent review process fed into the performance evaluation system to inform the performance review conducted by the executive’s manager. The performance evaluation system included formal risk goals for covered senior managers as well as a formal manager-provided risk rating. In addition, a goal relating to Citi’s risk value statement was added to the performance evaluation process for all employees, and employees received communications regarding all of the foregoing changes and renewed focus on risk.

•

Citi also made targeted changes to its principal discretionary incentive compensation programs. Most importantly, Citi amended the termination provisions of CAP to provide that awards that vest upon termination will only be delivered on the regularly scheduled vesting dates, with no delivery on an accelerated basis upon involuntary termination of employment. A clawback now applies to all deferred CAP awards, including those that are delivered after termination of employment, and the maximum percentage of incentive awards that are deferred was increased from 40 percent to 60 percent. These changes are expected to have broad impact, as CAP covers approximately 7,800 employees worldwide. Performance based vesting criteria were created for awards granted to executive officers, including the named executive officers, and additional clawbacks were added to awards to the extent required to comply with regulatory standards worldwide.

•

The committee has changed the way it evaluates compensation throughout the year. Management has created a company performance dashboard that shows the businesses’ financial performance, including risk-adjusted metrics such as return on assets, return on risk capital, risk-adjusted assets, VAR (value at risk) and stress tests. This dashboard is used as a template for reports to the committee, which uses the dashboard in consultation with businesses and the Finance department to make determinations about compensation accruals on a quarterly basis.

•

Management created and tested a new framework for evaluating year-end incentive compensation pools this year. The framework is to be used throughout 2011 and will include a methodology to calculate initial incentive compensation pools utilizing return on risk-adjusted assets; the initial pools can then be adjusted to reflect other business results.

•

The committee enhanced its interaction and dialogue with the CRO in 2010, as described below. The committee also increased the number of executives whose compensation it reviewed as well as the level of detail associated with each individual. The committee regularly reviewed the company-wide performance dashboard, and received regular updates on compliance with evolving regulatory standards. The committee also affirmed its prohibition of multi-year guarantees that has been in place since 2008 and has asked management to provide reports analyzing how risk outcomes may have been influenced by incentive awards for 2011.

•

Management also adopted other governance and control enhancements, including the establishment of global incentive councils as a governance mechanism for all incentive compensation plans. As discussed in more detail below, in 2010, management reduced the number of incentive compensation plans worldwide by 40 percent, as a governance improvement process. There has been enhanced partnering among the HR, internal audit, Independent Risk, Finance and Legal functions across a wide range of compensation-related practices.

Review by the CRO as directed by the committee.    As an integral part of the 2010 compensation process, the committee directed the CRO to conduct a review of risk in Citi’s compensation programs, examining three issues: (1) whether the compensation for the senior executive officers encourages them to take unnecessary and excessive risks that threaten the value of Citi; (2) whether Citi’s employee compensation plans pose unnecessary risks to Citi; and (3) whether there is any need to eliminate any features of these plans to the extent that they encouraged the manipulation of reported earnings of Citi to enhance the compensation of any employee. This review built upon similar reviews conducted for each of the last two years. The committee met with the CRO in January, July and

December 2010 and provided substantial oversight, review and direction throughout the process described below.

Senior executive officer compensation plans.    The CRO reviewed the structure of the awards to the 2010 senior executive officers, who were eligible for cash salary, salary stock and long-term restricted stock (LTRS) for 2010. This approach to compensating senior executives is generally consistent with the approach taken to compensating executives for 2008 and 2009 performance, which was reviewed by the committee and the CRO in January 2009 and January 2010. Under that approach, the risks were identified, the behaviors of the individuals who were compensated through the structure were assessed, and finally the compensation structure was evaluated in light of the observed risks and behaviors.

As in the prior year’s analysis, the CRO evaluated the disclosures in Citi’s periodic financial statements made available to the public and determined that Citi’s long-term and short-term risks are set forth in the risk factors identified therein.

The CRO reviewed the compensation plan structure for the senior executive officers, including the cash salary, salary stock, LTRS, clawback provisions and stock ownership commitment. The CRO determined that:

—

The clawback feature covering inaccurate financial statements, inaccurate performance metrics, and termination for misconduct that occurred during the compensation period encourages executives to maintain accurate books and records and management reporting systems and comply with relevant risk and accounting policies.

—

The transfer restrictions and vesting periods for the salary stock and LTRS, as well as the stock ownership commitment (including the limitations on hedging), strongly align the interests of senior management with the long-term health of the company, the quality of Citi’s earnings and the interests of stockholders and other stakeholders.

—	The mix of cash and equity in the incentive compensation awards incents an appropriate balance between short-term and long-term risk and reward decisions.

The CRO then noted process improvements implemented for 2010, observing that the independent review process for MRTs with the most influence over Citi’s risks applied to the senior executive officers, who were reviewed through the independent review process previously described. Extensive discussions among senior risk and global functions officers were held regarding risk sensitivity; these discussions focused on a qualitative evaluation of risk behaviors. For these reasons, the CRO concluded that all reasonable efforts have been undertaken to ensure that compensation plans do not encourage senior management or senior executive officers to take unnecessary and excessive risks that threaten the value of Citi. Rather, they encourage these individuals to appropriately balance risk and reward in running their businesses or business support functions. After the CRO completed his review, the committee added a performance based vesting feature to the January 2011 awards made to the executive officers, thereby even further aligning the awards with risk mitigation principles.

Risk in employee compensation plans.    The review directed by the CRO focused on elements of Citi’s compensation plans that have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of Citi. Based on advice from representatives of the HR department, the CRO has determined that Citi’s compensation plans globally generally share some common elements. Each element may present different risks to Citi; however, each has risk mitigants and many have no potential to encourage the manipulation of reported earnings.

The following table (i) lays out the various elements of ongoing Citi compensation plans, (ii) identifies the principal risks to Citi that may be relevant for each element, (iii) indicates certain of the mitigants for those risks, and (iv) assesses whether there is any potential relationship between the compensation element and Citi’s reported earnings.

Compensation Element	Potential Risk to Citi	Mitigant for Risk	Potential Impact on Reported Earnings
Base salary	Unsustainable level of fixed expenses; retention issues if not at market	Management focus on expense controls; HR market surveys	No link: base salary does not vary with company earnings
Discretionary incentive compensation (including equity and deferred cash awards)	Inadequate management focus, combined with a failure of standard risk controls, could result in imprudent risk taking with the objective of maximizing short-term returns	Senior management and HR scrutiny of award ranges; limit framework(1) ; independent risk management; mark reviews(2) ; clawback provisions (including clawback for violation of risk policies); structure of incentive awards (deferrals, vesting provisions, stock ownership commitment)	Potential link: see discussion below
Fixed formula incentive compensation (including equity and deferred cash awards)	Failure of standard risk controls could result in imprudent risk taking with the objective of maximizing short-term returns	Limit framework; independent risk management; mark reviews; clawback provisions; structure of incentive awards	Potential link: see discussion below
Health and insurance benefits	Unsustainable level of expenses; retention issues if not at market	Management focus on expense controls; employee contributions are inversely related to compensation in the US; HR market surveys	No link: health and insurance benefits do not increase in value with increased earnings
Pension and retirement	Unsustainable level of expenses; legal and compliance risks; retention issues if not at market	Management focus on expense controls; limited nonqualified retirement benefits; expert third party advisors; HR market surveys; introduction of clawback on any new executive retirement programs	No or limited link: tax-qualified pension and retirement benefits are generally limited by local law and/or based on base salary. Citi offers limited nonqualified benefits

Compensation Element	Potential Risk to Citi	Mitigant for Risk	Potential Impact on Reported Earnings
Severance plans	Unsustainable level of expenses; payout for involuntary termination may reward poor performance	Management focus on expense controls; limits on “golden parachutes”	No link: severance plans in many countries (including the US) are tied to base salary, not incentive compensation, or are otherwise limited by local law
Perquisites and expatriate benefits	Unsustainable level of expenses; retention issues if not at market; reputational risks if perquisites are considered excessive	Management focus on limiting eligibility for the expatriate program and degree of benefits; luxury expenditure policy limits or eliminates perquisites	No link: perquisites and expatriate benefits do not depend on reported earnings

(1)	Citi’s Risk Management policies require escalating independent review and approval of significant transactions that give rise to market or credit risk.
(2)

Citi’s Finance policies provide for periodic oversight of the valuation of all trading account positions, wherever possible, through independent external sources or validation of the inputs into valuation models.

On the basis of the above analysis, the CRO determined that the focus of the inquiry should be on incentive compensation plans. The review focused on the different risk characteristics and mitigants in discretionary and formulaic compensation plans, as well as common risk mitigants, such as compensation plans having a mix of cash and equity compensation and a mix of current and deferred compensation.

During 2010, with the committee’s oversight and review, the CRO and management employed a tool developed by a third party consultant (Towers Watson) with input from Citi to identify and manage risks in incentive compensation plans. Six potential sources of risk were assessed: incentive program design, misalignment with the firm’s strategy and goals, pay opportunity offered by the plan, payout or pool approval process, extent of monitoring as part of plan governance, and risks associated with plan administration (e.g., inadequate documentation or potential for calculation errors). All of Citi’s annual incentive compensation programs were assessed against 50 separate potential sources of risk in each of these six categories, yielding a view as to whether there were substantial opportunities for remediation. Of all the plans assessed, prompt remediation was recommended for six plans with a total aggregate 2009 payout of approximately $9.6 million, due primarily to process or approval weaknesses, and all such plans were discontinued or remediated during 2010. Citi consolidated, eliminated, or retired hundreds of incentive plans in 2010, reducing the number of incentive plans by approximately 40 percent from 2009 to 2010, from 741 to 448, and further plan reductions are to be identified in 2011 by consolidating similar plans across and within regions. A reduced number of plans facilitates better governance and monitoring. In addition, incentive plan governance was strengthened with the creation of the Global and Regional Incentive Councils, which will implement and communicate a formal incentive plan governance model to ensure any new plans are consistent with global standards.

The inventoried incentive plans are identified below by type followed by the actual number of plans, the applicable number of countries, and each type’s percentage of the total:

Structure of plan (i.e., plan type)	Description of plan type	Number of plans	Number of countries in which plan type is used		Percent of total incentive plans
Sales Commission	For new business or increasing the share of business with existing customers.	259	41		58%
Collections	For recovering unpaid business and other customer payments.	61	36		14%
Functional or unit-specific	For key or select individuals who are critical to a particular business or function.	55	10		12%
Bonus	Single payment made at the end of performance period to reward effort and/or achievement.	43	14	[1]	9%
Account Management Incentive	For maintaining and/or servicing new or existing accounts.	30	9		7%

After taking into account the foregoing analysis, the CRO concluded that none of these plans pose unnecessary risks to Citi. Risks to Citi are concentrated in the principal discretionary award programs, including CAP, where there are substantial risk mitigants in place, such as deferrals, vesting periods, broad-based clawbacks, committee and management discretion to reduce compensation for violation of risk limits or other improper risk-taking behavior, and the inclusion of risk-adjusted financial metrics in making compensation decisions. The six plans with particular identified risks were promptly remediated. In 2010, the bonus pool review process more directly involved the CRO than in prior years, and reflected a review of financial data based on risk metrics identified by the CRO. In addition, compensation plans must be viewed in the context of Citi’s overall risk management framework. Citi’s general approach to risk prevents individuals from taking unnecessary risks in the first instance, by imposing risk limits and controls and allocating risk capital in accordance with the company’s risk policy, which addresses many types of risk, including market, credit, liquidity and operational risk exposures.

Manipulation of earnings.    The CRO review found that, with two possible exceptions, the incentive plans inventoried, classified and reviewed do not have terms that have the potential to base the amount awarded to an individual or group of individuals on the reported earnings of Citi. Those two programs have substantial mitigants in place to prevent incentives to manipulate earnings. Awards under one such program, Citi’s discretionary incentive program, DIRAP, have an explicit clawback applicable to all awards in the event of misstated earnings. Furthermore, the independent review process covers all employees who are in a position to manipulate earnings, and this review process is designed to detect and deter any behavior that could lead to the manipulation of Citi’s earnings. While potential awards under the other program, the Key Employee Profit Sharing Plan, are based in large part on pre-tax net income of Citicorp over a three-year period, there are several features of this plan that are intended to eliminate any incentives to manipulate reported earnings, including a clawback in the event of misstated earnings and a reduction or elimination of payouts if later year losses reduce or eliminate prior year profits. As such, a manipulation of Citi’s reported earnings would not result in a higher award under these plans or programs.

[1]	Citi’s DIRAP is not reflected in the country count, as DIRAP may be available in all countries in which Citi has business operations.

The CRO also determined that there are robust controls in place to prevent manipulation of earnings. Citi has a tightly controlled process of producing its reported earnings each quarter. This process has been reviewed by Citi’s internal audit group and Citi’s external auditor and is sufficiently robust to detect manipulation. In connection with indirect incentives to manipulate earnings, Citi has an explicit clawback in the event of misstated earnings for senior employees who may be in a position to influence earnings. Accordingly, the CRO concluded that Citi’s employee compensation plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee.

Committee Certifications.    The committee certifies that (1) it has reviewed with Citi’s CRO the senior executive officer compensation plans and has made all reasonable efforts to ensure that such plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Citi; (2) it has reviewed with the CRO Citi’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks those plans pose to Citi, and (3) it has reviewed Citi’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Citi to enhance the compensation of any employee. The foregoing review and report of Citi’s CRO sets forth the committee’s (1) description of each senior executive officer compensation plan and explanation of how each senior executive officer compensation plan does not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of Citi, (2) identification of the employee compensation plans and explanation of how any unnecessary risks posed by the plans have been limited, and (3) explanation of how the employee compensation plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee.

The committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on this review, the committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in Citi’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

THE PERSONNEL AND COMPENSATION COMMITTEE:

Alain J.P. Belda (Chair)

Andrew N. Liveris

Richard D. Parsons

Anthony M. Santomero

Diana L. Taylor

William S. Thompson, Jr.

February 14, 2011

Management Analysis of Material Adverse Effects of Compensation Plans

Management has concluded that Citi’s compensation plans are not reasonably likely to have a material adverse effect on Citi. Management believes that, in order to give rise to a material adverse effect on Citi, a compensation plan must itself be of sufficient size to be material to Citi or it must motivate individuals at Citi who are in a position to have a material impact on Citi to behave in a manner that is materially adverse to Citi. The risk-related review conducted by management, as described in the Personnel and Compensation Committee Report and the Compensation Discussion and Analysis, sets forth the principal elements of the analysis performed in reaching this conclusion.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The audit committee has selected KPMG LLP (KPMG) as the independent registered public accounting firm of Citi for 2011. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the annual meeting. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following is a description of the fees earned by KPMG for services rendered to Citi for the years ended December 31, 2010 and 2009:

In millions of dollars	2010	2009
Audit Fees	$70.3	$67.2
Audit-Related Fees	16.4	18.7
Tax Fees	10.5	10.0
All Other Fees	—	—
Total Fees	$97.2	$95.9

Audit Fees:    This includes fees earned by KPMG in connection with the annual integrated audit of Citi’s consolidated financial statements, internal control over financial reporting under SARBANES-OXLEY Section 404, audits of subsidiary financial statements, comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to Citi’s regulatory filings, reports on internal control reviews required by regulators, accounting advice on completed transactions and reviews of Citi’s interim financial statements.

Audit-Related Fees:    This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attestation services as well as certain agreed upon procedures.

Tax Fees:    This includes preparation and review of corporate tax returns, tax audits, expense allocation reports for tax purposes and other tax compliance services.

All Other Fees:    Citi did not engage KPMG for any non-audit services.

Approval of Independent Registered Public Accounting Firm Services and Fees

Citi’s audit committee has reviewed and approved all fees earned in 2010 and 2009 by Citi’s independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

The audit committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit related fees and tax compliance fees with specific dollar value limits for each category of service. The committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (e.g., internal control and certain tax compliance engagements) or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the committee for approval and to the full committee at its next regular meeting.

The Accounting Firm Engagement Directive is the primary basis upon which management ensures the independence of its independent registered public accounting firm. Administration of the Directive is centralized in, and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the audit committee. The Directive also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies applicable auditor independence rules.

The board recommends that you vote for ratification of KPMG

as Citi’s independent registered public accounting firm for 2011.

Proposal 3: Approval of Amendment to the Citigroup 2009 Stock Incentive Plan (to increase authorized shares)

Stockholders approved the Citigroup 2009 stock incentive plan, which has a five-year term, at our annual meeting on April 21, 2009. The initial share authorization was intended to cover anticipated grants through April 2010, and at our annual meeting on April 20, 2010, stockholders approved two proposals to increase the initial share authorization, thereby amending the plan. One proposal authorized 800 million shares and was intended to cover anticipated grants through April 2011. The other proposal authorized a special issuance of shares to settle “common stock equivalent” awards (CSEs) made in January 2010 in connection with Citi’s repayment of TARP obligations. Stockholders authorized up to 850 million shares to be issued to settle the CSEs, but only 346.23 million shares were issued; the remaining shares from this specific authorization were cancelled, pursuant to the terms of the plan amendment approved by stockholders.

As of January 31, 2011, approximately 413.66 million shares remain available for future awards under the plan. To provide for sufficient shares to cover anticipated grants through the next annual meeting in April 2012, the personnel and compensation committee (the committee) has recommended, and the board of directors has unanimously approved, an amendment to the 2009 plan that, if approved, will increase the number of authorized shares. If stockholders approve proposal 3, effective April 21, 2011, the number of authorized shares will increase by 400 million.

Why Should You Vote to Approve the Proposed Amendment to the 2009 Plan?

Although the 2009 plan has a five-year term, when it was first adopted in April 2009 we sought approval for only enough shares for one year of anticipated grants. Thus, it was contemplated that it would be necessary to seek approval to increase the number of authorized shares as frequently as each April. The proposed amendment to increase the number of shares authorized for grant by

400 million shares is necessary if Citi is to maintain its ability to offer competitive compensation opportunities that comply with evolving regulatory mandates on compensation structures, including requirements to defer incentive compensation. The proposed increase in authorized shares is half the amount of the increase approved by stockholders for general purposes in April 2010 (as mentioned above, an additional 346.23 million shares were also approved in April 2010, but specifically for settlement of “common stock equivalent” awards, which were crucial to Citi’s exiting TARP). Although the number of shares remaining available for grant as of January 31, 2011 suggests that less than half of the additional shares authorized in 2010 were granted in the most recent annual award cycle, this lower than anticipated usage is at least partly attributable to improvement in the share price (of approximately 40%) since last year. Had the share price remained unchanged or declined since March 2010, it is likely that considerably more shares would have been granted and that a greater increase in authorized shares would be proposed this year. While incentive compensation levels may or may not remain constant even if Citi’s share price declines in the future, other factors (such as progress in achieving long-term goals), combined with a lower share price at the time of grant, could materially increase our need for shares. Because Citi should remain equipped to respond to competitive and regulatory pressures to deliver compensation in the form of equity, we consider it to be prudent for us to increase the number of authorized shares under the plan so that we will have sufficient additional shares available to meet both anticipated and unanticipated needs. Approval of proposal 3 will allow us to continue to:

•	Align employee and stockholder interests. Equity compensation is a critical means of aligning the interests of employees with those of stockholders. Our equity awards are generally deferred over a period of three or four years, and our executives and other highly compensated employees have significant long-term personal financial stakes tied to the performance of our common stock. Citi has a stock ownership commitment that generally requires members of senior management and the board of directors to retain at least 75% of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) for as long as they are members of senior management or the board. Certain other executives have a similar 50% stock ownership commitment. Approximately 7,800 employees eligible for 2010 incentive awards (awarded in 2011) valued at US$100,000 or more received at least 25% of their total incentive award in the form of restricted or deferred stock. A broader base of approximately 74,000 employees also have equity stakes in Citi through unvested restricted and deferred stock awards and unexercised stock options granted in prior years. If the proposal to amend the 2009 plan is approved, our long-standing practice of paying significant portions of director and executive compensation in stock and providing alignment of employee and stockholder interests throughout Citi will be able to continue.

•

Adopt program designs that are consistent with our evolving approach to balancing risk and reward through compensation structures. As described in detail in the Personnel and Compensation Committee Report and the Compensation Discussion and Analysis, Citi’s compensation practices are evolving toward balancing the risk-taking activities of its employees with compensation structures intended to minimize potential adverse risk outcomes to Citi. For incentive awards made in 2011 (with respect to 2010 performance), Citi increased the maximum deferral percentage from 40% to 60%, such that 60% of the annual incentive awards of Citi’s most highly compensated employees is comprised of deferred stock. Deferral percentages for other highly compensated employees were also increased. The increased deferral percentages place more incentive compensation at risk in the event of adverse future events.

•

Comply with emerging regulatory requirements. In September 2009, the Financial Stability Board adopted Principles for Sound Compensation Policies (principles), which have been or are expected to be adopted by bank regulators in many key countries in which Citi does business. Those principles provide that a substantial portion, such as more than 50%, of variable compensation awarded to senior executives and other employees whose actions have a material impact on the risk exposure of the company should be awarded in shares or share-linked instruments, subject to an appropriate share retention policy. Bank regulators in the European Union, in particular the Financial Services Authority in the United Kingdom (FSA), have adopted rules implementing this aspect of the principles. For Citi employees whose compensation is subject to regulation in the United Kingdom and elsewhere in the European Union, 60% of annual incentive compensation of £500,000/€500,000 or more awarded for 2010 (and 40% of 2010 annual incentive compensation of less than £500,000/€500,000) was required to be deferred, with at least 50% of the deferral to be in company equity or equity-linked instruments. For most of these employees, 50% of their immediately payable incentive compensation was delivered in shares of Citi common stock, subject to a six-month sale restriction. Awards made under other Citi incentive programs may also need to be delivered in shares, pending regulatory guidance. The FSA has indicated that 50% of any amounts payable under the Key Employee Profit Sharing Plan in the United Kingdom must be delivered in shares. These developments follow the requirements imposed by the U.S. Congress and the Special Master, which required the delivery of substantial portions, up to 100%, of incentive compensation for 2009 and 2010 in the form of equity for affected employees. Equity was a highly favored vehicle for delivering long-term, performance-based compensation under those structures, and that model has now spread across the globe. It is possible that future legislative or regulatory actions could further increase the proportion of equity-based compensation. While Citi has long favored the use of equity as a compensation vehicle, in the current environment we will be able to offer competitive compensation arrangements that also satisfy regulators only if the proposed amendment to the 2009 plan is approved. It is for this reason, as we have said in prior years, that we believe the 2009 plan is vital to sustained and responsible profitability and maintaining our commitment to sound compensation principles.

•

Attract and retain talent. A talented, motivated and effective management team and workforce were essential to completing a successful turnaround of our company and will remain essential to our future success. We cannot afford to lose existing and prospective talent to competitors in our industry and other companies that may have more flexibility to offer competitive compensation arrangements, especially in the form of equity.

•

Avoid disruption in compensation programs. If the proposed amendment to the 2009 plan is not approved, we may be required to restructure existing compensation programs throughout Citi for reasons not directly related to the achievement of our business objectives. To remain competitive without a sufficient reserve of shares available for grant under a stockholder-approved equity compensation plan, it will likely be necessary to replace components of compensation that would have been awarded in equity with cash, or with other instruments that may not align employee interests with those of stockholders as well as equity awards would have. Replacing equity with cash will increase cash compensation expense and will be a drain on cash flow that would be better utilized if reinvested in our core businesses or returned to stockholders. Moreover, because of evolving compensation regulations favoring equity, without a sufficient reserve of shares available for compensatory purposes it might prove extremely difficult for us to offer competitive compensation packages for executives in vital positions and at the same time comply with regulatory mandates regarding the form of compensation.

•

Honor our commitment to sound equity compensation practices and pay-for-performance. We believe that equity compensation, by its very nature, is performance-based compensation. We are also mindful that equity grants dilute stockholder equity and must therefore be used judiciously. The emphasis in our equity programs on “full-value” awards (as opposed to stock options) can mitigate the potential dilutive effect of equity compensation (the same value can be delivered in the form of a stock award using fewer shares than would be needed if delivered in the form of a stock option). Additionally, substantial performance-vesting criteria were included in certain awards to senior executives in 2007, 2008 and 2011, thus providing for the possibility of forfeiture if positive results are not achieved. As a result, all of the management committee long-term incentive program awards made in 2007 expired without the issuance of shares on December 31, 2009, and no shares have yet been issued pursuant to performance-vesting stock awards and performance-priced options awarded in 2008. Vesting of most of the shares subject to the stock awards is conditioned upon the achievement of stock-price targets of $10.61 and $17.85 per share prior to January 14, 2013. The performance-priced options vest over four years and will expire on January 14, 2019. Fifty-percent of the shares may be exercised at a price of $10.61 per share and 50% at a price of $17.85 per share. Various performance-vesting criteria also apply to certain CAP awards dated January 18, 2011. (Generally, CAP provides for 25%-60% of a participant’s total incentive compensation to be delivered in the form of restricted or deferred shares of Citigroup common stock that vest over three- or four- year periods.) Approval of the proposed amendment to the 2009 plan will allow us to maintain our focus on delivering substantial portions of incentive pay to our executives and employees in the form of common equity, in keeping with our belief that this is an effective way of aligning employee and stockholder interests, and in step with evolving regulatory trends. It will also allow us to design specific performance-based incentive awards for which shares will be issued only upon the achievement of exceptional results.

The affirmative vote of a majority of the shares voting on this proposal is required to adopt the proposed amendment to the 2009 plan.

2009 Plan Highlights

Approval of this proposal 3 will increase the number of shares authorized for grant by 400 million but will not change any other provision of the 2009 plan. The following features of the 2009 plan will continue to protect the interests of our stockholders:

•	Administration by a committee composed entirely of independent directors.

•	A fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.

•

Three-year minimum vesting requirements that will apply to at least 80% of the shares that may be awarded (except in certain limited circumstances, or when awards are subject to performance-vesting criteria based on a performance period of at least one year). The committee will continue to have discretion to award up to 20% of the authorized shares without regard to minimum vesting periods, and would do so primarily for recruitment and retention purposes, or when necessary or appropriate to comply with regulatory requirements or guidance.

•	Exercise prices that must be at least 100% of fair market value on the date an option is granted.

•	A prohibition against re-pricing.

•	A prohibition against reload option grants (except as required by the terms of currently outstanding options, all of which are deeply out of the money).

•	A prohibition against re-granting shares used to pay option exercise prices or withheld to pay taxes on awards.
•	A prohibition against the payment or accrual of dividend equivalents on unvested shares that are subject to performance-vesting stock awards.

•

A requirement that participants must experience an involuntary termination of employment as a result of a change of control for the vesting of an award to be accelerated or to receive any other benefit triggered by a change of control of Citigroup Inc.

•	Change of control definitions that would not be triggered by acquisitions of less than 25% of our outstanding voting securities.

•	A requirement for stockholder approval of any plan amendment that constitutes a “material revision” under current NYSE standards.

Additional information on our equity plans and grant practices can be found elsewhere in this proxy statement under the headings “Compensation Discussion and Analysis,” “Compensation Tables,” “Equity Compensation Plan Information,” and in Note 8 to the financial statements contained in our 2010 annual report on Form 10-K.

Under the heading “Equity Compensation Plan Information” on page 109, as required by SEC rules, we provide information about shares of common stock that may be issued under our existing equity compensation plans as of December 31, 2010. The tables below update and supplement that data. We believe this additional information is useful for gaining a complete understanding of the proposal to amend and restate the 2009 plan.

You are urged to read the summary description of the 2009 plan beginning on page 100, the Equity Compensation Plan Information beginning on page 109, and the text of the 2009 plan (as amended and restated to reflect the amendment that will be made if proposal 3 is approved), which is attached as Annex B, for a complete understanding of the 2009 plan and the amendment you are being asked to approve.

The board recommends that you vote for approval of the amendment to the Citigroup 2009 stock incentive plan described in proposal 3.

Supplemental Information on Equity Plan Grants

Tables I and II below illustrate the “overhang” from our equity plans, and Table III shows our “burn rates” over the prior three calendar years.

“Overhang” refers to the potential stockholder dilution represented by outstanding employee equity awards and shares available for future grants. We monitor simple overhang and fully diluted overhang, which are calculated as follows:

Simple overhang	=	Outstanding awards + shares available for grant
Common shares outstanding

Fully diluted overhang	=	Outstanding awards + shares available for grant
Common shares outstanding + Outstanding awards + Shares available for grant

“Simple overhang” shows the number of common shares that may become issued and outstanding — as a percentage of the number of shares currently outstanding — if all currently unvested stock awards vest, all unexercised stock options are exercised, and if all shares still available for grant are ultimately issued upon the vesting or exercise of awards yet to be made. “Fully diluted overhang” shows the percentage of outstanding common equity that would be owned by employees in the future, assuming all shares underlying currently unvested stock awards vest, all outstanding options are exercised, and all shares currently available for grant are ultimately issued pursuant to future awards under the plan.

The following table shows — as of January 31, 2011— the number of shares remaining available for grant under the 2009 plan, the number of shares subject to outstanding (vested and unvested) and unexercised stock options, and the number of shares subject to outstanding (unvested) “full-value” awards (i.e., restricted and deferred stock awards). The outstanding awards were granted under the 2009 plan and prior equity plans that have been terminated for purposes of new grants. No SARs have been granted.

Table I

	January 31, 2011 (in millions)
Shares available for grant	413.66
Full-value awards outstanding (unvested)	572.16	(1)(2)
Options outstanding	359.34	(1)
Total	1,345.16

Weighted average exercise price of outstanding options	$7.84	(3)
Weighted average remaining life of outstanding options	4.61 years	(4)

(1)	Of the shares indicated in this table as subject to outstanding options or “full-value” awards, 93.82 million are subject to awards granted under prior stock incentive plans, and as such, may not be re-granted as new awards under the 2009 plan or any other plan if the underlying options expire unexercised or if the awards are forfeited prior to vesting. If any shares subject to awards reflected in this table are used to pay exercise prices or withheld to pay taxes, they may not be re-granted as new awards under the 2009 plan or any other plan.

(2)	Includes 95.28 million shares subject to unvested restricted stock awards. These unvested shares are already considered outstanding.
(3)	Includes 42.19 million shares subject to options granted under prior plans and which have a weighted average exercise price of $35.39 per share. If these options are canceled or expire unexercised, the underlying shares may not be re-granted under the 2009 plan or any other plan. The remaining 317.15 million options were granted under the 2009 plan and have a weighted average exercise price of $4.17 per share.
(4)	Includes 42.19 million shares subject to options granted under prior plans and which have a weighted average remaining life of 2.8 years. If these options are canceled or expire unexercised, the underlying shares may not be re-granted under the 2009 plan or any other plan. The remaining 317.15 million options were granted under the 2009 plan and have a weighted average remaining life of 4.9 years.

Our simple overhang and fully diluted overhang are stated in Table II below, as of January 31, 2011, and as estimated as of April 21, 2011, assuming proposal 3 is approved. The calculations are based on the figures reported in Table I and common shares outstanding as of January 31, 2011. For these purposes, it is assumed that the number of common shares outstanding on April 21, 2011, and the number of shares subject to outstanding awards on April 21, 2011, will be the same as on January 31, 2011. If proposal 3 is approved, at April 21, 2011, there will be a maximum of approximately 813.66 million shares available for future awards under the plan.

The figures reflected in Table II below include the 359.34 million shares subject to currently outstanding options appearing in Table I above. As reported in the notes to Table I, options covering 42.19 million of these shares have a weighted average exercise price of $35.39 and a weighted average remaining life of 2.8 years, which reduces the likelihood that any shares will be issued pursuant to these options. Additionally, shares subject to these options will not become available for new awards if the options are canceled or expire unexercised (or if any shares are used to pay exercise prices or withheld to pay taxes), because the options were granted under prior plans that have since been terminated or expired.

Table II

	January 31, 2011	April 19, 2011 (estimated)
Simple overhang	4.63%	6.01%
Fully diluted overhang	4.42%	5.67%

“Burn rate” expresses the amount of equity in the form of stock options or stock awards a company grants annually relative to its number of common shares outstanding. It is calculated as follows:

Burn rate (%)	=	Shares subject to options and awards granted during year
Common shares outstanding

Table III shows our burn rates for the 12-month periods ending December 31, 2008, 2009 and 2010, and the three-year average. The calculations are based on annual grant data contained in our annual reports on Form 10-K and the basic weighted average number of common shares outstanding during those periods. The increase in the burn rate from 2008 to 2009 is attributable in part to the favoring of equity in compensation structures approved by the Special Master. Although the recent decline the burn rate is largely attributable to the increase in common shares outstanding, Citi has taken steps to control the burn rate.

Effective with the January 2009 incentive awards, participation in Citi’s principal equity award program, CAP, was significantly curtailed by limiting eligibility only to employees with total incentive compensation of US$100,000 or more. Previously, employees with total incentive compensation of as little as US$20,000 were included. At the same time, two other program features that increased the number of shares granted were eliminated. Previously, a 25% discount to market price was applied when calculating the number of shares in each CAP award representing up to 25% of a participant’s total incentive, and participants were also offered an election to receive all or a portion of their CAP award in the form of a stock option, entitling them to receive four option shares in lieu of each share of restricted or deferred stock.

Table III

	2008	2009	2010	Three-year average
Burn rates for 12-month periods ending December 31	3.18%	4.18%	2.36%	3.24%

Description of the Citigroup 2009 Stock Incentive Plan (including as proposed to be amended by proposal 3)

The following is a brief description of certain important features of the 2009 plan, the full text of which, as proposed to be amended by proposal 3, is attached as Annex B. This summary is qualified in its entirety by reference to Annex B.

If proposal 3 is approved, we intend to file a registration statement, pursuant to the Securities Act of 1933, as amended, on Form S-8, to register additional shares authorized for grant under the 2009 plan.

General. The 2009 plan provides for various types of awards denominated in shares of Citi common stock to employees, officers, non-employee directors and agents of Citi and its participating subsidiaries. The purposes of the 2009 plan are to align participants’ interests with those of our stockholders, to attract and retain employees and other eligible service providers by providing competitive compensation opportunities, and to provide incentives for those participants who contribute to the long-term performance and growth of Citi.

Administration. The 2009 plan is administered by the personnel and compensation committee of the board. All members of the committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of Section 162(m) of the IRC.

With respect to participants who are directors, the plan is administered by the board.

The committee has the authority to administer and interpret the 2009 plan, to determine the employees and other eligible service providers to whom awards will be made under the 2009 plan and, subject to the terms of the 2009 plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate with respect to the administration of the 2009 plan, subject to the minimum vesting requirements of the 2009 plan, the prohibitions in the 2009 plan against re-pricing, the provisions of Sections 162(m) and 409A of the IRC and any applicable laws or exchange rules.

The committee may delegate some or all of its authority over administration of the 2009 plan to one or more officers or directors, except with respect to persons who are Section 16(a) officers or covered employees (as defined in Section 162(m) of the IRC).

Eligibility. All “employees” of Citi — within the broad definition set forth in the instructions to the SEC’s Form S-8 registration statement — generally are eligible to receive awards under the 2009 plan. This definition includes non-employee directors of Citi. Based on worldwide employment at December 31, 2010, approximately 259,600 persons are eligible to participate in the 2009 plan. Participation is discretionary — awards are subject to approval by the committee.

Shares Subject to the Plan. As of January 31, 2011, approximately 413.66 million shares were available for grant pursuant to the various types of awards that may be granted under the plan. If proposal 3 is approved, on April 21, 2011, an additional 400 million shares of Citi common stock will become available for grant.

The number of shares authorized for grant under the 2009 plan is subject to adjustment, as described below, if there is a change in the common stock, such as a stock split or other transaction that increases (or decreases) the number of shares of common stock outstanding. For a description of the adjustment provision and information regarding the total shares authorized for grant since the plan was adopted on April 21, 2009, see “Adjustments” below.

Until stockholders approved amendments to the plan effective April 20, 2010, each share subject to a restricted or deferred stock award or other “full-value” award counted against the total shares authorized for grant as 2.3 shares. Shares issued pursuant to any type of award granted since April 20, 2010, reduce the shares available for grant under the plan on a one-to-one basis.

The NYSE closing price of a share of Citi common stock on March     , 2011, was $            .

The maximum number of shares of Citi common stock that may be issued under the 2009 plan will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards, the granting or payment of stock-denominated awards that by their terms may be settled only in cash, or awards that are granted in connection with a transaction between Citi or a subsidiary and another entity or business in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become employees (as defined in the 2009 plan) as a result of such transaction.

Shares of Citi common stock issued in connection with awards under the 2009 plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both.

If an award under the 2009 plan is forfeited, canceled, or expires prior to the issuance of shares, the shares subject to such award will be available for future grants under the 2009 plan. However, shares subject to outstanding awards granted under other plans shall not be subject to future issuance pursuant to awards granted under the 2009 plan. Additionally, any and all shares tendered by a participant to pay an option exercise price, withheld by Citi to satisfy tax withholding obligations, repurchased by Citi with option exercise proceeds or covered by a stock-settled SAR (without regard to the number of shares actually issued upon exercise) will be considered issued under the plan and shall not be added to the maximum number of shares that may be issued.

Limits on Awards. There are no limits to the class or classes of employees to which awards may be granted under the 2009 plan, or to the number of shares authorized for grant that may be granted pursuant to the various types of awards permitted under the plan. However, the aggregate number of shares of Citi common stock that may be subject to awards of stock options, SARs and/or stock awards under the 2009 plan to any one employee in a calendar year shall not exceed 20,656,243. This limit was equitably adjusted from 5 million shares pursuant to Section 6(e) of the 2009 plan as a result of the issuance of shares of common stock in exchange for preferred securities in July and September 2009. This limit will be subject to further adjustment, as described below, to reflect other changes in the outstanding common stock, such as a stock split.

Types of Awards. The following types of awards may be made under the 2009 plan. All of the awards described below are subject to the conditions, limitations, restrictions, and vesting and forfeiture provisions determined by the committee, in its sole discretion, subject to such limitations as are provided in the plan. The number of shares subject to any award is also determined by the committee, in its discretion.

Restricted Stock. A restricted stock award is an award of outstanding shares of Citi common stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend equivalent payments on the shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to indicate a voting preference with respect to the shares underlying their awards. All shares underlying outstanding (unvested) restricted stock awards as to which no voting instructions are received are voted proportionately to the restricted shares for which voting instructions are received.

Deferred Stock. A deferred stock award is an unfunded, unsecured promise to deliver shares of Citi common stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the committee. Participants do not have voting rights (their rights are no greater than a general unsecured creditor of the company), but generally receive dividend equivalent payments during the vesting period (unless the awards are subject to performance-vesting criteria).

Stock Units. A stock unit is an award denominated in shares of Citi common stock that may be settled either in shares and/or cash, subject to terms and conditions determined by the committee.

Stock Payment. Subject to plan limits, the committee may issue unrestricted shares of Citi common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the committee determines. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the IRC), or to provide incentives or recognize special achievements or contributions. Because stock payments are not subject to vesting conditions, they may be made only from the 20% of the shares authorized for awards under the 2009 plan that are not subject to the minimum vesting requirements described below.

Non-qualified Stock Options. An award of a non-qualified stock option under the 2009 plan grants a participant the right to purchase a specified number of shares of Citi common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the “fair market value” (see below) of Citi common stock on the grant date. The term of a non-qualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid with cash, shares of Citi common stock already owned by the participant, or with the proceeds from a sale of the shares subject to the option. A non-qualified stock option is an option that does not qualify under Section 422 of the IRC.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the IRC, which include an exercise price of no less than 100% of “fair market value” on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by stockholders. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment with respect to any gain related to the exercise of the option.

Stock Appreciation Rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of Citi common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of fair market value of a share of Citi common stock on the grant date) times the number of shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the “fair market value” of Citi common stock as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Citi common stock.

Definition of “Fair Market Value.” For purposes of setting the exercise price of any option or SAR granted under the 2009 plan, “fair market value” means the NYSE (or other national securities exchange) closing price on the trading date immediately preceding the grant date, or the closing price on the grant date, in the case of a grant to a Section 16(a) officer. The committee, in its discretion, may apply other definitions of fair market value for other purposes in administering the plan, such as when determining the number of shares in an award.

Minimum Vesting Requirements. Under the 2009 plan, not more than 20% of the shares available for awards under the plan may be subject to awards that may vest in full prior to the third anniversary of the award date (except in certain circumstances, such as retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a participant’s employer or other similar event). Additionally, this three-year minimum vesting schedule will not apply to the extent that any award would become vested upon the achievement of performance objectives over a period of at least one year, and such objectives are in fact achieved. Notwithstanding the foregoing, 346,234,536 shares issued as stock payments in settlement of “common stock equivalent” awards in April 2010, were exempted from this minimum vesting requirement pursuant to the proposal approved by stockholders at the annual meeting on April 20, 2010, and such shares will not count against the 20% of the total authorized shares that may vest in fewer than three years.

Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made by methods permitted by the committee from time to time, including payment in cash, by tendering (actually or by attestation) shares of Citi common stock owned by the participant for any minimum period of time that the committee may specify, and that have a fair market value equal to the exercise price; by a combination of cash and shares of Citi common stock; or by authorizing the sale of the number of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the committee may provide that stock options can be “net exercised” — that is, by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares plus the amount of withholding tax due upon exercise.

Prohibition Against Repricing. The 2009 plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards.

Limitation of Reload Options. The 2009 plan prohibits the grant of reload options, except upon the exercise of options previously granted under other plans that included a reload feature, or upon the exercise of such subsequently granted reload options.

Forfeiture Provisions Following a Termination of Employment. Awards under the 2009 plan may be subject to forfeiture if, after a termination of employment, the participant engages in certain activities that are materially injurious to or in competition with Citi. The committee has discretion to determine the post-employment forfeiture conditions, if any, that will be included in the terms of each award.

Non-U.S. Participants. To accommodate differences in local law, tax policy or custom, awards granted to employees who are not U.S. nationals or who are employed outside the U.S. may be subject to special terms, conditions and documentation as provided by the committee.

Deferrals. The committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award, for such periods and upon such terms and conditions as the committee determines, but not in contravention of Section 409A of the IRC. In addition, the committee may, but not in contravention of Section 409A of the IRC, determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent Citi or any subsidiary from being denied a deduction under Section 162(m) of the IRC with respect to an award granted under the 2009 plan.

Non-Transferability. During the vesting period, and prior to the lapse of any sale restriction on shares delivered in an option or SAR exercise, awards and sale restricted shares are not transferable other than by will or the laws of descent and distribution. However, the committee may permit participants to transfer certain non-qualified stock options or shares issued as a result of an option or SAR exercise but that are subject to a restriction on transferability one time to an immediate family member or a trust for the benefit of immediate family members.

Adjustments. The 2009 plan provides that the committee shall make appropriate equitable adjustments to the maximum number of shares available for issuance under the 2009 plan and other limits stated in the plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. Such changes will be made to reflect changes in the capital structure of Citigroup Inc. (including a change in the number of shares of common stock outstanding) on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, and/or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders. Such adjustments will be made only to the extent they conform to the requirements of applicable provisions of the IRC and other applicable laws and regulations. The committee, in its discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to the Company.

Pursuant to this adjustment provision in the 2009 plan, effective September 10, 2009, the number of shares available for grant as of such date was proportionately increased to 1,032,812,186 shares (from 250,000,000 shares available for grant at April 20, 2009) to reflect increases in the number of shares of common stock outstanding that resulted from the Company issuing new shares of common stock in exchange for outstanding preferred securities on July 29 and September 10, 2009. This adjustment was made to ensure that the percentage of outstanding common equity authorized for grant under the plan would not be reduced by the issuance of new shares of common stock in the exchange transactions that were expected to occur later that year, and for which purpose stockholders approved a charter amendment on September 3, 2009, increasing the number of shares of common stock the company is authorized to issue to 60 billion.

Change of Control. The 2009 plan provides that at any time prior to, at or after the time of a “change of control” (see below) that, with respect to a participant whose employment has been terminated as a result of the “change of control,” the committee may, in its discretion, provide for the acceleration of any time periods or the waiver of any other conditions to vesting, exercise, payment or distribution of an award, or provide for the purchase of any award. For these purposes, a termination as a result of the “change of control” means involuntary termination of employment other than for “gross misconduct” or by the participant for “good reason” (each as defined in the applicable award agreement) upon, or on or prior to the first anniversary of the “change of control.” In addition, the committee may also provide for the termination or adjustment of awards as it deems necessary to reflect a transaction or change, or for the assumption or substitution of awards by a surviving corporation, upon a “change of control.”

The 2009 plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 25% or more of the combined voting power of then outstanding securities (except the acquisition of common stock by the U.S. government in exchange for preferred securities pursuant to the transaction announced by Citi on February 27, 2009, and consummated on September 10, 2009); (ii) adoption by stockholders of a plan or proposal for the dissolution or liquidation of Citigroup Inc.; (iii) specified changes in the majority of the board of directors (not including the election of directors whose election or nomination was approved by a majority of the then incumbent board); (iv) a sale, transfer or distribution of all or substantially all of Citi’s assets; or (v) a reorganization, merger, consolidation or other corporate transaction that results in Citi stockholders not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

Notwithstanding the foregoing, for any awards subject to Section 409A of the IRC, the effect of a change of control and what constitutes a change of control will be set forth in the terms governing the actual award.

Rights as a Stockholder. Unless the committee determines otherwise, a participant will not have any rights as a stockholder with respect to shares covered by an award until the date that the participant becomes the holder of record with respect to such shares.

Tax Withholding. Citi retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes (including hypothetical taxes owed to Citi by tax-equalized expatriates) required by law or regulation to be withheld with respect to any taxable event as a result of the 2009 plan. Any failure to timely pay tax-related obligations owing to Citi in connection with an award may result in its cancellation.

Amendment and Termination. The 2009 plan and any award may be amended or terminated by the committee at any time, provided that no amendment shall be made without stockholder approval if it would materially increase the number of shares available under the plan, materially expand the types of awards available under the plan or the class of persons eligible to participate in the plan, materially extend the term of the plan, materially change the method of determining the exercise price of an option or SAR granted under the plan, delete or limit the prohibition against repricing, or otherwise require approval by stockholders in order to comply with applicable law or the rules of the NYSE (or principal national securities exchange upon which Citi’s common stock is traded). Notwithstanding the foregoing, with respect to awards subject to Section 409A of the IRC, any termination, suspension or amendment of the plan shall conform to the requirements of Section 409A of the IRC. Except as may be required to comply with applicable tax law or as set forth in the following paragraph regarding EESA, no termination, suspension or amendment of the 2009 plan shall adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

The committee may amend or modify awards to the extent the committee determines, in its discretion, that the terms and conditions of the award violate Section 409A of the IRC, provided that no such amendment may violate the terms and conditions of a participant’s terms of employment, and unless the committee determines otherwise, any such amendment or modification will maintain, to the maximum extent practicable, the original intent of the provisions requiring amendment or modification. However, the committee will not be required to amend or modify any award, nor will Citi be liable for any adverse tax consequences to a participant from any such amendment or modification or failure to amend or modify an award. The committee may accelerate vesting or otherwise modify awards to mitigate unanticipated adverse tax consequences to a participant resulting from income recognition prior to the vesting date of an award under Section 457A of the IRC or other tax law, provided that such modifications do not contravene other plan provisions.

The 2009 plan provides that to the extent a participant’s compensation is subject to restrictions or limitations pursuant to the requirements of EESA or specified agreements between Citi and the U.S. government or governmental agencies, the plan and any award agreement under the plan will be interpreted or reformed to comply with such requirements. Awards under the 2009 plan will be subject to any limitations, adjustments or clawback provisions applicable to a participant, whether determined by the committee to apply on the date of an award or at any time thereafter, to the extent required by any policy implemented at any time by Citi to comply with any other legal, regulatory or governmental requirements, directions, supervisory comments, guidance or promulgations specifically including but not limited to guidance on remuneration practices or sound incentive compensation practices promulgated by any U.S. or non-U.S. governmental agency or authority.

Duration. The 2009 plan will terminate on April 21, 2014, unless terminated earlier by the board.

New Plan Benefits

No awards will be granted under the 2009 plan with respect to the increases to the shares authorized for grant requested pursuant to proposal 3. Future benefits under the 2009 plan are not yet determinable. Any future awards under the 2009 plan will be granted at the discretion of the committee, and actual benefits to participants will depend on a number of factors, including the fair market value of Citi stock on future dates, actual company performance against performance goals that may be established with respect to specific awards, other terms and conditions of the awards, and decisions made by the participants.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2009 plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock. A participant generally will not be taxed at the time of a restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time, less any amount paid for the shares. Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the IRC within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently forfeited, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, dividends or dividend equivalents paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which currently is subject to the same rate as capital gains income.

Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, Citi will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Deferred Stock. A participant will generally not recognize taxable income on the grant of a deferred stock award until shares subject to the award are distributed. The amount of this ordinary income will be the fair market value of the shares of Citi common stock on the date of distribution. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.

Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. Citi will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Stock Units. Awards of stock units that are subject to a substantial risk of forfeiture are treated, for federal income tax purposes, in substantially the same manner as deferred stock awards described above.

Stock Payments. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant.

Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Citi common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise.

Incentive Stock Options (ISOs). No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO nor within one year from the date of exercise, the participant will be entitled to treat any gain related to the exercise of the ISO as capital gain (instead of ordinary income), and Citi will not be entitled to a deduction by reason of the grant or exercise of the ISO. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, Citi will ordinarily be entitled to a deduction in an amount equal to the amount of the ordinary income resulting from a disqualifying disposition.

Stock Appreciation Rights (SARs). Generally, a participant will not recognize taxable income upon the grant of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the fair market value of the Citi common stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether the shares of Citi common stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Except as described under “Certain Limitations on Deductibility of Executive Compensation” below, upon the exercise of a SAR, Citi will ordinarily be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Withholding. Citi will deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy the minimum federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the 2009 plan.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the IRC limits the deduction to Citi for compensation paid to the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer (covered employees) to $1 million per executive per taxable year. However, compensation paid to covered employees will not be subject to such deduction limit if it is considered

“qualified performance-based compensation” within the meaning of Section 162(m) of the IRC. The 2009 plan is designed so that options and SARs qualify for this exemption, and it permits the committee to grant other awards designed to qualify for this exemption. The committee is authorized to also grant awards that are not qualified under Section 162(m) of the IRC.

The accelerated vesting of awards under the 2009 plan upon a change of control of Citigroup Inc. could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the IRC), which payments are subject to a 20% excise tax imposed on the participant. Citi would not be able to deduct the excess parachute payments made to a participant.

Section 409A of the IRC. Certain awards under the 2009 plan may be subject to Section 409A of the IRC, which regulates “nonqualified deferred compensation” (as defined in Section 409A). If an award under the 2009 plan (or any other Citi plan) that is subject to Section 409A is not administered in compliance with Section 409A, then all compensation under the 2009 plan that is considered “nonqualified deferred compensation” (and awards under any other Citi plan that are required pursuant to Section 409A to be aggregated with the award under the 2009 plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Section 457A of the IRC. Awards under the 2009 plan that constitute “nonqualified deferred compensation” (as defined in Section 457A) to participants employed by “nonqualified entities” (as defined in Section 457A) are subject to U.S. income inclusion in the year in which the awards are no longer subject to a substantial risk of forfeiture, which may occur prior to when shares are distributable to a participant pursuant to the terms of the award. Reporting and withholding requirements may apply. A failure to timely report U.S. income or pay associated taxes in accordance with Section 457A may result in late tax payment or under-reporting penalties for an affected participant, and in certain circumstances, an additional 20% tax. Generally, a “nonqualified entity” is any foreign corporation unless substantially all of its income is effectively connected with the conduct of a trade or business in the United States, or unless it is subject to a comprehensive foreign income tax. Certain entities that would be taxed as partnerships in the U.S. also may be treated as “nonqualified entities” unless substantially all income of the entity (or allocated by the entity to its partners) is subject to U.S. income tax or another comprehensive foreign income tax.

Equity Compensation Plan Information

Most of Citi’s outstanding equity awards have been granted under four stockholder approved plans — the 2009 plan, the Citigroup 1999 stock incentive plan (1999 plan); the Travelers Group capital accumulation plan (Travelers plan); and the 1997 Citicorp stock incentive plan (Citicorp plan). A small percentage of currently outstanding equity awards were granted under the Citigroup employee incentive plan (EIP), which was not approved by stockholders. All outstanding awards under the EIP and plans other than the 2009 plan were granted prior to April 19, 2005.

All of the plans are administered by the committee, which is comprised entirely of non-employee independent directors. Employees eligible to participate in Citi’s equity plans are selected by management from time to time subject to the committee’s approval.

Effective April 21, 2009, stockholders approved adoption of the 2009 plan, and the 1999 plan was terminated as a source of shares for future awards. Stockholders approved amendments to the 2009 plan effective April 20, 2009.

Please refer to proposal 3 in this proxy statement for details regarding a proposed amendment to the 2009 plan.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	575,217,104	(1)	$9.24	(2)	806,222,926	(3)
Equity compensation plans not approved by security holders	1,219,470	(4)	$46.29		0

Total	576,436,574		$9.37		806,222,926

(1)	Includes 202.45 million shares issuable upon the vesting of deferred stock awards. Does not include an aggregate of 313,965 shares subject to outstanding options granted by a predecessor company under a plan assumed by Citi in a merger. Citi has not made any awards under this plan, and it is not considered as a source of shares for future awards.

(2)	Does not include 313,965 shares subject to outstanding options under a plan assumed by Citi in a merger. The weighted-average exercise price of the options is $27.78 per share.

(3)	Represents shares available for issuance pursuant to various types of awards under the 2009 plan, including awards of restricted stock, in addition to (or in lieu of) options, warrants and rights.

(4)	Includes 788 shares issuable upon the vesting of deferred stock awards.

The following disclosure is provided with respect to the EIP, which has not been submitted to stockholders for approval, and which remains active only with respect to previously granted awards. The EIP was terminated as a source of shares for new awards effective upon approval by stockholders of the amended and restated 1999 plan on April 19, 2005. Because the EIP continues to govern outstanding awards granted prior to April 19, 2005, various technical amendments designed to comply with changes in tax law and/or accounting standards have been made to the EIP since April 19, 2005. Additional information regarding Citi’s equity compensation programs can be found in Note 8 to Citi’s financial statements contained in its 2010 annual report on Form 10-K.

Non-Stockholder Approved Plan

The EIP was originally adopted by the board of directors in 1991. Executive officers and directors of the Company were not eligible to receive awards under the EIP. The EIP was used to grant stock options and restricted or deferred stock awards to participants in CAP and to new hires. CAP is an incentive and retention award program pursuant to which a specified portion of a participant’s incentive compensation (or commissions) is delivered in the form of a restricted or deferred stock award, or in some cases, restricted or deferred stock and/or stock options. Vesting periods for restricted and deferred stock awards under the EIP, including awards pursuant to CAP, were generally from three to five years. Stock options awarded under the EIP, including CAP options, are non-qualified stock options. Options granted prior to January 1, 2003 have ten-year terms and vest at a rate of 20% per year, with the first vesting date generally occurring twelve to eighteen months following the grant date. Options granted on or after January 1, 2003, but prior to January 1, 2005, generally have six-year terms and vest at a rate of one-third per year, with the first vesting date generally occurring twelve to eighteen months following the grant date. Options granted under the EIP in 2005 generally have six-year terms and vest at a rate of 25% per year. Generally, the terms of restricted and deferred stock awards and options granted under the EIP provide that the awards will be canceled if an employee leaves the company, except in cases of disability or death, or after satisfying certain age and years of service requirements.

Proposal 4: Approval of Citi’s 2011 Executive Performance Plan

Background

On February 14, 2011, Citi’s board of directors, upon the recommendation of the personnel and compensation committee (the committee) unanimously approved the 2011 Citigroup Executive Performance Plan (EPP), subject to stockholder approval at the annual meeting.

We are asking stockholders to approve the adoption of the EPP so that awards under the EPP may qualify under Section 162(m) of the IRC, which allows a United States federal income tax deduction for performance-based compensation paid to the executive officers who are named in Citi’s annual proxy statements (the named executive officers) other than the CFO. Failure to pay incentive compensation to named executive officers, other than the CFO, under a stockholder-approved Section 162(m) plan generally results in the loss of a federal income tax deduction for such incentive compensation. As such, Section 162(m) plans such as the proposed EPP are standard features of executive compensation programs at U.S. public companies in the financial services industry and in other industries.

Citi currently does not have a stockholder-approved Section 162(m) plan covering non-equity related incentive awards. Its previous stockholder-approved Section 162(m) plan, the 1999 Executive Performance Plan, was terminated in January 2009, effective for the 2009 compensation year due to changes in tax laws enacted as part of the Emergency Economic Stabilization Act of 2008, as amended. Citi is no longer subject to these compensation provisions and has returned to profitability in 2010 with an income tax provision from continuing operations of over $2 billion. We believe that the EPP will be an important component of Citi’s executive compensation structure going forward.

If the EPP is not approved by stockholders, the EPP will not become effective. In that event, however, we likely will consider other forms of compensation for executives as may be necessary or appropriate to incentivize key executive talent. If the EPP is not approved, Citi will not be able to deduct most compensation for its named executive officers, other than the CFO, under the IRC.

The following is a summary of the material terms of the EPP. This summary is not intended to be a complete description of all of the EPP’s provisions, and is qualified in its entirety by the full text of the EPP, which is attached to this proxy statement as Annex C.

General

The purpose of the EPP is to promote the interests of stockholders and other stakeholders by (i) incentivizing officers and other key executives to contribute to Citi’s long-term profitability, thereby aligning the executives’ interests with those of Citi’s stockholders and other stakeholders; (ii) motivating officers and key executives by means of performance-related incentives that are appropriately balanced and do not incent executives to take unnecessary and excessive risks; and (iii) attracting and retaining officers and key executives of outstanding ability by providing competitive incentive compensation opportunities.

Participants in the EPP shall be selected for each calendar year from our executive employees who are, or are expected to be, (i) “covered employees” as defined in Section 162(m) of the IRC, (ii) executive officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, or (iii) are otherwise selected by the committee to participate in the EPP. It is expected that approximately 15 executives will be eligible to participate in the EPP for 2011, although this number may change if the committee determines that it is appropriate to cover a different number of executives.

Administration

The EPP will be administered by the committee, which currently consists of six members of the board. The committee has the power to select employees to participate in the EPP, determine the amount and forms of awards under the EPP, determine the length of the performance period applicable to an award and whether the performance goals for such period have been attained, and make all determinations deemed necessary or advisable for the administration of the EPP.

Performance Periods

It is expected that there will be one-year performance periods under the EPP. The committee may also establish performance periods of different durations, including longer and multi-year periods, and shorter performance periods for individuals who are hired or become eligible to participate in the EPP after the commencement of the performance period. Unless the committee determines otherwise, the first performance period under the EPP will be January 1 to December 31, 2011.

Performance Goals

Within 90 days after the beginning of each performance period or, if earlier, before 25 percent of the period elapses, the committee will establish the relevant performance goals for the period and the amounts of the awards that participants are eligible to earn on achievement of the goals, which amounts may be expressed as percentages of an incentive pool or other measures prescribed by the committee. The performance goals may be based on one or more of the following objective performance measures, which may be expressed in absolute and/or relative values or as a percentage of:

•	revenue
•	net income (pre- or after-tax)
•	earnings per share
•	assets or return on assets
•	capital or return on capital
•	book value or book value per share
•	operating income
•	expenses or reengineering savings
•	cash flow or cash flow per share
•	total shareholder return
•	economic value added models or equivalent metrics
•	revenue or product growth
•	earnings
•	return on risk-adjusted assets
•	return on risk capital
•	pre- or after-tax income
•	margins
•	stock price
•	market share
•	regulatory achievements
•	debt reduction
•	stockholders’ equity or return on stockholders’ equity

The committee may determine that one or more of these goals will be based on the performance of Citi or any of Citi’s affiliates or any branch, department, business unit or other portion of Citi or any of Citi’s affiliates and/or on a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measures selected or defined by the committee.

At the time that the committee establishes performance goals, it will also specify the manner in which the level of the performance goals will be calculated and, if more than one goal is established, the relevant weighting assigned to each goal. In measuring the achievement of a performance goal, the committee may determine to include or exclude any of the following: unrealized investment gains and losses; extraordinary, unusual or non-recurring items; asset write-downs; the effects of accounting, tax or legal changes; currency fluctuations; mergers and acquisitions; or reserve-strengthening and other non-operating items.

The performance goals shall reflect appropriate adjustments for risk balancing features.

The committee will determine and certify in writing, based on the level of achievement of the applicable performance goals and the other terms of the EPP, whether a participant has earned an award and, if so, the amount of the award. The committee may not increase the amount of an award above the amount determined based on the level of achievement of the applicable performance goals or otherwise modify the goals. The committee may, however, reduce the amount of or cancel any award, so long as such reduction or cancellation does not result in any increase in the amount of any award payable to any other participant.

Termination of Employment

Unless the committee determines otherwise, if a participant’s employment terminates for any reason prior to the date that the committee certifies that the performance goals and other material terms of the EPP were satisfied for the applicable performance period, the participant’s award for such performance period will be canceled.

Form of Awards

The committee shall have full discretion to determine the form, terms and conditions of any award, which will include terms and conditions that the committee deems appropriate to balance risks to Citi, such as performance-based vesting or clawbacks.

Amount and Timing of Awards

The maximum amount payable to a participant under the EPP for any calendar year will be:

•	0.2 percent, multiplied by

•	the amount of income (loss) from continuing operations before income taxes of Citigroup Inc. minus the amount of income (loss) from continuing operations before income taxes of Citi Holdings,

in each case, as reported for such year in the Quarterly Financial Data Supplement that is filed as an exhibit to Citigroup’s Form 8-K reporting the results of operations for the last fiscal quarter of such year. If an award is subject to a multi-year performance period, the maximum amount of the award will be measured by allocating the award to each calendar year (or portion thereof) within such period based on the performance goals properly allocated to each such year (or portion thereof).

Unless the committee determines otherwise, an award earned by a participant for a performance period will be granted to the participant during the 2 1/2 month period after the year in which the period ends.

Forfeiture or Recovery of Awards

Awards may be canceled or forfeited or subject to recovery if the committee determines that the award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if the employee’s employment terminates on account of misconduct. Specifically, awards are subject to cancellation or forfeiture or recovery by Citi if the committee determines that a participant (a) received an award based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria, (b) knowingly engaged in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to financial statements or performance metrics, or (c) materially violated any risk limits established or revised by senior management, a business head and/or risk management, or any balance sheet or working or regulatory capital guidance provided by a business head. Incentive compensation is also subject to cancellation by Citi if the employee’s employment terminates on account of misconduct. The committee may also, in its discretion, impose other forfeiture or recovery conditions on any award.

Amendment or Termination of EPP

The committee may amend, suspend or terminate the EPP at any time, provided that any such action complies with the requirements of Section 162(m) of the IRC. As long as the EPP remains in effect, the material terms of the performance goals will be resubmitted to stockholders for their approval at least once every five years as required by Section 162(m) of the IRC.

New Plan Benefits

Payments under the EPP will be based on actual performance during the applicable performance periods, calculated using performance metrics selected by the committee in accordance with the

EPP. In addition, the committee may determine that a participant who otherwise would be entitled to a payment under the EPP based on such actual performance may receive a reduced amount or no award. Therefore, amounts payable cannot be determined at this time.

The board recommends that you vote for approval of Citi’s 2011

Executive Performance Plan described in proposal 4.

Proposal 5: Advisory Vote on Citi’s 2010 Executive Compensation

As required by Rule 14a-21(a) of the Securities Exchange Act, we are seeking an advisory vote on the compensation of named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Citi’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

Citi is committed to responsible compensation practices and structures. Citi seeks to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of risk management and performance metrics that reward long-term contributions to sustained profitability. As explained in more detail in the discussion of the objectives of Citi’s compensation philosophy, Citi’s programs aim to discourage unnecessary or excessive risk-taking, facilitate competitiveness, reward performance over an appropriate period, promote meritocracy by recognizing individual employee contributions, and enhance Citi’s franchise value.

Exceptional employees, and exceptional efforts by those employees, have been required to move Citi towards sustained and responsible profitability. There is intense worldwide competition for proven talent in the financial services industry. Citi has compensated executives in a manner that reflects the current environment, within legal parameters. In awarding executive compensation, we have taken into account the factors below as well as others described in the Compensation Discussion and Analysis section of this proxy statement.

2010 Compensation Highlights

•	Citi returned to profitability and exited TARP. Citigroup net income was $10.6 billion in 2010,

compared to a net loss of $1.6 billion in 2009. Citi substantially increased its capital base and is now one of the best capitalized large banks in the world. The US Treasury has recovered all of the $45 billion invested by the US government in Citi, plus approximately $12.2 billion in profits, consisting of dividends, interest, and gains on the sale of Citigroup common stock and other securities.

•	Citi’s CEO received $1.00 in salary and declined all incentive compensation for 2010.

•

Executive compensation structure changes in 2010 include performance-based compensation and additional clawbacks. Citi has taken a number of steps to enhance the balancing of risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks.

•

Performance-based compensation: Deferred incentive compensation awarded for 2010 to Citi’s executive officers, including the named executive officers, is subject to performance-based vesting. If Citigroup has pre-tax net losses in any year of the award’s deferral period, the personnel and compensation committee may determine that some or all of an executive officer’s incentive award for 2010 that is scheduled to vest after the end of the loss year will be reduced or eliminated.

•

No acceleration of awards on termination: Starting in 2010, equity awards granted under Citi’s Capital Accumulation Program in the form of deferred stock that vest upon termination of employment will be delivered on the original vesting schedule. Therefore, the awards remain subject to changes in Citi stock price and “clawbacks” after termination of employment.

•

Clawbacks: If 2010 performance turns out to be based on materially inaccurate performance criteria or if an executive materially violates risk limits, incentive compensation for 2010 will be forfeited (i.e., is subject to a “clawback”).

•	Citi continues to limit cash bonuses and has increased the percentage of senior executive incentive compensation that is awarded as deferred stock.

•

Stock ownership commitment, hedging policies and sale restrictions align executives’ interests with those of stockholders. The incentive award portion of the compensation payable to the named executive officers is subject to a stock ownership commitment, and Citi has trading policies that prohibit employees from profiting from a decline in the Company’s stock price. In addition, executives’ interests remain aligned with those of stockholders even after termination of employment through stock that vests or is subject to sale restrictions after termination of employment.

•

Increased focus on reducing risk through changes to incentive compensation programs. Citi continues to strengthen its compensation governance process through the personnel and compensation committee’s enhanced oversight and focus on reduction of risk that can be achieved through changes to Citi’s incentive compensation program.

Shareholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, which discuss in detail how our compensation policies and procedures implement our compensation philosophy.

Although the vote is non-binding, the board of directors and the personnel and compensation committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of Citi’s compensation program.

The board recommends that you vote for advisory approval of the foregoing resolution approving Citi’s executive compensation as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related materials contained in this proxy statement.

Proposal 6: An Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Rule 14a-21(b) of the Securities Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation annually is the most appropriate policy for Citi at this time, and recommends that shareholders vote for the Company to hold annual advisory votes on executive compensation. While Citi’s executive compensation programs are designed to promote a long-term connection between pay and performance, the board of directors recognizes that executive compensation disclosures are made annually. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking timely input from and engaging in frequent dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the board’s recommendation. The vote is advisory and non-binding. The personnel and compensation committee will consider the outcome, along with other relevant factors, in recommending a voting frequency to the board of directors.

The board of directors recommends that you vote for advisory approval of an ANNUAL shareholder advisory vote regarding compensation awarded to Citigroup’s named executive officers.

Proposal 7: Approval of the Reverse Stock Split Extension

Overview and History

On September 2, 2009, our stockholders approved by written consent a proposal to authorize (but not require) the board of directors to select and file one of several possible amendments to Citi’s restated certificate of incorporation to effect a reverse stock split of all issued and outstanding shares of our common stock at one of seven reverse stock split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board in its sole discretion, and to effect a corresponding proportionate reduction in the total number of authorized shares of our common stock in connection with the reverse stock split (together, the REVERSE STOCK SPLIT) at any time prior to June 30, 2010. On April 20, 2010, the board of directors was authorized by our stockholders to extend their authorization to file such amendment, at the board’s sole discretion, at any time prior to June 30, 2011. To date, we have not effected such a REVERSE STOCK SPLIT.

Our board of directors proposes that our stockholders approve the REVERSE STOCK SPLIT within the same parameters previously approved by our stockholders, except that the board’s authorization to undertake such a REVERSE STOCK SPLIT, in the sole discretion of the board, will be extended from June 30, 2011 to June 30, 2012. We use the term REVERSE STOCK SPLIT EXTENSION to refer to the stockholder authorization to allow our board of directors to effect the REVERSE STOCK SPLIT through June 30, 2012, together with a proportionate reduction in the number of our authorized shares of common stock set forth in our restated certificate of incorporation (as described below).

On January 18, 2011, the board of directors adopted resolutions (1) declaring that an amendment to our restated certificate of incorporation to effect a REVERSE STOCK SPLIT, as described below and in substantially the form previously approved by our stockholders, at any time prior to June 30, 2012 was advisable and (2) directing that a proposal to approve the REVERSE STOCK SPLIT EXTENSION be submitted to the holders of our common stock for approval.

Description of the Reverse Stock Split Extension and the Reverse Stock Split

The form of the proposed amendment to Citi’s restated certificate of incorporation to effect the REVERSE STOCK SPLIT is attached to this proxy statement as Annex D and is in substantially the form of the certificate of amendment previously approved by our stockholders. If approved by our stockholders, the REVERSE STOCK SPLIT EXTENSION would extend from June 30, 2011 to June 30, 2012 the approval permitting (but not requiring) the board to effect a reverse stock split of our common stock at any time prior to June 30, 2012 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the board in its sole discretion. We believe that leaving the ratio to the discretion of the board (provided that it is one of the seven proposed ratios) will provide Citi with the flexibility to implement the REVERSE STOCK SPLIT in a manner and at a time designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, the board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the REVERSE STOCK SPLIT on the trading market for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

The board reserves its right to elect to abandon the REVERSE STOCK SPLIT, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the REVERSE STOCK SPLIT is no longer in the best interests of Citi and its stockholders.

Depending on the ratio for the REVERSE STOCK SPLIT determined by the board, two, five, ten, fifteen, twenty, twenty-five or thirty shares of existing common stock will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board. The amendment to Citi’s restated certificate of incorporation that is filed to effect the REVERSE STOCK SPLIT, if any, will include only the reverse split ratio determined by the board to be in the best interests of Citi and its stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the REVERSE STOCK SPLIT is effected, we will also proportionately reduce the number of authorized shares of our common stock, as described below in “—Authorized Shares.” Accordingly, we are also proposing to extend, from June 30, 2011 to June 30, 2012, the board’s authorization to amend Citi’s restated certificate of incorporation to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by the board. The amendment, if any, to Citi’s restated certificate of incorporation that is filed will include only the total number of authorized shares of common stock determined by the board to be in the best interests of stockholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If the board does not approve a REVERSE STOCK SPLIT, the related reduction in the number of authorized shares will not occur.

The REVERSE STOCK SPLIT would become effective upon the filing (the EFFECTIVE TIME) of a certificate of amendment to Citi’s restated certificate of incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the REVERSE STOCK SPLIT will be determined by the board based on its evaluation as to when such action will be the most advantageous to Citi and its stockholders. If the REVERSE STOCK SPLIT EXTENSION is approved by our stockholders, our board would be authorized to effect the REVERSE STOCK SPLIT at any time prior to June 30, 2012; however, if the REVERSE STOCK SPLIT EXTENSION is not approved by our stockholders, our board would nevertheless remain authorized by the stockholder approval received on April 20, 2010, to effect the REVERSE STOCK SPLIT at any time prior to June 30, 2011.

In addition, the board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the REVERSE STOCK SPLIT if, at any time prior to filing the certificate of amendment, the board, in its sole discretion, determines that it is no longer in Citi’s best interests and the best interests of its stockholders to proceed with the REVERSE STOCK SPLIT. If a certificate of amendment effecting the REVERSE STOCK SPLIT has not been filed with the Secretary of State of the State of Delaware before June 30, 2012 (if the REVERSE STOCK SPLIT EXTENSION is approved by the stockholders) or before June 30, 2011 (if the REVERSE STOCK SPLIT EXTENSION is not approved by stockholders), the board will not have the authority to execute the REVERSE STOCK SPLIT.

To avoid the existence of fractional shares of our common stock, stockholders of record who would otherwise hold fractional shares of our common stock as a result of the REVERSE STOCK SPLIT will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our agent. The total amount of cash that will be paid to holders of fractional shares following the REVERSE STOCK SPLIT will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by our agent of all fractional interests otherwise issuable. Holders of fractional interests as a result of the REVERSE STOCK SPLIT will be paid such proceeds on a pro rata basis, depending on the fractional interests that they owned.

Background and Reasons for the Reverse Stock Split Extension and Reverse Stock Split

The board is submitting the REVERSE STOCK SPLIT EXTENSION to stockholders for approval for the same reasons the board submitted the REVERSE STOCK SPLIT to stockholders for approval in June 2009 and April 2010. The board believes that the REVERSE STOCK SPLIT, if implemented, would have the effect of increasing the price of our common stock to make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the price of our common stock, the REVERSE STOCK SPLIT would also reduce certain of our costs, such as proxy solicitation fees. Moreover, extending the authorization of the board to effect a REVERSE STOCK SPLIT from June 30, 2011 to June 30, 2012 would extend Citi’s flexibility to react to market conditions and potentially improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock. Accordingly, for these and other reasons discussed below, we believe that stockholder approval of the REVERSE STOCK SPLIT EXTENSION is in Citi’s and our stockholders’ best interests.

We believe that the REVERSE STOCK SPLIT will extend the board’s flexibility to make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that stockholder approval of the REVERSE STOCK SPLIT EXTENSION will extend the board’s flexibility to make our common stock a more attractive and cost effective investment for many investors, which we believe will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the REVERSE STOCK SPLIT is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, including our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the REVERSE STOCK SPLIT, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the REVERSE STOCK SPLIT or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a REVERSE STOCK SPLIT will increase in proportion to the reduction in the number of shares of our common stock outstanding before the REVERSE STOCK SPLIT. Accordingly, the total market capitalization of our common stock after the REVERSE STOCK SPLIT may be lower than the total market capitalization before the REVERSE STOCK SPLIT.

In addition to increasing the price of our common stock, we believe that a REVERSE STOCK SPLIT will provide Citi and its stockholders with other benefits. Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services and the costs of our proxy solicitations are all based on or related to the number of shares being held or cleared, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Shares of common stock issued and outstanding at the time that the REVERSE STOCK SPLIT is completed will be affected by the REVERSE STOCK SPLIT. The number of shares of common stock issued and outstanding (or reserved for issuance as of January 31, 2011) is approximately 32.19 billion.

Depending on the ratio for the REVERSE STOCK SPLIT determined by the board of directors, two, five, ten, fifteen, twenty, twenty-five or thirty shares of existing common stock will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board. The table below shows the number of authorized and issued (or reserved for issuance as of January 31, 2011) shares of common stock that will result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Hypothetical reverse stock split ratio	Approximate number of shares of common stock outstanding plus shares of common stock reserved for issuance (as of January 31, 2011) following the Reverse Stock Split (millions of shares)
1 for 2	16,099
1 for 5	6,439
1 for 10	3,220
1 for 15	2,146
1 for 20	1,610
1 for 25	1,288
1 for 30	1,073

The actual number of shares outstanding after giving effect to the REVERSE STOCK SPLIT, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board.

If approved and effected, the REVERSE STOCK SPLIT will be realized simultaneously and in the same ratio for all of our common stock. The REVERSE STOCK SPLIT will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in Citi, except, that, as described below in “—Fractional Shares,” holders of common stock otherwise entitled to a fractional share as a result of the REVERSE STOCK SPLIT will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-REVERSE STOCK SPLIT holders of our common stock to the extent there are currently stockholders who would otherwise receive less than one share of common stock after the REVERSE STOCK SPLIT. In addition, the REVERSE STOCK SPLIT will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The REVERSE STOCK SPLIT may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher on a per share basis than the costs of transactions in “round lots” of even multiples of 100 shares.

After the EFFECTIVE TIME, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon completion of the REVERSE STOCK SPLIT, we will treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the REVERSE STOCK SPLIT for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the REVERSE STOCK SPLIT and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, the stockholder is encouraged to contact his/her bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book- entry form with the transfer agent, after the EFFECTIVE TIME he/she will automatically receive any cash payment in lieu of fractional shares or other distributions, if any, that may be declared and payable to holders of record following completion of the REVERSE STOCK SPLIT.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the EFFECTIVE TIME. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the OLD CERTIFICATES) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of POST-REVERSE STOCK SPLIT common stock (the NEW CERTIFICATES). No NEW CERTIFICATES will be issued to a stockholder until such stockholder has surrendered all OLD CERTIFICATES, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its OLD CERTIFICATES. Stockholders will then receive a NEW CERTIFICATE(S) representing the number of whole shares of common stock that they are entitled as a result of the REVERSE STOCK SPLIT. Until surrendered, we will deem outstanding OLD CERTIFICATES held by stockholders to be cancelled and only to represent the number of whole shares of POST-REVERSE STOCK SPLIT common stock to which these stockholders are entitled. Any OLD CERTIFICATES submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for NEW CERTIFICATES. If an OLD CERTIFICATE has a restrictive legend, the NEW CERTIFICATE will be issued with the same restrictive legends that are on the back of the OLD CERTIFICATE(S). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “—Fractional Shares.”

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the REVERSE STOCK SPLIT. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the REVERSE STOCK SPLIT is not evenly divisible by the split ratio ultimately determined by the board will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our agent. Our agent will aggregate all fractional shares following the REVERSE STOCK SPLIT and sell them into the market. The total amount of cash that will be paid to holders of fractional share interests following the REVERSE STOCK SPLIT will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional share interests as a result of the REVERSE STOCK SPLIT will be paid such proceeds on a pro rata basis, depending on the fractional amount that they owned.

If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the stockholder will receive a check as soon as practicable after the EFFECTIVE TIME and after the stockholder has submitted an executed transmittal letter and surrendered all OLD CERTIFICATES, as described above in “—Holders of Certificated Shares of Common Stock.” If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee, the stockholder should contact his/her bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by his/her bank, broker, custodian or other nominee. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the EFFECTIVE TIME and the date payment is received and any such payments will be subject to applicable withholding taxes.

Authorized Shares

If and when the board elects to effect the REVERSE STOCK SPLIT, we will also reduce the number of authorized shares of common stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the certificate of amendment to our restated certificate of incorporation, as discussed above. The table below shows the number to which authorized shares of common stock would be reduced resulting from the listed hypothetical reverse stock split ratios indicated below:

Hypothetical reverse stock split ratio	Number of authorized shares of common stock following the reverse stock split (millions of shares)
1 for 2	30,000
1 for 5	12,000
1 for 10	6,000
1 for 15	4,000
1 for 20	3,000
1 for 25	2,400
1 for 30	2,000

The actual number of authorized shares after giving effect to the REVERSE STOCK SPLIT, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board of directors.

As a result of the reduction in authorized shares of common stock, the same proportion of authorized but unissued shares to shares authorized and issued (or reserved for issuance) would be maintained if the board of directors elects to effect the REVERSE STOCK SPLIT. The table below shows the total number of authorized but unissued (and unreserved) shares of common stock that is expected to result from the capital reduction resulting from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Hypothetical reverse stock split ratio	Approximate number of authorized but unissued (and unreserved) shares of common stock following the reverse stock split (millions of shares)
1 for 2	14,340
1 for 5	5,736
1 for 10	2,868
1 for 15	1,912
1 for 20	1,434
1 for 25	1,147
1 for 30	956

The actual number of authorized but unissued shares of common stock after giving effect to the REVERSE STOCK SPLIT, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board of directors. If the REVERSE STOCK SPLIT is abandoned by the board, we will also abandon the reduction in the number of authorized shares.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the REVERSE STOCK SPLIT as was the case immediately preceding the REVERSE STOCK SPLIT. The number of shares deliverable upon settlement or vesting of restricted and deferred stock awards and units will be similarly adjusted.

The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the board, as will the number of any shares remaining available for grant under Citi’s 2009 Stock Incentive Plan at the time of the split.

Accounting Matters

The proposed amendments to our restated certificate of incorporation will not affect the par value of our common stock per share, which will remain at $0.01. As a result, as of the EFFECTIVE TIME, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Basic earnings per share data will be retroactively adjusted for the changes for all periods presented, with disclosure of such action in the year of change.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the REVERSE STOCK SPLIT to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of February 26, 2010. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the REVERSE STOCK SPLIT.

Each stockholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the REVERSE STOCK SPLIT.

U.S. Holders

The REVERSE STOCK SPLIT should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the REVERSE STOCK SPLIT. Accordingly, the aggregate tax basis in the common stock received pursuant to the REVERSE STOCK SPLIT should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the REVERSE STOCK SPLIT should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the EFFECTIVE TIME. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (IRS) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the REVERSE STOCK SPLIT in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the REVERSE STOCK SPLIT. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the REVERSE STOCK SPLIT and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax.    In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the REVERSE

STOCK SPLIT if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Delaware law and Citi’s restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the REVERSE STOCK SPLIT.

Required Vote and Recommendation

Under Delaware law and Citi’s restated certificate of incorporation, the affirmative vote of holders of a majority of the shares of common stock outstanding as of the record date is required to approve the REVERSE STOCK SPLIT EXTENSION.

The board recommends that you vote in favor of the Reverse Stock Split Extension.

Stockholder Proposals

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor working groups and adopting policies or initiatives responsive to stockholder concerns when we felt it was in the best interests of all stockholders. This year Citi met with several proponents and other interested parties regarding such issues as the company’s response to new credit card regulations, derivatives, risk management, and political contributions among others. We encourage our stockholders to communicate with management and the board of directors. Any stockholder wishing to communicate with management, the board of directors or an individual director should send a request to the corporate secretary as described on page      in this proxy statement.

Proposal 8

Evelyn Y. Davis, Editor, Highlights and Lowlights, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, DC 20037, owner of 3,260 shares, has submitted the following proposal for consideration at the annual meeting:

RESOLVED: “That the stockholders of Citigroup assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

“(a) The handing of contribution cards of a single political party to an employee by a supervisor.

“(b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

“(c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

“(d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

“(e) Placing a preponderance of contribution cards of one party at mail station locations.”

REASONS: “The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Citigroup. ).” “And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report.”

“Last year the owners of 930,756,081 shares, representing approximately 5.1% of shares voting, voted FOR this proposal.

“If you AGREE, please mark your proxy FOR this resolution.”

MANAGEMENT COMMENT

Federal and state regulations, along with Citi’s own policies and procedures, appropriately address the issues raised by the proposal. Adoption of the proposal is not in the best interests of Citi or its stockholders.

Citi, like all U.S. corporations, is subject to federal and state laws and regulations that govern corporate participation in political activity. These laws and regulations prohibit most of the practices identified in the stockholder proposal, and Citi does not engage in or endorse any such prohibited practices. As permitted by federal law, Citi sponsors a political action committee, or PAC, which is supported by voluntary contributions from employees and which is not affiliated with any party or candidate. Citi already adopted a Political Contributions and Lobbying Statement that is posted on our website at http://www.citigroup.com/citi/corporategovernance/data/ccpcs.pdf. This Statement addresses the specific concerns raised by this proposal; adoption of the proposal would not enhance Citi’s existing commitment to nonpartisan political activities.

Finally, the proposal’s requirement that Citi state on a quarterly basis that it does not engage in the listed practices would be administratively burdensome and would not provide any meaningful information to our stockholders.

Because of existing legal requirements and Citi policies, the proposal is unnecessary; therefore the board recommends that you vote against this proposal 8.

Proposal 9

The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 414 East 12th Street, 12th Floor, City Hall, Kansas City, MO 64106, beneficial owner of 100 shares and Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, Burlington, MA 01803-0900, beneficial owner of 65,328 shares have submitted the following proposal for consideration at the annual meeting:

Resolved, that the shareholders of Citigroup (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of Citigroup, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Citigroup contributed at least $9 million in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations for political purposes. This would bring our Company in line with a growing number of leading companies, including Aetna, American Electric Power and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

MANAGEMENT COMMENT

Citi’s board of directors has adopted the Political Contributions and Lobbying Statement, which is posted on our website, that renders the proposal unnecessary. We disclose to our shareholders and the public a list of all corporate political contributions as well as contributions made by Citi’s Political Action Committee (PAC). This list, which is updated and posted on our website annually, in order to promote transparency and accountability, can be found at www.citigroup.com/citigroup/corporategovernance. In addition, following the Supreme Court’s decision permitting corporations to make independent expenditures in connection with political campaigns, the board of directors amended the Statement to reiterate the company’s long-standing practice of not using corporate funds for such independent expenditures.

Citi also complies with disclosure requirements pertaining to political contributions under federal, state and local laws and regulations. Citi’s approach to, and the rationale for, making political contributions is stated in Citi’s Political Contributions and Lobbying Statement. Citi believes it has a responsibility to its clients, stockholders, and employees to be engaged in the political process in a nonpartisan manner to protect and promote our shared interests.

Corporate political contributions are prohibited at the federal level. Political contributions to federal candidates, political party committees, and political action committees are made by Citi’s PAC, which is not funded by corporate funds but from the personal funds of employees given voluntarily. Such contributions by the PAC are reported in filings with the Federal Election Commission and are available on our website.

Citi, is of course, a member of a number of trade associations. Trade associations, like corporations, are prohibited from making corporate political contributions to federal candidates and political party committees. Therefore, although Citi pays membership dues to trade associations, Citi’s payments are not used to make political contributions to federal candidates or officeholders. The proposal nonetheless appears to ask for information about the lobbying activities of trade associations. However, trade associations are legally, and operate as, separate entities apart from their members. They can and do take a wide variety of positions on a number of matters, not all of which Citi supports. Citi alone does not and cannot control the lobbying activities of trade associations of which it is one of many members. Accordingly, disclosure of the portion of Citi’s trade association dues that are used for lobbying would not provide stockholders with a greater understanding of Citi’s strategies or philosophies about its political contributions.

By its adoption of the Citi Political Contributions and Lobbying Statement, Citi has complied in all material respects with this proposal, rendering the proposal unnecessary.

Because Citi has a Political Contributions and Lobbying Statement pursuant to which we post on our website a list of all corporate political contributions and contributions made by Citi’s Political Action Committee, this proposal is unnecessary; therefore the board recommends that you vote against this proposal 9.

Proposal 10

The Sisters of Charity of St. Elizabeth, P.O. Box, 476, Convent Station, NJ 07961-0476, beneficial owner of 300 shares; Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014, beneficial owner of 802 shares; Benedictine Sisters of Mount St. Scholastica, 801 S. 8th Street, Atchison, KS 66002, beneficial owner of 4,658 shares; Benedictine Sisters of St. Scholastica Monastery, 1301 South Albert Pike, Fort Smith, AR 72915, beneficial owner of 102 shares; Benedictine Sisters of Virginia, Saint Benedict Monastery, 9535 Linton Hall Road, Bristow, VA 20136, beneficial owner of 2,000 shares; Maryknoll Fathers and Brothers, P.O. Box 305, Maryknoll, NY 10545-0305, beneficial owner of 558 shares; Sisters of Charity of the Incarnate Word, 4503 Broadway, San Antonio, TX 78209-6297, beneficial owner of 37,300 shares; Convent Academy of the Incarnate Word, 2930 South Alameda, Corpus Christi, TX 78404-2798, beneficial owner of 70 shares; Sisters of St. Dominic of Caldwell New Jersey, 40 South Fullerton Ave., Montclair, NJ 07042, beneficial owner of 38 shares; Missionary Oblates of Mary Immaculate, 391 Michigan Avenue, NE, Washington D.C. 20017, beneficial owner of 100 shares; The Marianists Province of the United States, 144 Beach 111th Street,

Rockaway Park, NY 11694, beneficial owner of 530 shares; and Maryknoll Sisters of St. Dominic, Inc., P.O. Box 311, Maryknoll, NY 10545- 0311, beneficial owner of 100 shares, have submitted the following proposal for consideration at the annual meeting:

RESTORING TRUST AND CONFIDENCE IN THE FINANCIAL SYSTEM

Whereas, the Securities and Exchange Commission is proposing the reinstatement of a rule that was eliminated in 1994, that would require companies to report each quarter their average daily or monthly amount of outstanding short-term debt, the maximum level of those borrowings and their weighted average interest rate.

Whereas, Mary Schapiro, Chair of the SEC, has commented that: “Under these proposals, investors would have better information about a company’s financing activities during the course of a reporting period — not just a period-end snapshot,” and “With this information, investors would be better able to evaluate the company’s ongoing liquidity and leverage risks.” (Opening Statement, SEC Open Meeting, September 17, 2010)

Whereas, data compiled by Bloomberg http://www.bloomberg.com/news/2010-11-10/ wall-street-collects-4-billion-from-taxpayers-as-swaps-backfire.html states that: “For more than a decade, banks and insurance companies convinced governments and nonprofits (e.g., Bay Area Toll Authority in Oakland, CA, Cornell University in Ithaca, NY) that financial engineering would lower interest rates on bonds sold for public projects such as roads, bridges and schools.” That has cost these entities “more than $4 billion”.

BE IT RESOLVED that the Board of Directors report to shareholders (at reasonable cost and omitting proprietary information) by December 1, 2011, the risk management structure, staffing and reporting lines of the institution and how it is integrated into their business model and across all the operations of the company’s business lines.

Supporting Statement: Restoring public trust and confidence in the financial system and in the corporations and institutions that operate in the financial services sector will not be accomplished alone by the Dodd-Frank financial reform legislation, which was signed into law in July 2010, unless it is accompanied by greater transparency and accountability across the sector.

The proponents of this resolution have discussed with the Company the issue of risk management, including the structure and processes that are in place to protect the institution, its clients and customers and financial system as a whole through counterparty exposure. This has included discussions about the suitability of innovative tools and mechanisms and boutique services that are offered in business operations between lenders, borrowers, dealers, underwriters and investors in both individual institutions and across the industry. Continuous monitoring, testing and strenuous evaluation of these instruments for soundness, suitability, integrity and safety is needed and can be advanced through the adoption of this resolution.

MANAGEMENT COMMENT

Citi agrees with the proponents about the importance of risk management and, as the proponents’ statement recognizes, has met with the proponents to discuss risk management issues. Citi already complies with the proposal in all material respects through our comprehensive public disclosure regarding the Company’s risk management process in Citi’s annual report and quarterly reports, which are available on Citi’s website and the SEC’s website. The proposal is therefore unnecessary and indeed moot.

Citi believes that effective risk management is of primary importance to its success. Accordingly, the risk management organization is structured so as to facilitate the management of risk across three dimensions: businesses, regions and critical products. Information regarding the risk management organization is disclosed in our public filings.

Specifically, information on “risk management structure, staff and reporting lines” can be found at page 61 of Citi’s 2010 Annual Report on Form 10-K, in the section entitled “Managing Global Risk.” Information on the role of independent risk and the responsibility of the business lines for risk management can be found at page 61 of Citi’s 2010 Annual Report on Form 10-K. In addition, Citi provides additional information on the board’s role in Citi’s global risk management framework on page      of this proxy statement in the section entitled “Board’s Role in Risk Oversight.” These are the specific matters about which the proponents ask Citi to report, and Citi has already done so.

Given the extensive disclosure already being made in the Form 10-K and the proxy statement regarding Citi’s risk management structure, this proposal is unnecessary; therefore the board recommends a vote against this proposal 10.

Proposal 11

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, beneficial owner of 1,100 shares, has submitted the following proposal for consideration at the annual meeting:

Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 15% of our outstanding common stock (or the lowest percentage permitted by law above 15%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by law) in regard to calling a special meeting that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring — when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic also won more than 60% support at the following companies: CVS

Caremark, Sprint Nextel, Safeway, Motorola and R. R. Donnelley. I believe that the substantial support for this proposal topic at our 2010 annual meeting was understated due to the unauthorized omission of the proposal title by our management. It is not a fair election when management proposals have large-print titles and shareholder proposals are striped of their titles.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvement in our company’s 2010 reported corporate governance status:

The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk.”

The Corporate Library said recent executive pay practices have been troubling. Our company granted multi-million dollar salarized stock awards that are deferred. This practice is a concern as it guarantees the receipt of a certain cash equivalent in stock.

The Corporate Library said our executive pay plan focused exclusively on raising the stock price, with no reference to other financial targets or metrics. This suggested that executives were not being sufficiently incentivized to focus on the long-term sustainability and viability of Citigroup’s business strategy.

Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings – Yes on 11.

MANAGEMENT COMMENT

Citi’s by-laws already give stockholders who own at least 25% of the outstanding shares of the company’s common stock the right to call a special meeting. This is the appropriate threshold for a company, like Citi, that elects its full board every year by majority vote. The 25% threshold prevents the holders of a small number of shares from calling a special meeting for narrow purposes, while preserving the ability of a minority of shareholders to call a special meeting for truly important purposes.

Holding a special meeting of our stockholders would be a costly undertaking, involve substantial planning, and require us to commit significant resources and attention to the legal and logistical elements of such a meeting. The company’s shareholders should have to bear that expense and management disruption only when at least a quarter of them agree that it is worth doing so. If fewer than 25% think a special shareholder meeting is required, it is obvious that there is insufficient reason to hold one. The concerns of the small minority of shareholders who might want a special meeting under these circumstances can be expressed at the annual meeting the company holds every April. It is worth noting that many large companies that have special meeting by-law provisions, set the threshold at 25% or higher.

The proposal also seeks to ensure that by-law provisions on special meetings not contain “any exception or exclusion conditions (to the fullest extent permitted by state law)” that apply only to stockholders but not to management or the board. Citi’s by-law provisions do not contain any such exception or exclusions.

The decision to call a special meeting of stockholders should remain at the 25% ownership level, which is an appropriate threshold for a company of Citi’s size.

Because Citi has already adopted a by-law amendment granting stockholders the right to call a special meeting, the proposal is unnecessary; therefore the board recommends that you vote against this proposal 11.

Proposal 12

The City of New York Comptroller’s Office, as Custodian/Trustee of the New York City Pensions Fund, 1 Centre Street, Room 736, New York, NY 10007, is the beneficial owner of 19,990,400 shares of the company’s common stock, has submitted the following proposal for consideration at the annual meeting:

Whereas:

Citigroup, Inc. is a leading originator, securitizer and servicer of home mortgages.

Reports of widespread irregularities in the mortgage securitization, servicing and foreclosure practices at a number of large banks, including missing or faulty documentation and possible fraud, have exposed the Company to substantial risks.

According to these reports, the specialized needs of millions of troubled borrowers overwhelmed bank operations that were designed to process routine mortgage payments. As the New York Times (10/24/10) reported, “computer systems were outmoded; the staff lacked the training and numbers to respond properly to the flood of calls. Traditional checks and balances on documentation slipped away as filing systems went electronic, and mortgages were packaged into bonds at a relentless pace.”

Morgan Stanley estimated as many as 9 million U.S. mortgages that have been or are being foreclosed may face challenges over the validity of legal documents.

Mortgage servicers are required to act in the best interests of the investors who own the mortgages. However, a foreclosure expert testified before the Congressional Oversight Panel that perverse financial incentives lead servicers to foreclose when other options may be more advantageous to both homeowner and investor.

Fifty state attorneys general opened a joint investigation and major federal regulators initiated reviews of bank foreclosure practices, including the Federal Reserve’s examination of the largest banks’ policies, procedures, and internal controls related to loan modifications, foreclosures and securitizations to determine whether systematic weaknesses led to improper foreclosures.

Fitch Ratings warned the “probes may highlight weaknesses in the processes, controls and procedures of certain [mortgage] servicers and may lead to servicer rating downgrades.”

“While federal regulators and state attorneys general have focused on flawed foreclosures,” reported Bloomberg (10/24/10), “a bigger threat may be the cost to buy back faulty loans that banks bundled into securities.”

Mortgage repurchases cost Bank of America, Citigroup, JP Morgan Chase and Wells Fargo $9.8 billion in total as of September 2010, according to Credit Suisse. Goldman Sachs estimated the four banks face potential losses of $26 billion, while other estimates place potential losses substantially higher.

The Audit Committee of the Board of Directors is responsible for ensuring the Company has adequate internal controls governing legal and regulatory compliance. With the Company’s mortgage-related practices under intensive legal and regulatory scrutiny, we believe the Audit Committee should act proactively and independently to reassure shareholders that the Company’s compliance controls are robust.

Resolved, shareholders request that the Board have its Audit Committee conduct an independent review of the Company’s internal controls related to loan modifications, foreclosures and securitizations, and report to shareholders, at reasonable cost and omitting proprietary information, its findings and recommendations by September 30, 2011.

The report should evaluate (a) the Company’s compliance with (i) applicable laws and regulations and (ii) its own policies and procedures; (b) whether management has allocated a sufficient number of trained staff; and (c) policies and procedures to address potential financial incentives to foreclose when other options may be more consistent with the Company’s long-term interests.

MANAGEMENT COMMENT

Citi believes that this proposal is unnecessary because the audit committee of the board of directors, comprised entirely of independent directors, already receives, and will continue to receive, independent risk-based reviews of Citi’s internal controls, including those relating to loan modifications, foreclosures and securitizations, from Citi’s independent Audit Risk and Review (ARR) function.

ARR performs the independent internal audit function for Citi. It is headed by Citi’s chief auditor, who, in order to assure independence, reports directly to the audit committee rather than to a member of senior management. ARR has performed and will continue to perform risk-based audits of Citi’s internal controls relating to loan modifications, foreclosures and securitizations. The results of these audits have been and will continue to be reported to the audit committee. Thus Citi has already complied with the material aspects of this proposal, and, because there will be continuing monitoring of the internal controls rather than simply a single report, is doing so in a way that better protects shareholders.

Citi provides to its shareholders and the public extensive information about loan modifications,

foreclosures and securitizations. The “Consumer Loan Modification Programs” are described on pages 85–90 of Citi’s 2010 Annual Report on Form 10-K and pages 64–68 of Citi’s 3rd Quarter Form 10-Q. Information concerning “Mortgage Representations and Warranties” are described on pages 90–93 of Citi’s 2010 Annual Report on Form 10-K and pages 69–71 of Citi’s 3rd Quarter Form 10-Q. Disclosure relating to Mortgage Securitizations can be found on page 93 of Citi’s 2010 Annual Report on Form 10-K and page 72 of Citi’s 3rd Quarter Form 10-Q. Information has also been provided on these topics in our recent earnings announcements among other places.

In addition, from January 1, 2007 through September 30, 2010, Citi has helped more than one million homeowners in their efforts to avoid potential foreclosure. Citi has instituted a variety of modification programs to assist borrowers with financial difficulties. These programs include modifying the original loan terms, reducing interest rates, extending the remaining loan duration and/or waiving a portion of the remaining balance. The main objective of the mortgage modification is to reduce the payment burden for the borrower.

Citi has already satisfied the request contained in this proposal for the audit committee to conduct an independent review of its internal controls; therefore the board recommends a vote against this proposal 12.

Submission of Future Stockholder Proposals

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi at the address on the cover of this proxy statement. The proposal must be received no later than November 10, 2011.

With respect to stockholder nominees for director election at the next annual meeting and stockholder proposals for consideration at the next annual meeting that are not submitted for inclusion in Citi’s proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to Citi in accordance with Citi’s by-laws. The notice must be delivered to Citi’s Corporate Secretary between December 23, 2011 and January 22, 2012 and must comply with all applicable provisions of Citi’s by-laws. You can obtain a copy of Citi’s by-laws by writing to the Corporate Secretary at the address shown on the cover of this proxy statement.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Citi has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2010 or in the future, he or she may telephone toll-free 1-800-542-1061 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Citi’s officers and directors, and persons who own more than ten percent of a registered class of Citi’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citi with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citi believes that, during 2010, each of its officers and directors complied with all such filing requirements, with the exception of the inadvertent late filing of a Form 4 report with respect to John Gerspach concerning 79 shares sold by his wife in 2005. Mr. Gerspach’s Form 4, which should have been filed with the SEC no later than June 12, 2005, was filed on November 12, 2010.

ANNEX A

CITIGROUP INC.

CORPORATE GOVERNANCE GUIDELINES

As of January 19, 2011

Corporate Governance Mission

Citigroup Inc. (the “Company”) aspires to the highest standards of corporate governance and ethical conduct: doing what we say; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s businesses.

Board of Directors

The Board of Directors’ primary responsibility is to provide effective governance over the Company’s affairs for the benefit of its stockholders, and to consider the interests of its diverse constituencies around the world, including its customers, employees, suppliers and local communities. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

Number and Selection of Board Members

The Board has the authority under the by-laws to set the number of Directors, which should be in the range of 13 to 19, with the flexibility to increase the number of members in order to accommodate the availability of an outstanding candidate or the Board’s changing needs and circumstances. Candidates for the Board are recommended to the Board of Directors by the Nomination and Governance Committee in accordance with the qualifications approved by the Board and set forth below, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the stockholders at each Annual Meeting by majority vote (other than in contested elections), to serve for a one-year term, which expires on the date of the next Annual Meeting. Between Annual Meetings, the Board may elect additional Directors to serve until the next Annual Meeting. The Nomination and Governance Committee nominates annually one of the members of the Board to serve as Chairman of the Board.

Confidential Voting Policy

It is the Company’s policy that every stockholder shall have the right to require the Company to keep his or her vote confidential, whether submitted by proxy, ballot, internet voting, telephone voting or otherwise. If a stockholder elects, in connection with any decision to be voted on by stockholders at any Annual or Special Meeting, to keep his or her vote confidential, such vote shall be kept permanently confidential and shall not be disclosed to the Company, to its affiliates, Directors, officers and employees or to any third parties except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. Employee stockholders in the Citigroup Common Stock Fund under the 401(k) plan or one of the Company’s retirement, savings or employee stock ownership plans already enjoy confidential treatment as required by law and, without the need for any action on their parts, will continue to vote their shares confidentially.

Director Independence

At least two-thirds of the members of the Board should be independent. The Board has adopted the Director Independence Standards set forth in the attached Exhibit “A” to assist the Board in making the independence determination. The Director Independence Standards are intended to comply with the New York Stock Exchange (“NYSE”) corporate governance rules and all other applicable laws, rules and regulations regarding director independence in effect from time to time. A Director shall qualify as independent for purposes of service on the Board of the Company and its Committees if the Board has determined that the Director has no material relationship with the Company, as defined in the Director Independence Standards.

Qualifications for Director Candidates

One of the of the Board’s most important responsibilities is identifying, evaluating and selecting candidates for the Board of Directors. The Nomination and Governance Committee reviews the qualifications of potential director candidates and makes recommendations to the whole Board. The factors considered by the Committee and the Board in its review of potential candidates include:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization with significant international activities that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale.

•

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates.

•	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale.

•

Whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency.

•	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Board.

Lead Director

Unless the Chairman of the Board is an independent Director, the Board shall appoint a Lead Director whose responsibilities shall include: (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors; (ii) serving as liaison between the Executive Chairman and the independent Directors; (iii) approving information sent to the Board; (iv) approving meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) having the authority to call meetings of the independent Directors; and (vii) if requested by major shareholders, ensuring that he or she is available for consultation and direct communication.

Any Lead Director appointed by the Board must satisfy the Director Independence Standards set forth in Exhibit A and the rules of the New York Stock Exchange.

Additional Board Service

The number of other public company boards on which a Director may serve shall be subject to a case-by-case review by the Nomination and Governance Committee, in order to ensure that each Director is able to devote sufficient time to perform his or her duties as a Director.

Members of the Audit Committee may not serve on more than three public company audit committees, including the Audit Committee of the Company.

Interlocking Directorates

No inside Director or Executive Officer of Citigroup shall serve as a director of a company where a Citigroup outside Director is an Executive Officer.

Stock Ownership Commitment

The Board and certain senior executives of the Company are subject to a Stock Ownership Commitment (“SOC”), which requires these individuals to maintain a minimum ownership level of Citigroup stock. The Board may revise the terms of the SOC from time to time to reflect legal and business developments warranting a change. The terms of the current SOC will be reported in the proxy statement for the Company’s Annual Meeting. Exceptions to the SOC may include estate-planning transactions and certain other circumstances.

Retirement from the Board/Term Limits

Directors may serve on the Board until the Annual Meeting of the Company next following their 72nd birthday, and may not be reelected after reaching age 72, unless this requirement has been waived by the Board for a valid reason. The Company has not adopted term limits for Directors.

Change in Status or Responsibilities

If a Director has a substantial change in professional responsibilities, occupation or business association he or she should notify the Nomination and Governance Committee and offer his or her resignation from the Board. The Nomination and Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board.

If a Director assumes a significant role in a not-for-profit entity he or she should notify the Nomination and Governance Committee.

Board Committees

The standing committees of the Board are the Audit Committee, the Personnel and Compensation Committee, the Nomination and Governance Committee, the Public Affairs Committee and the Risk Management and Finance Committee. All members of the Audit Committee, the Personnel and Compensation Committee and the Nomination and Governance Committee shall meet the independence criteria, as determined by the Board, set forth in the NYSE corporate governance rules, and all other applicable laws, rules or regulations regarding director independence. Committee members shall be appointed by the Board upon recommendation of the Nomination and Governance Committee, after consultation with the individual Directors. Committee chairs and members shall be rotated at the recommendation of the Nomination and Governance Committee.

Each committee shall have its own written charter which shall comply with the applicable NYSE corporate governance rules, and other applicable laws, rules and regulations. The charters shall set forth the mission and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and reporting to the Board.

The Chair of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and senior management, shall develop the committee’s agenda. At the beginning of the year, each committee shall establish a schedule of major topics to be discussed during the year (to the degree these can be foreseen). The agenda for each committee meeting shall be furnished to all Directors in advance of the meeting, and each independent Director may attend any meeting of any committee, whether or not he or she is a member of that committee.

The Nomination and Governance Committee has the authority of an executive committee of the Board of Directors under Delaware law.

The Board and each committee shall have the power to hire and fire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of senior management of the Company in advance.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Evaluation of Board Performance

The Nomination and Governance Committee shall conduct an annual review of Board performance, in accordance with guidelines recommended by the Committee and approved by the Board. This review shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each outside Director’s qualification as independent under the NYSE corporate governance rules and all other applicable laws, rules and regulations regarding director independence; consideration of any changes in a Director’s responsibilities that may have occurred since the Director was first elected to the Board; and such other factors as may be determined by the Committee to be appropriate for review. Each of the standing committees shall conduct an annual evaluation of its own performance as provided in its charter. The results of the Board and committee evaluations shall be summarized and presented to the Board.

Attendance at Meetings

Directors are expected to attend the Company’s Annual Meeting of Stockholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and materials that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should be distributed to the Directors prior to the meeting, in order to provide time for review. The Chairman should establish a calendar of standard agenda items to be discussed at each meeting scheduled to be held over the course of the ensuing year, and, together with the Lead Director, shall establish the agenda for each Board meeting. Any Board member may suggest items for inclusion on the agenda or may raise subjects that are not on the agenda for that meeting.

Executive Sessions

The non-management Directors shall meet in executive session at each regularly scheduled Board meeting, and the independent Directors shall meet in executive session at least once during each calendar year. The Chairman shall preside at these executive sessions, unless he or she is an Executive Chairman, in which case the Lead Director or, if the Company does not have a Lead Director, an independent Director shall preside.

Annual Strategic Review

The Board shall review the Company’s long-term strategic plans and the principal issues that it expects the Company may face in the future during at least one Board meeting each year.

Communications

The Board believes that senior management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, at the request of the Board or senior management.

Stockholders or other interested parties who wish to communicate with a member or members of the board of directors, including the Chairman or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, c/o the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. The board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Director Access to Senior Management

Directors shall have full and free access to senior management. Directors are requested to arrange such meetings through the Corporate Secretary. The Board welcomes regular attendance at each Board meeting by senior management of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

Director Compensation

The form and amount of director compensation is determined by the Board based upon the recommendation of the Nomination and Governance Committee. The Nomination and Governance Committee shall conduct an annual review of director compensation. Directors who are employees of the

Company shall not receive any compensation for their services as Directors. Directors who are not employees of the Company may not enter into any consulting arrangements with the Company without the prior approval of the Nomination and Governance Committee. Directors who serve on the Audit Committee shall not directly or indirectly provide or receive compensation for providing accounting, consulting, legal, investment banking or financial advisory services to the Company.

Charitable Contributions

If a Director, or an Immediate Family Member of a Director (see page 16 for definition) who shares the Director’s household, serves as a director, trustee or executive officer of a foundation, university or other non-profit organization (“Charitable Organization”) and such Charitable Organization receives contributions from the Company and/or the Citi Foundation, such contributions will be reported to the Nomination and Governance Committee at least annually.

In addition, the Company shall disclose in its proxy statement whether the aggregate contributions of the Company and the Citi Foundation to any Charitable Organization in which any independent Director serves as an executive officer exceed the greater of $1 million or 2% of such Charitable Organization’s consolidated gross revenue for any single fiscal year within the preceding three years.

Director Orientation and Continuing Education

The Company shall provide an orientation program for new Directors which shall include presentations by senior management on the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its management structure and Executive Officers and its internal and independent auditors. The orientation program may also include visits to certain of the Company’s significant facilities, to the extent practical. The Company shall also make available continuing education programs for all members of the Board. All Directors are invited to participate in the orientation and continuing education programs.

CEO Performance

The Personnel and Compensation Committee shall conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors shall review the Personnel and Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long and short term.

Succession Planning

The Nomination and Governance Committee shall make an annual report to the Board on succession planning. The entire Board shall work with the Nomination and Governance Committee to evaluate potential successors to the CEO. The CEO shall meet periodically with the Nomination and Governance Committee in order to make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Code of Conduct and Code of Ethics for Financial Professionals

The Company has adopted a Code of Conduct and other internal policies and guidelines designed to support the mission statement set forth above and to comply with the laws, rules and regulations that govern the Company’s business operations. The Code of Conduct applies to all employees of the Company and its subsidiaries, as well as to Directors, temporary workers and other independent contractors and consultants when engaged by or otherwise representing the Company and its interests. In addition, the Company has adopted a Code of Ethics for Financial Professionals, which applies to the principal executive officers of the Company and its reporting subsidiaries and all professionals worldwide serving in a finance, accounting, treasury, tax or investor relations role. The Nomination and Governance Committee shall receive reports regarding compliance with the Code of Conduct, the Code of Ethics for Financial Professionals and other internal policies and guidelines.

Recoupment of Unearned Compensation and Other Recoupment Rights

If the Board learns of any misconduct by an Executive Officer that contributed to the Company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the Board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The Board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an Executive Officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the Executive Officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board could dismiss the Executive Officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Citigroup as may fit the facts surrounding the particular case. The Board may, in determining the appropriate punishment factor take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

In accordance with regulatory requirements and developing best practices, the Company has adopted a number of additional requirements for the recoupment of compensation from certain employees in specified circumstances. The Company may adopt additional such provisions in the future or amend existing requirements as required by law or regulation or in accordance with best practices. A description of each such material requirement will appear in the Company’s annual Proxy Statement in the Compensation Discussion and Analysis.

For the purposes of this Guideline, “Executive Officer” means any officer who has been designated an executive officer by the Board.

Insider Transactions

The Company does not generally purchase Company common stock from employees (except in connection with the routine administration of employee stock option and other equity compensation programs). Directors and Executive Officers may not trade shares of Company common stock during an administrative “blackout” period affecting the Company’s 401(k) plan or pension plan pursuant to which a majority of the Company’s employees are restricted from trading shares of Company common stock or transferring funds into or out of the Company common stock fund, subject to any legal or regulatory restrictions and the terms of the Company’s Personal Trading Policy.

Stock Options

The Company prohibits the repricing of stock options. All new equity compensation plans and material revisions to such plans shall be submitted to stockholders for approval.

Financial Services

To the extent ordinary course services, including brokerage services, banking services, loans, insurance services and other financial services, provided by the Company to any Director or Immediate Family Member of a Director, are not otherwise specifically prohibited under these Corporate Governance Guidelines or other policies of the Company, or by law or regulation, such services shall be provided on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates.

Personal Loans

Personal loans may be made or maintained by the Company to a Director or an Executive Officer (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934), or an Immediate Family Member who shares such person’s household, only if the loan: (a) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered to the general public; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve; (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features; and (d) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

Investments/Transactions

All Related Party Transactions (see page 16 for definition) shall comply with the procedures outlined in the Company’s Policy on Related Party Transactions. Transactions (i) involving a Director (or an Immediate Family Member of a Director) or, (ii) if equal to or in excess of $50 million and involving an Executive Officer (or an Immediate Family Member of an Executive Officer) shall require the approval of the Nomination and Governance Committee of the Board. Transactions involving an Executive Officer (or an Immediate Family Member of an Executive Officer) valued at less than $50 million shall require the approval of the Transaction Review Committee.

The Company, its Executive Officers and any Immediate Family Member who shares an Executive Officer’s household, individually or in combination, shall not make any investment in a partnership or other privately held entity in which a Director is a principal or in a publicly traded company in which a Director owns or controls more than a 10% interest.

Except as otherwise provided by this section, a Director or Immediate Family Member of a Director may participate in ordinary course investment opportunities or partnerships offered or sponsored by the Company only on substantially similar terms as those for comparable transactions with similarly situated non-affiliated persons.

Executive Officers and Immediate Family Members who share an Executive Officer’s household may not invest in partnerships or other investment opportunities sponsored, or otherwise made available, by the Company unless their participation is approved in accordance with these Guidelines. Such approval shall not be required if the investment opportunity: (i) is offered to qualified employees and investment by Executive Officers is approved by the Personnel and Compensation Committee; (ii) is made available to an Executive Officer actively involved in a business unit, the principal activity of which is to make such investments on behalf of the Company, and is offered pursuant to a co-investment plan approved by the Personnel and Compensation Committee; or (iii) is offered to Executive Officers on the same terms as those offered to qualified persons who are not employees of the Company.

Except with the approval of the Nomination and Governance Committee, no Director or Executive Officer may invest in a third-party entity if the investment opportunity is made available to him or her as a result of such individual’s status as, respectively, a Director or an Executive Officer of the Company.

No Director or Immediate Family Member who shares a Director’s household shall receive an IPO allocation from a broker/dealer, including broker/dealers not affiliated with the Company.

Indemnification

The Company provides reasonable directors’ and officers’ liability insurance for the Directors and shall indemnify the Directors to the fullest extent permitted by law and the Company’s certificate of incorporation and by-laws.

Amendments

The Board may amend these Corporate Governance Guidelines, or grant waivers in exceptional circumstances, provided that any such modification or waiver may not be a violation of any applicable law, rule or regulation and further provided that any such modification or waiver is appropriately disclosed.

Exhibit “A” To Corporate Governance Guidelines

Director Independence Standards

Introduction

A Director shall qualify as independent for purposes of service on the Board of the Company and its committees if the Board has determined that the Director has no material relationship with the Company, either directly or as an officer, partner or employee of an organization that has a relationship with the Company. A Director shall be deemed to have no material relationship with the Company and will qualify as independent provided that (a) the Director meets the Director Independence Standards set forth below and (b) if there exists any relationship or transaction of a type not specifically mentioned in the Director Independence Standards, the Board, taking into account all relevant facts and circumstances, determines that the existence of such other relationship or transaction is not material and would not impair the Director’s exercise of independent judgment.

These Director Independence Standards have been drafted to incorporate the independence requirements contained in the NYSE corporate governance rules and all other applicable laws, rules and regulations in effect from time to time and are intended to supplement the provisions contained in the Corporate Governance Guidelines. A fundamental premise of the Director Independence Standards is that any permitted transactions between the Company (including its subsidiaries and affiliates) and a Director, any Immediate Family Member of a Director or their respective Primary Business Affiliations (see page 16 for definition) shall be on arms-length, market terms.

Independence Standards

To be considered independent, a Director must meet the following categorical standards.

Advisory, Consulting and Employment Arrangements

During any 12 month period within the last three years, neither a Director nor any Immediate Family Member of a Director shall have received from the Company, directly or indirectly, any compensation, fees or benefits in an amount greater than $120,000, other than amounts paid (a) pursuant to the Company’s Amended and Restated Compensation Plan for Non-Employee Directors or (b) to an Immediate Family Member of a Director who is a non-executive employee of the Company or another entity.

In addition, no member of the Audit Committee, nor any Immediate Family Member who shares such individual’s household, nor any entity in which an Audit Committee member is a partner, member or Executive Officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to the Company.

Business Relationships

All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s Primary Business Affiliation or the Primary Business Affiliation of an Immediate Family Member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an Executive Officer or employee or where an Immediate Family Member of a Director is an Executive Officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

Loans may be made or maintained by the Company to a Director’s Primary Business Affiliation or the Primary Business Affiliation of an Immediate Family Member of a Director, only if the loan: (a) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features; and (d) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency (OCC) in its “Rating Credit Risk” Comptroller’s Handbook.

Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citi Foundation to a Charitable Organization of which a Director, or an Immediate Family Member who shares the Director’s household, serves as a director, trustee or executive officer (other than the Citigroup Foundation and other Charitable Organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the Charitable Organization’s annual consolidated gross revenue.

Employment/Affiliations

A Director shall not:

(i) be or have been an employee of the Company within the last three years;

(ii) be part of, or within the past three years have been part of, an interlocking directorate in which a current Executive Officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an Executive Officer; or

(iii) be or have been affiliated with or employed by a present or former outside auditor of the Company within the three-year period following the auditing relationship.

A Director may not have an Immediate Family Member who:

(i) is an Executive Officer of the Company or has been within the last three years;

(ii) is, or within the past three years has been, part of an interlocking directorate in which a current Executive Officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such Immediate Family Member as an Executive Officer; or

(iii) (A) is a current partner of the Company’s outside auditor, or a current employee of the Company’s outside auditor and personally works on the Company’s audit, or (B) was within the last three years (but is no longer) a partner of or employed by the Company’s outside auditor and personally worked on the Company’s audit within that time.

Immaterial Relationships and Transactions

The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between the Company and (i) the Director, (ii) an Immediate Family Member of the Director or (iii) the Director’s or Immediate Family Member’s business or charitable affiliations, provided the Company’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between the Company and (i) the Director, (ii) an Immediate Family Member of the Director or (iii) the Director’s or Immediate Family Member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including but not limited to the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Definitions

For purposes of these Corporate Governance Guidelines, (i) the term “Immediate Family Member” means a Director’s or Executive Officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “Primary Business Affiliation” means an entity of which the Director or Executive Officer, or an Immediate Family Member of such a person, is an officer, partner or employee or in which the Director, Executive Officer or Immediate Family Member owns directly or indirectly at least a 5% equity interest; and (iii) the term “Related Party Transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Person (any Director, any Executive Officer of the Company, any nominee for director, any shareholder owning in excess of 5% of the total equity of the Company, and any Immediate Family Member of any such person) has or will have a direct or indirect material interest.

ANNEX B

CITIGROUP

2009 STOCK INCENTIVE PLAN

(as amended and restated effective April 21, 2011, subject to approval by stockholders)

1.	Purpose

The purposes of the Citigroup 2009 Stock Incentive Plan (the “Plan”) are to (i) align Employees’ long-term financial interests with those of the Company’s stockholders; (ii) attract and retain Employees by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those Employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Effective Date; Subsequent Amendments

The Plan became effective upon approval by the stockholders of the Company on April 21, 2009. The Plan was subsequently amended and restated upon approval by stockholders of the Company on April 20, 2010, by the Committee on February 9, 2011, and upon approval by stockholders of the Company on April 21, 2011.

3.	Definitions

“Award” shall mean an Option, SAR or other form of Stock Award granted under the Plan.

“Award Agreement” shall mean the paper or electronic document evidencing an Award granted under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

“Committee” shall mean the Personnel and Compensation Committee of the Board, the members of which shall satisfy the requirements of Rule 16b-3 of the 1934 Act and who shall also qualify, and remain qualified, as “outside directors,” as defined in Section 162(m) of the Code.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Citigroup Inc., a Delaware corporation.

“Covered Employee” shall mean “covered employee” as such term is defined in Section 162(m) of the Code.

“Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv) and Section 7(d).

“Employee” shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form or statute, as determined by the Committee.

“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the closing price of a share of Common Stock on the New York Stock Exchange, or on any national securities exchange on which the shares of Common Stock are then listed, on the trading date immediately preceding the date on which the Option or the SAR was granted, or on the date on which the Option or a SAR was granted, in the case of a grant to a Section 16(a) Officer (as defined).

“ISO” shall mean an incentive stock option as defined in Section 422 of the Code.

“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a) and Section 7(d). The term “Option” as used in this Plan includes the terms “Nonqualified Stock Option” and “ISO.”

“Participant” shall mean an Employee who has been granted an Award under the Plan.

“Plan Administrator” shall have the meaning set forth in Section 10.

“Prior Plans” shall mean the Citigroup 1999 Stock Incentive Plan, the Citicorp 1997 Stock Incentive Plan, the Travelers Group Capital Accumulation Plan, and the Citigroup Employee Incentive Plan (formerly the Travelers Group Employee Incentive Plan).

“Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii) and Section 7(d).

“SAR” shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b) and Section 7(d).

“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

“Specified Employee” shall have the meaning set forth in Section 409A of the Code.

“Stock Award” shall have the meaning set forth in Section 7(c)(i).

“Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii) and Section 7(d).

“Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(v) and Section 7(d).

“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee in its sole discretion, provided that with respect to any Award that is subject to Section 409A of the Code, “Subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations. Notwithstanding the foregoing, for the purpose of determining whether a corporation or other entity is a Subsidiary for purposes of Section 5(a) hereof, if the Awards proposed to be granted to Employees of such corporation or other entity would be granted based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Sections 1.414(c)-3 and 1.414(c)-4 of the Treasury Regulations apply.

“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4.	The Committee

(a)	Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, and limitations applicable to Awards, Award programs and the shares of Common Stock issued pursuant thereto. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Sections 4(d) and 7(d) and Section 409A of the Code with respect to all Participants, and subject to the provisions of Section 162(m) of the Code with respect to Covered Employees.

(b)	Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants.

(c)	Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.

(d)	Prohibition Against Repricing. Notwithstanding any provision of the Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, or (ii) any new Awards be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

(e)

Indemnification. No member of the Committee nor any other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation

(a)	Eligible Employees. Subject to Section 7(a)(i), the Committee shall determine which Employees shall be eligible to receive Awards under the Plan. With respect to Employees subject to U.S. income tax, Options and SARs shall only be granted to such Employees who provide direct services to the Company or a Subsidiary of the Company as of the date of grant of the Option or SAR.

(b)	Participation by Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which Employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Employees and Participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan. With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a Separation from Service has occurred.

(c)

Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(c) without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary, or any Assistant Secretary or other appropriate officer of the Company, may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; and further provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code and that any such action taken with respect to an Employee who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code.

6.	Available Shares of Common Stock

(a)	Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Pursuant to and subject to the other provisions of this Section 6, effective September 10, 2009, the aggregate number of shares of Common Stock remaining available for issuance from the initial authorization of two-hundred-and-fifty million (250,000,000) shares was adjusted such that the maximum number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan from such date shall not exceed one billion, thirty-two million, eight-hundred-and-twelve thousand, and one-hundred-and-eighty-six (1,032,812,186) shares of Common Stock. Effective April 20, 2010, pursuant to amendments to the Plan approved by stockholders of the Company, (i) an additional eight-hundred million (800,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan, and (ii) additional shares of Common Stock totaling three-hundred-and-forty-six million, two-hundred-and-thirty-four thousand, and five-hundred-and-thirty-six (346,234,536) were authorized for issuance as Stock Payments in settlement of “common stock equivalent” awards granted to Employees on January 19, 2009. Effective April 21, 2011, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional four-hundred million (400,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan. For purposes of determining the number of shares of Common Stock remaining available for issuance to Participants pursuant to Awards granted under the Plan, each share of Common Stock subject to an Award granted pursuant to Section 7(a) or (b), if such Award was granted on or before April 19, 2010, will be counted as 2.3 shares of Common Stock.

(b)	Forfeited and Expired Awards. Awards made under the Plan which, at any time, are forfeited, expire or are canceled or settled without issuance of shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with Option exercise proceeds; or (iv) covered by an SAR (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

(c)	Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash; or (iii) Awards that are granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Employees as a result of such transaction.

(d)	Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(e), the aggregate number of shares of Common Stock that may be granted to any single individual during a calendar year in the form of Options, SARs, and/or Stock Awards shall not exceed twenty million, six-hundred-and-fifty-six thousand and two-hundred-and-forty-three (20,656,243).

(e)	Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring, or (ii) any combination or exchange of equity securities (including, without limitation, the exchange of preferred securities owned by the United States government for Common Stock, which transactions were consummated on July 29, 2009 and September 10, 2009), merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) and (but only to the extent permitted under Section 162(m) of the Code) to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award (subject to the limitation contained in Section 4(d)), and/or any measure of performance that relates to an outstanding Award. Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 6(e) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.

7.	Awards Under The Plan

Awards under the Plan may be granted as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.

(a)

Options. Options granted under the Plan may be Nonqualified Stock Options or ISOs or any other type of stock option permitted under the Code. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in Sections 7(a) and (d), Awards of Nonqualified Stock Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.

(i)	ISOs. The terms and conditions of any ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code, and except as provided in Section 7(d), the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted to any employee of the Company, its parent or any subsidiary of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.

(ii)	Reload Options. Except as provided in this Section 7(a)(ii), no Reload Options (as defined below) shall be granted under the Plan. With respect to the exercise of (A) any Option granted under a Prior Plan (an “Original Option”) pursuant to the terms of which a Participant tenders shares of Common Stock to pay the exercise price and arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, and thereby becomes entitled (if all other applicable conditions have been satisfied) to receive a new Option covering a number of shares of Common Stock equal to the sum of the number of shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes of the Original Option, at an exercise price equal to the Fair Market Value of a share of Common Stock on the exercise date of the Original Option, and which vests six months thereafter and expires no later than the expiration date of the underlying Original Option (a “Reload Option”) or (B) any Reload Option granted as described above, the Participant may receive a new Reload Option. Reload Options will be granted only as provided above and subject to such terms, conditions, restrictions and limitations as provided by the terms of the underlying Original Option or Reload Option (including, but not limited to, eligibility to receive subsequent grants of Reload Options upon satisfaction of the conditions specified in the terms of the underlying Original Option or Reload Option), and subject to such modifications thereto as the Committee (if permitted), in its sole discretion, may from time to time deem appropriate; provided, however, that any such modification shall comply with Section 409A of the Code, to the extent applicable. A Reload Option may not otherwise be granted under the terms of the Plan. To the extent a Reload Option is granted in respect of an Original Option granted under the Plan or Prior Plan, shares issued in connection with such Reload Option shall count towards the maximum number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan as set forth in Section 6(a) and any individual Participant pursuant to Section 6(d). A Reload Option granted hereunder shall not be subject to the minimum vesting requirements of Section 7(d).

(iii)	Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value at the time of grant.

(iv)

Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisablility, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment in U.S. dollars; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant (for any minimum period of time that the

Committee, in its discretion, may specify), valued at the fair market value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a fair market value on the date of exercise not in excess of the difference between (x) the aggregate fair market value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or cancelled.

(v)	ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or parent, as such terms are defined in Section 424(e) and (f) of the Code, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent (110%) of the Fair Market Value (at the time of grant) of the Common Stock subject to the Option.

(vi)	$100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(vii)	Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(b)	Stock Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the fair market value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR which shall be no less than 100% of the Fair Market Value of the same number of shares at the time the SAR was granted, except that if a SAR is granted retroactively in substitution for an Option, the exercise price of such SAR shall be the Fair Market Value at the time such Option was granted. Any such substitution of a SAR for an Option granted to a Covered Employee may only be made in compliance with the provisions of Section 162(m) of the Code. Except as otherwise provided in Section 7(d), Awards of SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to Employees to whom an Option could be granted under the Plan.

(c)	Stock Awards.

(i)	Form of Awards. The Committee may grant Awards (“Stock Awards”) that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including, but not limited to, Awards of Restricted Stock, Deferred Stock and Stock Units. Except as otherwise provided in Section 7(d), Stock Awards shall be subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time.

(ii)	Stock Payment. If not prohibited by applicable law and to the extent allowed by Section 7(d) of the Plan, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment under the Plan may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions. Any shares of Common Stock used for such payment may be valued at a fair market value at the time of payment as determined by the Committee in its sole discretion. Notwithstanding anything to the contrary contained herein, the shares issued subject to Stock Payments granted in settlement of “common stock equivalent” awards dated January 19, 2010, shall not be subject to Section 7(d).

(iii)	Restricted Stock. Except as otherwise provided in Section 7(d), Awards of Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(iv)	Deferred Stock. Except as otherwise provided in Section 7(d) and subject to Section 409A of the Code to the extent applicable, Awards of Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(v)	Stock Units. A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, except as otherwise provided in Section 7(d) and subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(d)

Minimum Vesting. Except for Awards referred to in Section 6(c)(ii) or (iii) and the last sentence of Section 7(c)(ii), or as provided in this Section 7(d), Section 7(a)(ii), and Section 13, Awards shall not vest in full prior to the third anniversary of the Award date; provided, however, that the

Committee may, in its sole discretion, grant Awards that provide for accelerated vesting (i) on account of a Participant’s retirement, death, disability, leave of absence, termination of employment, the sale or other disposition of a Participant’s employer or any other similar event, and/or (ii) upon the achievement of performance criteria specified by the Committee, as provided in Section 7(e). Notwithstanding the foregoing, up to twenty percent (20%) of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 6(a) may be granted subject to awards with such other vesting requirements, if any, as the Committee may establish in its sole discretion (which number of shares shall be subject to adjustment in accordance with Section 6(e) and which shall not include any shares subject to Awards referred to in Section 6(c)(ii) and (iii) and the last sentence of Section 7(c)(ii), or granted pursuant to Section 7(a)(ii), Section 7(e) or any other provision of this Section 7(d)).

(e)	Performance Criteria. At the discretion of the Committee, Awards may be made subject to, or may vest on an accelerated basis upon, the achievement of performance criteria related to a period of performance of not less than one year, which may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee. When establishing performance criteria for any performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. The Committee, in its sole discretion, may establish or measure performance criteria based on International Financial Reporting Standards or other appropriate accounting principles then in general use and accepted for financial reports the Company is required to file with the United States Securities and Exchange Commission.

8.	Forfeiture Provisions Following a Termination of Employment

Except where prohibited by applicable law, the Committee, in its discretion, may provide in any Award Agreement that, in any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant’s employment, all or some of such rights shall terminate and be forfeited or modified upon the occurrence or non-occurrence of any specified condition or event, including, but not limited to, the Participant, at any time subsequent to his or her termination of employment engaging, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary; or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The Committee shall have sole discretion to make the determination of whether any conduct, action or failure to act, or occurrence or non-occurrence of a specified event or condition has triggered the application of any provision included in an Award Agreement as contemplated by this Section 8. Notwithstanding the foregoing, unless specified otherwise in the applicable Award Agreement, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the 1934 Act. This Section 8 shall not be construed to in any way limit the applicability of Section 21(d) to any Award.

9.	Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Stock Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at fair market value at the time of purchase. Unless the Committee determines otherwise, Section 16(a) Officers may not participate in dividend reinvestment programs established under the Plan. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid or accrue with respect to any shares of Common Stock subject to an Award pursuant to Section 7(e), unless and until the relevant performance criteria have been satisfied, and then only to the extent determined by the Committee, as specified in the Award Agreement.

10.	Voting

The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by such person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules). In such cases, shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other Awards (including, for these purposes, outstanding awards granted under the Prior Plans or any other plan of the Company) that are eligible to vote (unless to do so would constitute a violation of fiduciary duties or any applicable exchange rules).

11.	Payments and Deferrals

(a)

Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may (i) postpone the exercise of Options or SARs (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents, (iv) stipulate in any Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its sole discretion. Notwithstanding the forgoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code.

(b)	If, pursuant to any Award granted under the Plan, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made.

(c)	Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d)	If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

12.	Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options (including non-qualified Reload Options) and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

13.	Change of Control

(a)	Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

(i)	provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Participant whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee;

(ii)	provide for the purchase of any Awards from a Participant whose employment has been terminated as a result of a Change of Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable;

(iii)	provide for the termination of any then outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or

(iv)	cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

For purposes of sub-paragraphs (i) and (ii) above, any Participant whose employment is terminated by the Company other than for “gross misconduct,” or by the Participant for “good reason” (each as defined in the applicable Award Agreement) upon, or on or prior to the first anniversary of, a Change of Control, shall be deemed to have been terminated as a result of the Change of Control.

(b)	A “Change of Control” shall be deemed to occur if and when:

(i)	any person, including a “person” as such term is used in Section 14(d)(2) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25 percent (25%) or more of the combined voting power of the Company’s then outstanding securities (provided, however, that, notwithstanding the foregoing, a “Change of Control” shall not include consummation of the exchange of preferred securities owned by the United States government for Common Stock, as announced by the Company in a press release dated February 27, 2009);

(ii)	any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company;

(iii)	individuals who, as of April 21, 2009, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 21, 2009 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv)	all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v)	there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

(c)	Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, the effect of a Change of Control and what constitutes a Change of Control shall be set forth in the underlying Award programs and/or Award Agreements.

14.	Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. The Committee need not require the execution of such document by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

15.	Tax Withholding

Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of any Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award in, an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. generally accepted accounting principles, to the extent applicable. To the extent that a number of shares of Common Stock sufficient to satisfy a tax withholding obligation of the Company may not be withheld (whether because the Award has not vested in full pursuant to its terms, administrative procedures in effect at such time, applicable accounting principles or any other reason), it shall be a condition to the obligation of the Company to issue shares of Common Stock upon the exercise of an Option or a SAR, or in settlement of any vested Award, that a Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any actual tax withholding liability (or any hypothetical tax owed to the Company, if such Participant is a current or former expatriate employee subject to a Company tax-equalization policy). If the amount is not timely paid to the Company in cash by such Participant, the Company may cancel the Award and refuse to issue such shares.

16.	Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.

17.	Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

18.	Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan.

19.	Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

20.	Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan.

21.	Amendment and Termination

(a)

The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, (vi) delete or limit the prohibition against repricing contained in Section 4(d), or (vii) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted). No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 5(b), Section 13(a) and Section 21(b) and (c), no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent. Unless terminated earlier by the Board, the Plan will terminate on April 21, 2014.

(b)	The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of a Participant’s offer letter or employment agreement, and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 21(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 21(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 21(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

(c)	To the extent an Award may subject a Participant to income recognition pursuant to Section 457A of the Code or any other provision of U.S. or non-U.S. income tax law prior to the time at which the Company anticipated that income attributable to the Award would become taxable to such Participant, in order to mitigate the unanticipated tax burden on such Participant the Committee may amend or modify the terms and conditions of such Award, including to accelerate the vesting of all or any portion of the Award; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of such Participant’s offer letter or employment agreement, (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 21(c) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision, and (iii) no such amendment or modification may be inconsistent with or prohibited by other provisions of the Plan. The amendment or modification of any Award pursuant to this Section 21(c) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications. To the extent the Committee amends or modifies an Award pursuant to this Section 21(c), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.

(d)

Each Award Agreement shall include any limitations, and adjustment, clawback or similar provisions, as are required under (i) the Emergency Economic Stabilization Act of 2008, as amended, and any applicable rules or regulations thereunder, (ii) any agreement entered into between the Company and the United States Treasury Department in connection with the Company’s participation in the Troubled Asset Relief Program or the Exchange Agreements dated June 9, 2009, between the Company and the United States Treasury Department and the Federal Deposit Insurance Corporation or (iii) any policy implemented at any time by the Company in its discretion to (A) comply with any other legal, regulatory or governmental requirements, directions, supervisory comments, guidance or promulgations specifically including but not limited to guidance on remuneration practices or sound incentive compensation practices promulgated by any U.S. or non-U.S. governmental agency or authority, (B) comply with the listing requirements of any stock exchange on which the Company’s Common Stock is traded or (C) comply with or enable the Company to qualify for any government loan, subsidy, investment or other program.

22.	Successors and Assigns

The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23.	Governing Law

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

24.	No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Sections 409A and 457A of the Code.

ANNEX C

2011 CITIGROUP EXECUTIVE PERFORMANCE PLAN

1. Purpose. The purpose of the 2011 Citigroup Executive Performance Plan (the “Plan”) of Citigroup Inc. (the “Company”) is to promote the interests of stockholders by (i) incentivizing officers and other key executives to contribute to the Company’s long-term profitability, thereby aligning the executives’ interests with those of the Company’s stockholders and other stakeholders; (ii) motivating officers and key executives by means of performance-related incentives that are appropriately balanced to avoid incentives for executives to take unnecessary and excessive risks; and (iii) attracting and retaining officers and key executives of outstanding ability by providing competitive incentive compensation opportunities.

2. Administration. The Plan shall be administered by the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of the Company. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan, the Committee shall have authority to:

(i) select the employees who will participate in the Plan (the “Participants”);

(ii) determine the amounts of the awards (“Awards”) to be made under the Plan, as described in Section 4; and

(iii) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan, which interpretations and determinations shall be final, binding and conclusive on all persons.

3. Participation. Participants in the Plan shall be selected for each calendar year (each such year a “Plan Year”) from those executive employees of the Company who are, or are expected to be, “covered employees” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), executive officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, or who are otherwise selected by the Committee to participate in the Plan. No employee shall at any time have a right to be selected as a Participant in the Plan for any Plan Year, or to be entitled automatically to an Award, or, having been selected as a Participant for one Plan Year, to be a Participant in any other Plan Year.

4. Awards, Performance Goals and Performance Periods.

SECTION 4.01. Awards. Awards may be earned by Participants for a specified performance period (a “Performance Period”) determined in accordance with Section 4.03; provided, however, that (i) the making of any Award under the Plan shall be contingent upon the achievement of the relevant performance goals established by the Committee (“Performance Goals”) for such Performance Period (ii) no Award may exceed the amount established by the Committee for the actual level of performance attained.

SECTION 4.02. Performance Goals.

(a) Performance Goals. Within 90 days after the commencement of a Performance Period or, if earlier, before 25 percent of such Performance Period elapses, the Committee shall establish for such Performance Period the Performance Goals and the amounts of Awards that may be earned by Participants upon their level of achievement, which may be expressed as percentages of an incentive pool or other measure prescribed by the Committee. Performance Goals may be based upon one or more of the following objective performance measures (the “Performance Criteria”) and expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, book value or book value per share, economic value added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, or regulatory achievements. Performance Goals based on such Performance Criteria may be based on the performance of the Company, any of its affiliates, any branch, department, business unit or other portion of the Company or any of its affiliates under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of companies, prior Performance Periods or other measures selected or defined by the Committee at the time of establishment of such Performance Goals.

(b) Calculation. When the Committee establishes Performance Goals, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and, if applicable, the relevant weighting assigned to such Performance Goal. To the extent permitted under Section 162(m) of the Code, in measuring the achievement of a Performance Goal, the Committee may include or exclude unrealized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, the effects of accounting, tax or legal changes, currency fluctuations, mergers and acquisitions, reserve-strengthening and other non-operating items. The Performance Goals shall also reflect appropriate adjustments for risk balancing features.

SECTION 4.03. Performance Periods. Unless otherwise determined by the Committee, each Performance Period shall commence on the first day of a Plan Year and end on the last day of such Plan Year. The Committee may establish longer Performance Periods, including multi-year Performance Periods, and the Committee may also establish shorter Performance Periods for individuals who are hired or become eligible to participate in the Plan after the commencement of a Performance Period. Unless otherwise determined by the Committee, the first Performance Period under the Plan shall commence on January 1, 2011 and end on December 31, 2011.

SECTION 4.04. Discretion. The Committee shall have no discretion to increase the amount of any Award that would otherwise be payable to a Participant upon attainment of the Performance Goals applicable to a Performance Period, or otherwise modify such Performance Goals, but the Committee may in its discretion reduce the amount or cancel such Award; provided, however, that the exercise of such negative discretion shall not be permitted to result in any increase in the amount of any Award payable to any other Participant.

SECTION 4.05. Determination of Award. The amount of a Participant’s Award for a Plan Year, if any, shall be determined by the Committee or its delegate in accordance with the level of achievement of the applicable Performance Goals and the other terms of the Plan. Prior to the making of any Awards hereunder, the Committee shall determine and certify in writing the extent to which the Performance Goals and other material terms of the Plan were satisfied.

SECTION 4.06. Maximum Award. Notwithstanding any other provision of the Plan, the maximum amount payable to a Participant under the Plan for any Plan Year shall be 0.2% of (i) the amount of income (loss) from continuing operations before income taxes of the Company minus (ii) the amount of income (loss) from continuing operations before income taxes of Citi Holdings, in each case as reported for such Plan Year in the Quarterly Financial Data Supplement that is filed as an exhibit to Citigroup’s Form 8-K reporting the results of operations for the last fiscal quarter of such Plan Year (the “Participant Limit”). In the case of an Award for a multi-year Performance Period, the Participant Limit will be measured by allocating the Award to each Plan Year (or portion thereof) within the Performance Period based upon the Performance Goals properly allocated to each Plan Year. The amount payable with respect to an Award for any Plan Year shall be measured for such Plan Year, regardless of the fact that the Award may be made in a later year. The limitation in this section shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

5. Termination of Employment.

Unless otherwise determined by the Committee in accordance with the requirements of Section 162(m) of the Code, if a Participant’s employment or service with the Company and all of its subsidiaries and affiliates terminates for any reason prior to the date the Committee certifies in accordance with Section 4.05 that the Performance Goals and other material terms of the Plan were satisfied for a Performance Period, the Participant’s Award, and all rights of the Participant to such Award for such Performance Period, will be canceled.

6. Making of Awards to Participants.

SECTION 6.01. Making of Awards. Unless the Committee determines otherwise, an Award for a Performance Period shall be granted to a Participant during the 2-1/2 month period following the end of the year in which the Performance Period ends.

SECTION 6.02. Form of Award. Awards shall be made in any form permitted (i) under the Citi Discretionary Incentive and Retention Plan, restated effective January 1, 2010, or any successor or future similar plans, or (ii) any long-term incentive award plan adopted by the Company including without limitation the Citigroup Inc. 2010 Key Employee Profit Sharing Plan and the Citigroup Inc. Key Risk Employee Plan. Subject to the terms of the Plan and Section 162(m) of the Code, the Committee shall have full discretion to determine the form, terms and conditions of any Award, which may include without limitation performance-vesting conditions and clawback provisions.

SECTION 6.03. Tax Withholding. All Awards shall be subject to tax withholding to the extent required by applicable law.

7. Forfeiture; Recovery. An Award will be canceled or forfeited or subject to recovery by the Company if (i) the Committee determines that a Participant (A) received an Award based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria, (B) knowingly engaged in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to financial statements or performance metrics, or (C) materially violated any risk limits established or revised by senior management, a business head and/or risk management, or any balance sheet or working or regulatory capital guidance provided by a business head, or (ii) a Participant’s employment is terminated on account of misconduct (as defined below). For purposes of the Plan, “misconduct” means a Participant’s engaging in any conduct that (i) is in competition with the Company’s business operations, (ii) that breaches any obligation that such Participant owes to the Company or such Participant’s duty of loyalty to the Company, (iii) is materially injurious to the Company, monetarily or otherwise, or (iv) is otherwise determined by the Committee, in its sole discretion, to constitute misconduct. Notwithstanding the foregoing, the Committee may in its discretion impose other forfeiture or recovery conditions on any Award paid in accordance with the terms of the Plan.

8. No Assignments and Transfers. A Participant shall not assign, encumber or transfer his or her rights and interests under the Plan and any attempt to do so shall render those rights and interests null and void.

9. No Rights to Awards or Employment. No employee of the Company or any of its affiliates or any other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or its affiliates.

10. Amendment or Termination. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that any such action complies with the requirements of Section 162(m) of the Code.

11. Section 162(m). The Company intends that the Plan and Awards granted under the Plan will satisfy the applicable requirements of Section 162(m) of the Code. Any provision of the Plan, and any interpretation or determination under the Plan by the Committee, which is inconsistent with this intent, shall be disregarded.

12. Effective Date. The Plan shall be effective as of January 1, 2011, provided that the Plan is approved by stockholders of the Company prior to the payment of any Award hereunder.

13. Term. The Plan shall commence on the date specified herein, and subject to Section 10 (regarding the Committee’s right to amend, suspend or terminate the Plan), shall remain in effect thereafter. As long as the Plan remains in effect, it shall be resubmitted to stockholders at least every five years as required by Section 162(m) of the Code.

14. Governing Law; Arbitration. The Plan shall be subject to and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer the interpretation of the Award to the substantive law of another jurisdiction. All disputes under the Plan shall be subject to final and binding arbitration in accordance with the Company’s arbitration policy.

ANNEX D

FORM OF CERTIFICATE OF AMENDMENT OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the restated certificate of incorporation of the Corporation, each [two][five][ten][fifteen][twenty][twenty-five][thirty] shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value [$0.01] per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: At the Effective Time, Section (A) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation shall be hereby amended to read in its entirety as follows:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [            ] ([            ]). The total number of shares of Common Stock which the Corporation shall have authority to issue is [            ] ([            ]) shares of Common Stock having a par value of one cent ($.01) per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares having a par value of one dollar ($1.00) per share.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [                    ], 20[    ].

CITIGROUP INC.

By:
Name:
Title:

D-1

Citi CITIGROUP INC. P.O. BOX 990041 HARTFORD, CT 06199-0041 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 20, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 20, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citigroup Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to http://www.citigroup.com/citigroup/corporategovernance/ar.htm. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M31029-P07467-Z54861-Z54936 KEEP THIS PORTION FOR YOUR RECORDS CITIGROUP INC. DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends a vote FOR Proposals 1-5, 1 Year on Proposal 6 and FOR on Proposal 7. 1. Proposal to elect 14 directors For Against Abstain For Against Abstain 1a. Alain J.P. Belda 1b. Timothy C. Collins 1c. Jerry A. Grundhofer 1d. Robert L. Joss 1e. Michael E. O’Neill 1f. Vikram S. Pandit 1g. Richard D. Parsons 1h. Lawrence R. Ricciardi 1i. Judith Rodin 1j. Robert L. Ryan 1k. Anthony M. Santomero 1l. Diana L. Taylor 1m. William S. Thompson, Jr. 1n. Ernesto Zedillo 2. Proposal to ratify the selection of KPMG LLP as Citi’s independent registered public accounting firm for 2011. 3. Proposal to approve Amendments to the Citigroup 2009 Stock Incentive Plan. 4. Approval of Citi’s 2011 Executive Performance Plan. 5. Advisory Vote on Citi’s 2010 Executive Compensation. The Board of Directors recommends you 1 Year 2 Years 3 Years Abstain vote 1 year on the following proposal: 6. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. 7. Proposal to approve the Reverse Stock Split Extension. For Against Abstain The Board of Directors recommends a vote AGAINST Proposals 8 through 12. 8. Stockholder proposal regarding political non-partisanship. 9. Stockholder proposal requesting a report on political contributions. 10. Stockholder proposal requesting a report on restoring trust and confidence in the Financial System. 11. Stockholder proposal requesting that stockholders holding 15% or above have the right to call special stockholder meetings. 12. Stockholder proposal requesting that the Audit Committee conduct an independent review and report on controls related to loans, foreclosures, and securitizatons. Please indicate if you would like to keep your vote confidential under the current policy. Please indicate if you plan to attend the meeting and vote these shares in person. For Against Abstain Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET 2011 Annual Meeting of Stockholders April 21, 2011 at 9:00 a.m. at The Hilton New York, 1335 Avenue of the Americas, New York, New York The entrance to the Hilton is on Avenue of the Americas (6th Ave.) between West 53rd Street and West 54th Street. You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you submit your proxy by telephone or Internet, do not return your proxy card. Thank you for your proxy submission. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://www.citigroup.com/citigroup/corporategovernance/ar.htm. M31030-P07467-Z54861-Z54936 CITIGROUP INC. Proxy Solicited on Behalf of the Board of Directors of Citigroup Inc. for the Annual Meeting, April 21, 2011 The undersigned hereby constitutes and appoints Richard D. Parsons, Vikram S. Pandit and Michael S. Helfer, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Citigroup Inc. (“Citigroup”) to be held at The Hilton New York, 1335 Avenue of the Americas, New York, New York, on Thursday, April 21, 2011, at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. If shares of Citigroup Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup Common Stock in the undersigned’s name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-5, 1 Year on Proposal 6 and FOR on Proposal 7 and AGAINST Proposals 8-12 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting. The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE